As filed with the Securities and Exchange Commission on June 13, 2003
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                SPECTRASITE, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                              4899                        56-2027322
(State or other jurisdiction of        (Primary Standard Industrial         (IRS Employer
 incorporation or organization)        Classification Code Number)        Identification No.)

                               -------------------

                            400 REGENCY FOREST DRIVE
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  JOHN H. LYNCH
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                SPECTRASITE, INC.
                            400 REGENCY FOREST DRIVE
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112

            (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                              -------------------
                                   Copies to:

                             RAPHAEL M. RUSSO, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

                               -------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

                               -------------------

                                            CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                             PROPOSED
          TITLE OF EACH CLASS          AMOUNT TO BE      MAXIMUM OFFERING       MAXIMUM AGGREGATE            AMOUNT OF
    OF SECURITIES TO BE REGISTERED      REGISTERED        PRICE PER SHARE       OFFERING PRICE (1)      REGISTRATION FEE (2)
-----------------------------------------------------------------------------------------------------------------------------
8 1/4% Senior Notes Due 2010          $200,000,000              100%               $200,000,000              $16,180
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

                              -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. this preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted


                   SUBJECT TO COMPLETION, DATED JUNE 13, 2003

PRELIMINARY PROSPECTUS

                                SPECTRASITE, INC.

                         EXCHANGE OFFER FOR $200,000,000
                          8 1/4% SENIOR NOTES DUE 2010

     We are offering to exchange all of our outstanding 8 1/4% Senior Notes due 2010, which were issued on May 21, 2003, and which We refer to as the initial notes, for a like aggregate amount of our registered 8 1/4% Senior Notes due 2010, which we refer to as the exchange notes. We will pay interest on the exchange notes semi-annually on May 15 and November 15 of each year, beginning November 15, 2003. The exchange notes will mature on May 15, 2010.

     We may redeem all or part of the exchange notes on or after May 15, 2006. Prior to May 15, 2006, we may redeem up to 35% of the exchange notes from the proceeds of certain equity offerings. Redemption prices are set forth under "Description of the Notes -- Redemption -- Terms of Optional Redemption."

     The exchange notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to our future subordinated unsecured debt. The exchange notes also will effectively rank junior to all of our existing and future secured debt and to all liabilities of our subsidiaries. As of March 31, 2003, after giving effect to the offering of the initial notes, our only debt outstanding would have been $200.0 million of senior notes issued in the offering of the initial notes. Our subsidiaries would have had approximately $512.9 million of secured debt and, after giving effect to the amendment to our credit facility, the ability to borrow up to an additional $200 million in secured debt and letters of credit under our credit facility, subject to certain conditions. Our subsidiaries will not guarantee the exchange notes.

TERMS OF THE EXCHANGE OFFER

     o It will expire at 5:00 p.m., New York City time, on , 2003, unless we extend it.

     o If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for exchange notes.

     o You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

     o The exchange notes that we will issue to you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

     o The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

     BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 15.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."


                 The date of this prospectus is         , 2003.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.............................................................2
Risk Factors..................................................................15
Forward-Looking Statements....................................................24
Use of Proceeds...............................................................25
Capitalization................................................................25
Selected Historical Consolidated Financial and Other Data.....................26
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.......................................................29
Business......................................................................42
Management....................................................................49
Principal Stockholders........................................................54
Certain Relationships and Related Transactions................................55
Description of the Credit Facility............................................57
The Exchange Offer............................................................59
Description of the Notes......................................................68
Material U.S. Federal Income Tax Consequences................................107
Plan of Distribution.........................................................113
Legal Matters................................................................113
Experts......................................................................113
Where You Can Find More Information..........................................113
Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE EXCHANGE NOTES. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS. UNLESS THE CONTEXT INDICATES OR REQUIRES OTHERWISE, THE TERMS "SPECTRASITE," "WE," "OUR" AND "COMPANY" REFER TO SPECTRASITE, INC. (FORMERLY KNOWN AS SPECTRASITE HOLDINGS, INC.), THE ISSUER OF THE NOTES, AND ITS WHOLLY OWNED SUBSIDIARIES AND ALL PREDECESSOR ENTITIES, COLLECTIVELY. IN ADDITION, "COMMUNICATIONS" REFERS TO SPECTRASITE COMMUNICATIONS, INC., A WHOLLY OWNED SUBSIDIARY OF SPECTRASITE. THE TERM "INITIAL NOTES" REFERS TO THE 8 1/4% SENIOR NOTES DUE 2010 THAT WERE ISSUED ON MAY 21, 2003 IN A PRIVATE OFFERING. THE TERM "EXCHANGE NOTES" REFERS TO THE 8 1/4% SENIOR NOTES DUE 2010 OFFERED BY THIS PROSPECTUS. THE TERM "NOTES" REFERS TO THE INITIAL NOTES AND THE EXCHANGE NOTES, COLLECTIVELY.

                                   SPECTRASITE

OVERVIEW

     We are one of the largest wireless and broadcast tower operators in the United States. Our businesses include the ownership and leasing of antenna sites on wireless and broadcast towers, the ownership and leasing of distributed antenna systems within buildings, managing rooftop telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers.

     We operate in two business segments: wireless and broadcast.

     WIRELESS. As of March 31, 2003, we owned or operated 7,414 wireless towers and antenna sites, primarily located in the top 100 markets in the United States. We have major metropolitan market clusters in Los Angeles, Chicago, San Francisco, Philadelphia, Detroit and Dallas. Our principal business is the leasing of space on our towers to wireless carriers, which represents more than 95% of our monthly wireless leasing revenues.

     o TOWER OWNERSHIP, LEASING AND MANAGEMENT. We are one of the largest independent owners and operators of wireless communications towers in the United States. Our wireless leasing customers are leading wireless service providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile, Verizon Wireless and their affiliates. Together, these customers account for more than 89% of our monthly wireless leasing revenues.

     o IN-BUILDING ACCESS. We are a leading provider of in-building neutral host distributed antenna systems serving telecommunications carriers in the United States. We have the exclusive rights to provide wireless carriers access to in-building coverage in over 300 retail shopping malls, casino/hotel resorts and office buildings in the United States.

     o ROOFTOP MANAGEMENT. We provide rooftop management services to telecommunications carriers in the United States. We are the exclusive site manager for over 11,000 real estate properties, with significant access clusters in major metropolitan areas.

     BROADCAST. As of March 31, 2003, we owned and operated 74 broadcast towers. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represent approximately 50% of the existing broadcast tower infrastructure in the United States.

     o BROADCAST TOWER OWNERSHIP. We are one of the largest independent owners and operators of broadcast towers in the United States. We provide antenna site leasing services, which involve the leasing of antenna space on our broadcast towers to broadcasters and wireless carriers.

     o BROADCAST TOWER SERVICES. We are a leading provider of broadcast tower analysis, design, installation and technical services.

COMPETITIVE STRENGTHS

     We believe that we are distinguished by the following competitive strengths:

     o HIGH QUALITY ASSETS. We believe that our quality portfolio of tower assets, including our tower clusters in major metropolitan areas, makes us a preferred provider for the wireless industry.

     o CONSERVATIVE CAPITAL STRUCTURE. We currently operate with the lowest level of total debt among the publicly traded tower companies. We have substantially completed the build-out of our wireless tower portfolio and terminated our build-to-suit contracts with wireless carriers. These measures have reduced our capital expense commitments and reduced our future funding requirements. We have also reduced the revolving portion of our credit facility from $300 million to $200 million.

     o STABLE CORE LEASING BUSINESS. Our focus on the leasing of antenna space on communications towers provides us with a recurring, stable cash flow stream due to the long-term nature of our customer contracts and the significant relocation costs for our existing tenants. Because our tower operating expense generally does not grow as we add co-location tenants, once a tower is built for an anchor tenant, co-location tenants provide high incremental cash flow.

     o EXPERIENCED MANAGEMENT. Our senior management team has been in place for four years and has an average of over eleven years of experience in the wireless industry. In addition, our senior management team remained intact throughout our recent restructuring.

BUSINESS STRATEGY

     The principal features of our business strategy are to:

     o MAXIMIZE USE OF OUR TOWER CAPACITY. We believe that our highest returns will be achieved by leasing additional space on our existing towers. Because the costs of operating a tower are largely fixed, increasing utilization will significantly improve our operating margins.

     o TAKE ADVANTAGE OF OUR MAJOR MARKET PRESENCE. 57% of our wireless antenna sites are located in the top 50 markets in the United States. We believe the increase in peak minutes of use in these markets increases the likelihood that carriers will deploy more capital to expand their network capacity in these markets than in other markets.

     o LEVERAGE EXISTING RELATIONSHIPS WITH WIRELESS SERVICE PROVIDERS AND THEIR PROGRAM MANAGEMENT COMPANIES. Maintaining and cultivating relationships with wireless service providers is a critical focus of our sales and marketing program. We have a dedicated group of sales representatives that focus on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

     o CAPITALIZE ON OUR INDUSTRY LEADING POSITION IN PROVIDING SHARED INFRASTRUCTURE SOLUTIONS TO WIRELESS CARRIERS. We have the largest operational base of distributed antenna systems providing in-building wireless coverage in the tower industry. We also have a leading position in distributed radio frequency transport. We believe wireless carriers will commit greater financial resources to these areas as they seek to improve network quality and provide high quality network coverage.

                               RECENT DEVELOPMENTS

     On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. We emerged from bankruptcy on February 10, 2003. Our operating subsidiaries, including SpectraSite Communications, Inc., were not part of the bankruptcy reorganization. Our senior management team remained with the company through the reorganization. Upon our emergence from bankruptcy, our largest stockholders are affiliates of Apollo

Management V, L.P. and certain funds managed by Oaktree Capital Management, LLC. Members of our management team have options representing an aggregate of 10.0% of our fully diluted common stock.

     In order to focus on our core leasing business, we completed the sale of our network services division on December 31, 2002. In connection with the sale, we reduced our headcount by more than 1,000.

     On February 10, 2003, we sold 545 towers to Cingular. We used the net proceeds to repay approximately $73.5 million of outstanding term loans under our credit facility. As of March 31, 2003, we had $707.0 million outstanding under the credit facility.

     Effective May 14, 2003, we amended our credit facility to, among other things, reduce our unused $300 million commitment under our revolving credit facility by $100 million in exchange for moderately increasing the ratios in our leverage covenant in future periods.

                          SUMMARY OF THE EXCHANGE OFFER

     We are offering to exchange $200,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer..................       We will exchange our exchange notes for a
                                       like aggregate principal amount of our
                                       initial notes.

Expiration Date.................       This exchange offer will expire at 5:00
                                       p.m., New York City time, on ___________,
                                       2003, unless we decide to extend it.

Conditions to the
   Exchange Offer...............       We will complete this exchange offer only
                                       if:

                                       o    there is no change in the laws and
                                            regulations which would impair our
                                            ability to proceed with this
                                            exchange offer;

                                       o    there is no change in the current
                                            interpretation of the staff of the
                                            Securities and Exchange Commission
                                            which permits resales of the
                                            exchange notes;

                                       o    there is no stop order issued by the
                                            Securities and Exchange Commission
                                            which would suspend the
                                            effectiveness of the registration
                                            statement which includes this
                                            prospectus or the qualification of
                                            the exchange notes under the Trust
                                            Indenture Act of 1939;

                                       o    there is no litigation or threatened
                                            litigation which would impair our
                                            ability to proceed with this
                                            exchange offer; and

                                       o    we obtain all the governmental
                                            approvals we deem necessary to
                                            complete this exchange offer.

                                       For more information regarding the
                                       conditions to this exchange offer, please refer to the section in this prospectus entitled "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
   Initial Notes................       To participate in this exchange offer,
                                       you must complete, sign and date the
                                       letter of transmittal or its facsimile
                                       and transmit it, together with your
                                       initial notes to be exchanged and all
                                       other documents required by the letter of transmittal, to The Bank of New York, as exchange agent, at its address indicated under "The Exchange Offer-- Exchange
                                       Agent." In the alternative, you can
                                       tender your initial notes by book-entry
                                       delivery following the procedures
                                       described in this prospectus. If your
                                       initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly to tender your initial notes in this exchange offer. For more information on tendering your notes, please refer to the section in this prospectus entitled "The
                                       Exchange Offer-- Procedures for Tendering
                                       Initial Notes."

Special Procedures for
   Beneficial Owners............       If you are a beneficial owner of initial
                                       notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery
   Procedures...................       If you wish to tender your initial notes
                                       and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The
                                       Exchange Offer -- Procedures for
                                       Tendering Initial Notes -- Guaranteed
                                       Delivery
                                       Procedure."

Withdrawal Rights...............       You may withdraw the tender of your
                                       initial notes at any time before 5:00
                                       p.m., New York City time, on the
                                       expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange
                                       Offer-- Exchange Agent" before 5:00 p.m.,
                                       New York City time, on the expiration
                                       date of the exchange offer. For more
                                       information on how to withdraw a tender
                                       of initial notes, please refer to the
                                       section of the prospectus entitled "The
                                       Exchange Offer-- Withdrawal of Tenders."

Acceptance of Initial Notes and
   Delivery of Exchange Notes...       If all the conditions to the completion
                                       of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer --
                                       Acceptance of Initial Notes for Exchange;
                                       Delivery of Exchange Notes."

Federal Income Tax
   Considerations Relating to
   the Exchange Offer...........       Exchanging your initial notes for
                                       exchange notes will not be a taxable
                                       event to you for United States federal
                                       income tax purposes. Please refer to the section of this prospectus entitled
                                       "Material U.S. Federal Income Tax
                                       Consequences."

Exchange Agent..................       The Bank of New York is serving as
                                       exchange agent in the exchange offer.

Fees and Expenses...............       We will pay all expenses related to this
                                       exchange offer. Please refer to the
                                       section of this prospectus entitled "The
                                       Exchange Offer -- Fees and Expenses."

Use of Proceeds.................       We will not receive any proceeds from the
                                       issuance of the exchange notes. We are
                                       making this exchange offer solely to
                                       satisfy our obligations under our
                                       registration rights agreement entered
                                       into in connection with the offering of
                                       the initial notes.

Consequences to Holders Who Do
     Not Participate in the
     Exchange Offer.............       If you do not participate in this
                                       exchange offer:

                                       o    except as set forth below, you will
                                            not necessarily be able to require
                                            us to register your initial notes
                                            under the Securities Act of 1933;

                                       o    you will not be able to resell,
                                            offer to resell or otherwise
                                            transfer your initial notes unless
                                            they are registered under the
                                            Securities Act or unless you resell,
                                            offer to resell or otherwise
                                            transfer them under an exemption
                                            from the registration requirements
                                            of, or in a transaction not subject
                                            to, the Securities Act; and

                                       o    the trading market for your initial
                                            notes will become more limited to
                                            the extent other holders of initial
                                            notes participate in the exchange
                                            offer.

                                       You will not be able to require us to
                                       register your initial notes under the
                                       Securities Act unless:

                                       o    the initial purchasers request us to
                                            register initial notes that are not
                                            eligible to be exchanged for
                                            exchange notes in the exchange
                                            offer; or

                                       o    you are not eligible to participate
                                            in the exchange offer or do not
                                            receive freely tradable exchange
                                            notes in the exchange offer.

                                       In these cases, the registration rights
                                       agreement requires us to file a
                                       registration statement for a continuous
                                       offering in accordance with Rule 415
                                       under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.
                                       Please refer to the section of this
                                       prospectus entitled "The Exchange Offer
                                       -- Your Failure to Participate in the
                                       Exchange Offer
                                       Will Have Adverse Consequences."

Resales.........................       It may be possible for you to resell the
                                       notes issued in the exchange offer
                                       without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "-- Obligations of
                                       Broker-Dealers" below.

                                       To tender your initial notes in this
                                       exchange offer and resell the exchange
                                       notes without compliance with the
                                       registration and prospectus delivery
                                       requirements of the Securities Act, you
                                       must make the following representations:

                                       o    you are authorized to tender the
                                            initial notes and to acquire
                                            exchange notes, and that we will
                                            acquire good and unencumbered title
                                            thereto;

                                       o    the exchange notes acquired by you
                                            are being acquired in the ordinary
                                            course of business;

                                       o    you have no arrangement or
                                            understanding with any person to
                                            participate in a distribution of the
                                            exchange notes and are not
                                            participating in, and do not intend
                                            to participate in, the distribution
                                            of such exchange notes;

                                       o    you are not an "affiliate," as
                                            defined in Rule 405 under the
                                            Securities Act, of ours, or you will
                                            comply with the registration and
                                            prospectus delivery requirements of
                                            the Securities Act to the extent
                                            applicable;

                                       o    if you are not a broker-dealer, you
                                            are not engaging in, and do not
                                            intend to engage in, a distribution
                                            of exchange notes; and

                                       o    if you are a broker-dealer, initial
                                            notes to be exchanged were acquired
                                            by you as a result of market-making
                                            or other trading activities and you
                                            will deliver a prospectus in
                                            connection with any resale, offer to
                                            resell or other transfer of such
                                            exchange notes.

                                       Please refer to the sections of this
                                       prospectus entitled "The Exchange Offer
                                       -- Procedures for Tendering Initial Notes
                                       -- Proper Execution and Delivery of
                                       Letters of Transmittal," "Risk Factors --
                                       Risks Relating to the Exchange Offer --
                                       Some persons who participate in the
                                       exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of
                                       Distribution."

Obligations of
   Broker-Dealers...............       If you are a broker-dealer (1) that
                                       receives exchange notes, you must
                                       acknowledge that you will deliver a
                                       prospectus in connection with any resales of the exchange notes, (2) that acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or
                                       (3) that acquired the initial notes
                                       directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities
                                       Act in connection with resales of the
                                       exchange notes.


                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer..........................       SpectraSite, Inc.

Exchange Notes..................       $200,000,000 aggregate principal amount
                                       of 8 1/4% senior notes due 2010. The
                                       forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under the registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Maturity Date...................       May 15, 2010.

Interest........................       8 1/4% per annum, payable semi-annually
                                       in arrears on May 15 and November 15,
                                       commencing November 15, 2003.

Security and Ranking............       The notes will be our unsecured senior
                                       obligations and will rank equally with
                                       all of our unsecured senior debt. The
                                       notes will effectively rank junior to all of the debt and other liabilities of our subsidiaries. As of March 31, 2003, after giving effect to the offering of the initial notes, our only debt outstanding would have been $200.0 million of senior notes issued in the offering of the initial notes. Our subsidiaries would have had approximately $512.9 million of secured debt and, after giving effect to the amendment to our credit facility, the ability to borrow up to an additional
                                       $200 million in secured debt and letters of credit under our credit facility, subject to certain conditions.

Optional Redemption.............       Except in the case of certain equity
                                       offerings by us, we cannot redeem the
                                       exchange notes until May 15, 2006. At any time, which may be more than once, after that date, we may redeem some or all of the exchange notes at certain specified prices, plus accrued interest. At any time, which may be more than once, before May 15, 2006, we can choose to buy back up to 35% of the exchange notes with money that we raise in certain equity offerings, as long as:

                                       o    we pay 108.25% of the principal
                                            amount of the exchange notes bought,
                                            plus interest;

                                       o    we buy the exchange notes back
                                            within 90 days of completing the
                                            equity offering; and

                                       o    at least 65% of the exchange notes
                                            originally issued remain outstanding
                                            afterwards.

                                       Please refer to the section of this
                                       prospectus entitled "Description of the
                                       Notes -- Redemption."

Change of Control...............       Upon the occurrence of specified change
                                       of control events, we will be required to make an offer to repurchase all of the exchange notes. The purchase price will be 101% of the outstanding principal amount of the exchange notes plus any accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Please refer to the section of this prospectus entitled
                                       "Description of the Notes-- Change of
                                       Control." Our ability to complete a
                                       change of control repurchase may be
                                       limited by the terms of our credit
                                       facility or our other indebtedness and by the availability of sufficient funds to complete the repurchase.

Certain Covenants...............       The indenture governing the exchange
                                       notes will limit what we may do. The
                                       provisions of the indenture will limit
                                       our ability to:

                                       o    incur more debt;

                                       o    pay dividends and make
                                            distributions;

                                       o    issue stock of subsidiaries;

                                       o    make certain investments;

                                       o    repurchase stock;

                                       o    create liens;

                                       o    enter into transactions with
                                            affiliates;

                                       o    enter into sale-leaseback
                                            transactions;

                                       o    merge or consolidate; and

                                       o    transfer and sell assets.

                                       These covenants are subject to important qualifications and exceptions, which are described under "Description of the Notes-- Certain Covenants."

Absence of a Public Market for
     the Exchange Notes.........       The exchange notes are new securities
                                       with no established market for them. We
                                       cannot assure you that a market for these exchange notes will develop or that this market will be liquid. We do not expect to list the exchange notes on any national securities exchange nor do we intend to have the exchange notes qualified to trade on any other market system. Please refer to the section of this prospectus entitled "Risk Factors--
                                       Risks Relating to the Exchange Notes--
                                       There may be no active trading market for the notes."

Form of the Exchange Notes......       The exchange notes will be represented by
                                       one or more permanent global securities
                                       in registered form deposited on behalf of The Depository Trust Company with The
                                       Bank of New York, as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled "Description of the
                                       Notes-- Exchange of Book-Entry Notes for
                                       Certificated Notes" occurs. Instead,
                                       beneficial interests in the exchange
                                       notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book entry form by The Depository Trust
                                       Company with respect to its participants.


                                  RISK FACTORS

     See "Risk Factors" immediately following this summary for a discussion of some of the risks relating to participating in the exchange offer and investing in the exchange notes.

                          INFORMATION ABOUT SPECTRASITE

     Our principal executive offices are located at 400 Regency Forest Drive, Cary, North Carolina 27511, and our telephone number at that address is (919) 468-0112. Our World Wide Web site address is http://www.spectrasite.com. The information in our website is not part of this prospectus.

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth summary historical consolidated financial and other data. The periods prior to our emergence from chapter 11 have been designated "predecessor company" and the periods subsequent to that date have been designated "reorganized company." The balance sheet data as of December 31, 2000, 2001 and 2002 and the statement of operations data for the years ended December 31, 2000, 2001 and 2002 are derived from our audited consolidated financial statements. The balance sheet data as of March 31, 2002, January 31, 2003 and March 31, 2003 and the statement of operations data for the three months ended March 31, 2002 and for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company have been derived from our unaudited financial statements. In our opinion, they include all adjustments (consisting only of normal recurring adjustments for the predecessor company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the predecessor company for the one month period ended January 31, 2003, for the reorganized company for the two months ended March 31, 2003 and for the combined predecessor and reorganized company for the three months ended March 31, 2003) necessary to present fairly the information set forth therein.

     As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. Management believes that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. Operating results for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

     The information set forth below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. Prior period information has been restated to present the operations of the network services division as a discontinued operation.

                                           ----------------------------------------------------------------------------------------
                                                                                                                         COMBINED
                                                                                                                       PREDECESSOR
                                                                                                                            AND
                                                                                                                       REORGANIZED
                                                                                                         REORGANIZED     COMPANY
                                                              PREDECESSOR COMPANY(1)                     COMPANY (1)      (1)(2)
                                           -----------------------------------------------------------   ----------    ------------
                                                                                    THREE                                  THREE
                                                                                   MONTHS    ONE MONTH   TWO MONTHS    THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,          ENDED      ENDED        ENDED          ENDED
                                           ------------------------------------   MARCH 31,  JANUARY 31,  MARCH 31,      MARCH 31,
                                              2000          2001        2002        2002        2003        2003           2003
                                           ----------    ----------  ----------  ----------  ---------   ----------    ------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER TOWER DATA)
Statement of Operations Data:
   Revenues:
   Site leasing.....................       $  116,476    $  221,614  $  282,525   $ 65,952   $  25,556    $ 51,069      $  76,625
                                           ----------    ----------  ----------   --------   ---------    --------      ---------
   Broadcast services...............           38,593        38,211      26,809      6,452       1,237       3,575          4,812
      Total revenues................          155,069       259,825     309,334     72,404      26,793      54,644         81,437
                                           ----------    ----------  ----------   --------   ---------    --------      ---------
Operating expenses:
   Costs of operations (excluding
       depreciation, amortization
       and accretion expense):
   Site leasing.....................           46,667        91,689     108,540     25,505       8,840      17,060         25,900
   Broadcast services...............           26,245        29,538      21,158      5,370       1,492       2,889          4,381
   Selling, general and
        administrative expenses.....           51,825        72,431      58,037     15,520       4,280       8,686         12,966
   Depreciation, amortization
        and accretion expense(3)....           78,103       165,267     189,936     44,638      16,075      16,826         32,901
   Restructuring and non-recurring
        charges.....................               --       142,599      28,570         --          --          --             --
                                           ----------    ----------  ----------   --------   ---------    --------      ---------

                                         ----------------------------------------------------------------------------------------
                                                                                                                         COMBINED
                                                                                                                       PREDECESSOR
                                                                                                                            AND
                                                                                                                       REORGANIZED
                                                                                                       REORGANIZED       COMPANY
                                                            PREDECESSOR COMPANY(1)                     COMPANY (1)        (1)(2)
                                         -----------------------------------------------------------   ----------      ------------
                                                                                    THREE                                  THREE
                                                                                   MONTHS    ONE MONTH   TWO MONTHS    THREE MONTHS
                                                 YEAR ENDED DECEMBER 31,            ENDED      ENDED        ENDED          ENDED
                                         --------------------------------------   MARCH 31,  JANUARY 31,  MARCH 31,      MARCH 31,
                                            2000          2001          2002        2002        2003        2003           2003
                                         ----------    ----------    ----------  ----------  ---------   ----------    ------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER TOWER DATA)
      Total operating expenses......        202,840       501,524       406,241       91,033       30,687       45,461       76,148
                                         ----------    ----------    ----------   ----------   ----------   ----------   ----------
Operating income (loss).............     $  (47,771)   $ (241,699)   $  (96,907)  $  (18,629)  $   (3,894)  $    9,183   $    5,289
Gain on debt discharge..............             --            --            --           --    1,034,764           --    1,034,764
Income (loss) from continuing
   operations.......................     $ (163,059)   $ (660,627)   $ (338,979)  $  (77,790)  $1,025,788   $   (1,692)  $1,024,096

Statement of Cash Flows Data:
Net cash provided by (used in)
   operating activities.............     $   11,365    $  (12,133)   $   36,286   $    4,202   $    5,892   $   11,927   $   17,819
Net cash provided by (used in)
   investing activities.............     (1,108,690)     (984,724)      (69,966)     (39,768)      (2,737)      78,873       76,136
Net cash provided by (used in)
   financing activities.............      1,612,200       475,751        83,094       89,586      (10,884)     (76,128)     (87,012)
Capital expenditures................        658,283       958,945        71,248       39,018        2,737        2,255        4,992

Balance Sheet Data (at end of period):
Cash, cash equivalents and short
   term investments.................     $  552,653    $   31,547    $   80,961   $   85,567   $   73,442   $   87,904   $   87,904
Total assets........................      3,054,105     3,203,425     2,578,456    2,834,032    2,577,575    1,597,487    1,597,487
Total long-term debt................      1,709,055     2,326,177       792,083    2,446,833      783,442      707,383      707,383
Liabilities subject to compromise...             --            --     1,763,286           --    1,763,286           --           --
   Total shareholders' equity
      (deficit).....................      1,224,800       719,345       (75,127)     252,567      (96,678)     684,166      684,166

Selected Operating Data and Ratios
   (at end of period):
EBITDA(4)...........................     $   32,904    $  (74,307)   $   93,724   $   26,298   $    12,181  $   26,099    $  38,190
Ratio of earnings to fixed
   charges (5)......................             --            --            --           --        133.1           --         45.8
Deficiency of earnings to
   cover fixed charges (5)..........       (158,814)     (613,580)     (337,394)     (77,962)          --         (932)          --
Number of owned or operated
   towers...........................          5,030         7,925         8,036        8,015        8,035        7,488        7,488

---------------

(1) On February 10, 2003, we emerged from chapter 11. References to the combined predecessor and reorganized company represent the one month period ended January 31, 2003 for the predecessor company and the two months ended March 31, 2003 for the reorganized company. In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), we adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "predecessor company" and the periods subsequent to January 31, 2003 have been designated "reorganized company." As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after the effective date are not comparable to our financial statements for prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company.

(2) On February 10, 2003, we sold 545 towers to Cingular. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Tower Acquisitions and Dispositions" for a presentation of the three months ended March 31, 2003, giving effect to the sale as if it had occurred on January 1, 2003.

(3) Depreciation, amortization and accretion expense for the one-month and two-month periods are not proportional because the predecessor company and the reorganized company used different bases of accounting.

(4) EBITDA consists of operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use this measure to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to amounts such as depreciation and amortization, which may vary significantly depending on accounting methods or non-operating factors such as historical cost bases. EBITDA was calculated as follows for the periods indicated:

                                         ------------------------------------------------------------------------------------------
                                                                                                                          COMBINED
                                                                                                                        PREDECESSOR
                                                                                                                            AND
                                                                                                                        REORGANIZED
                                                                                                       REORGANIZED        COMPANY
                                                            PREDECESSOR COMPANY(1)                     COMPANY (1)         (1)(2)
                                         --------------------------------------------------------------   ----------    ------------
                                                                                    THREE                                  THREE
                                                                                   MONTHS     ONE MONTH    TWO MONTHS   THREE MONTHS
                                                 YEAR ENDED DECEMBER 31,            ENDED       ENDED        ENDED         ENDED
                                         --------------------------------------   MARCH 31,   JANUARY 31,   MARCH 31,     MARCH 31,
                                            2000          2001          2002        2002         2003         2003          2003
                                         ----------    ----------    ----------  ----------   ---------    ----------   ------------
                                                                           (DOLLARS IN THOUSANDS)
Operating income (loss)..............    $ (47,771)    $(241,699)    $  (96,907)  $ (18,629)  $  (3,894)   $   9,183     $    5,289
Depreciation, amortization and
   accretion expense.................       78,103       165,267        189,936      44,638      16,075       16,826         32,901
Non-cash compensation charges........        2,572         2,125            695         289          --           --             --
                                         ---------     ---------     ----------   ---------   ---------    ----------    ----------
EBITDA                                   $  32,904     $ (74,307)    $   93,724   $  26,298   $  12,181    $  26,009     $   38,190
                                         ---------     ---------     ----------   ---------   ---------    ----------    ----------


(5)  The ratio of earnings to fixed charges is computed by dividing income
     (loss) before income taxes and fixed charges by fixed charges. Fixed charges consist of interest charges, amortization of debt discount and debt issuance costs, and that portion of rental expense SpectraSite believes to be representative of interest. Earnings were not sufficient to cover fixed charges, and, therefore, the ratio is not meaningful, for all periods presented in the table, except for the one month ended January 31, 2003 and the three months ended March 31, 2003.

                                  RISK FACTORS

     INVESTING IN THE EXCHANGE NOTES INVOLVES SUBSTANTIAL RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE INVESTING IN THE EXCHANGE NOTES. CERTAIN STATEMENTS IN "RISK FACTORS" ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS."

RISKS RELATING TO OUR INDEBTEDNESS

   OUR SUBSTANTIAL INDEBTEDNESS COULD IMPAIR OUR FINANCIAL CONDITION.

     Even after our recent restructuring, we are, and will continue to be, highly leveraged. As of March 31, 2003, after giving effect to the offering of the initial notes, we would have had $712.9 million of consolidated debt. Our high level of indebtedness could have important consequences to us. For example, it could:

     o increase our vulnerability to general adverse economic and industry conditions;

     o    limit our ability to obtain additional financing;

     o require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

     o place us at a competitive disadvantage relative to less leveraged competitors.

     Our ability to generate sufficient cash flow from operations to pay the principal of, and interest on, our indebtedness is uncertain. In particular, we may not meet our anticipated revenue growth and operating expense targets, and, as a result, our future debt service obligations, including our obligations on the exchange notes, could exceed cash available to us. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

     In addition, we may be able to incur significant additional indebtedness in the future. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase, which could have a material adverse effect on us and may make it difficult for us to satisfy our obligations on the exchange notes.

         REPAYMENT OF THE PRINCIPAL OF OUR OUTSTANDING INDEBTEDNESS, INCLUDING THE EXCHANGE NOTES, MAY REQUIRE ADDITIONAL FINANCING. WE ARE NOT CERTAIN OF THE SOURCE OR AVAILABILITY OF ANY SUCH FINANCING AT THIS TIME.

     Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations, including the exchange notes, will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative and business factors, many of which are beyond our control. In addition, we currently anticipate that, in order to pay the principal of our outstanding indebtedness, including the exchange notes, or to repay such indebtedness upon a change of control as defined in the instruments governing our indebtedness, we may be required to adopt one or more alternatives, such as refinancing our indebtedness or selling our equity securities or the equity securities or assets of our subsidiaries. We cannot assure you that we could affect any of the foregoing alternatives on terms satisfactory to us, that any of the foregoing alternatives would enable us to pay the interest or principal of our indebtedness or that any of such alternatives would be permitted by the terms of our credit facility and other indebtedness then in effect. See "Description of the Credit Facility" and "Description of the Notes."

   THE TERMS OF OUR CREDIT FACILITY AND THE INDENTURE RELATING TO THE EXCHANGE NOTES MAY RESTRICT OUR CURRENT AND FUTURE OPERATIONS, PARTICULARLY OUR ABILITY TO RESPOND TO CHANGES IN OUR BUSINESS OR TO TAKE CERTAIN ACTIONS.

     Our credit facility and the indenture relating to the exchange notes contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

     o    incur additional debt;

     o    pay dividends and make other restricted payments;

     o    create liens;

     o    make investments;

     o    engage in sales of assets and subsidiary stock;

     o    enter into sale-leaseback transactions;

     o    enter into transactions with affiliates;

     o transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

     o    make capital expenditures.

     The credit facility also requires us to maintain certain financial ratios. A failure by us to comply with the covenants or financial ratios contained in the credit facility could result in an event of default under the facility which could materially and adversely affect our operating results and our financial condition. In the event of any default under our credit facility, the lenders under our credit facility will not be required to lend any additional amounts to us. The lenders also could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on the exchange notes, any of which could result in an event of default under the exchange notes. If the indebtedness under our credit facility or the exchange notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay this indebtedness in full.
See "Description of the Credit Facility" and "Description of the Notes."

RISKS RELATING TO OUR BUSINESS

   WE RECENTLY EMERGED FROM A CHAPTER 11 BANKRUPTCY REORGANIZATION AND HAVE A HISTORY OF LOSSES.

     On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. We emerged from bankruptcy on February 10, 2003. We incurred net losses of approximately $157.6 million in 2000, $654.8 million in 2001 and $775.0 million in 2002. We adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. We cannot assure you that we will grow or achieve profitability in the near future, or at all.

   OUR HISTORICAL FINANCIAL INFORMATION IS NOT COMPARABLE TO OUR CURRENT FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     As a result of our emergence from bankruptcy, we are operating our business with a new capital structure. We also are subject to the "fresh start" accounting prescribed by generally accepted accounting principles, and our balance sheet as of January 31, 2003 reflects the application of these rules. Accordingly, our financial condition and results of operations will not be comparable to the financial condition and results of operations reflected in our historical financial statements contained in this prospectus, which may make it difficult for you to assess our future prospects based on our historical performance.

   THE FINANCIAL AND OPERATING DIFFICULTIES IN THE WIRELESS TELECOMMUNICATIONS SECTOR MAY NEGATIVELY AFFECT OUR CUSTOMERS AND OUR COMPANY.

     Recently, the wireless telecommunications sector has been facing significant challenges resulting from intense competition and financial difficulties. As a result, some of our customers face uncertain financial circumstances. The impact to us could include a reduced demand for communications sites, higher bad debt expense, lower pricing on new customer contracts and possible consolidation among our customers. In addition, because we are considered to operate in the wireless telecommunications sector, we may also be negatively impacted by limited access to debt and equity capital.

   OUR BUSINESS DEPENDS ON DEMAND FOR WIRELESS COMMUNICATIONS SITES AND OUR ABILITY TO SECURE CO-LOCATION TENANTS.

     Our business depends on demand for communications sites from wireless service providers, which, in turn, depends on consumer demand for wireless services. A reduction in demand for communications sites or increased competition for co-location tenants could have a material adverse effect on our business, financial condition or results of operations. The extent to which wireless service providers lease communications sites on our towers depends on, among other things, the level of demand by consumers for wireless services, the financial condition and access to capital of those providers, the strategy of providers with respect to owning, leasing or sharing communications sites, available spectrum and related infrastructure, consolidation among our customers and potential customers, government regulation of communications licenses, changes in telecommunications regulations, the characteristics of each company's technology, and geographic terrain. The demand for communications sites may decrease significantly or fail to grow from current levels, which could have a material adverse effect on our business, financial condition or results of operations.

   CONSOLIDATION IN THE WIRELESS INDUSTRY COULD HAVE A NEGATIVE IMPACT ON THE DEMAND FOR OUR SERVICES.

     Various wireless service providers, which are our primary existing and potential customers, could enter into mergers, acquisitions or joint ventures with each other over time. Consolidation in the wireless industry could have a negative impact on the demand for our services. Recent regulatory developments have made consolidation in the wireless industry easier and more likely. Until recently, cellular and PCS providers were subject to a spectrum aggregation cap of 45 MHz in any geographic area. This rule limited the ability of wireless carriers to consolidate. In November 2001, the Federal Communications Commission, or "FCC," raised this limit to 55 MHz. On January 1, 2003, the spectrum cap was eliminated completely in favor of a case-by-case review of spectrum transactions. The FCC also lifted, for major metropolitan areas, a previous rule limiting the ownership by a single entity of interests in both cellular carriers in an overlapping cellular service area. In addition, in May 2003, the FCC adopted new rules authorizing spectrum leasing for a variety of wireless radio services. It is possible that at least some wireless service providers may take advantage of this relaxation of spectrum and ownership limitations and consolidate their businesses. Industry consolidation could have a material adverse impact on our business, financial condition or results of operations.

   THE INCREASE IN THE SPECTRUM AVAILABLE FOR WIRELESS SERVICES MAY IMPACT THE DEMAND FOR OUR COMMUNICATION TOWERS.

     It is expected that additional spectrum for the provision of wireless services will be made available over the next few years. For example, the FCC is required to make available for commercial use a portion of the frequency spectrum currently reserved for government use. Some portion of this spectrum may be used to create new land-mobile services or to expand existing offerings. Further, the FCC has auctioned or announced plans to auction large blocks of spectrum that will in the future be used to expand existing wireless networks and create new or advanced wireless services. This additional spectrum could be used to replace existing spectrum, and could be deployed in a manner that reduces the need for communications towers to transmit signals over existing spectrum. Any increased spectrum could have a material adverse impact on our business, financial condition or results of operations.

   A SIGNIFICANT PORTION OF OUR REVENUES DEPENDS ON NEXTEL AND CINGULAR.

     Nextel and Cingular account for a significant portion of our total revenues. Nextel and Cingular represented approximately 28% and 20%, respectively, of our revenues for each of 2002 and the three months ended March 31, 2003. If Nextel or Cingular were to suffer financial difficulties or if either Nextel or Cingular were unwilling or unable to perform its respective obligations under its arrangements with us, our business, financial condition or results of operations could be materially and adversely affected.

   WE FACE SIGNIFICANT COMPETITION FROM A VARIETY OF SOURCES.

     If we are unable to successfully compete, our business will suffer. We believe that tower location and capacity, price, quality of service and density within a geographic market historically have been, and will continue to be, the most significant competitive factors affecting the site leasing business. We compete for site leasing tenants with:

     o wireless service providers that own and operate their own towers and lease, or may in the future decide to lease, antenna space to other providers;

     o    other independent tower operators; and

     o owners of non-tower antenna sites, including rooftops, water towers and other alternate structures.

   COMPETING TECHNOLOGIES AND OTHER SERVICE OPTIONS OFFER ALTERNATIVES TO GROUND-BASED ANTENNA SYSTEMS AND ALLOW OUR CUSTOMERS TO INCREASE WIRELESS CAPACITY WITHOUT INCREASED USE OF GROUND-BASED FACILITIES, BOTH OF WHICH COULD REDUCE THE DEMAND FOR OUR SERVICES.

     Most types of wireless and broadcast services currently require ground-based network facilities, including communications sites for transmission and reception. The development and growth of communications technologies that do not require ground-based sites could reduce the demand for space on our towers, as could certain other alternatives.

     In particular, the emergence of new technologies that do not require ground-based antenna sites could have a negative impact on our operations. For example, the growth in delivery of video, voice and data services by satellites, which allow communication directly to users' terminals without the use of ground-based facilities, could lessen demand for our services. Low earth orbit satellite systems provide mobile voice and data services to consumers, as well as to government and defense industry customers. Other geostationary orbit satellite systems provide television and Internet access services directly to home and small office users.

     Moreover, the FCC has issued licenses for several additional satellite systems (including low earth orbit systems) that are intended to provide more advanced, high-speed data services directly to consumers. Although these satellite systems are highly capital-intensive, they compete with land-based wireless communications systems, thereby reducing the demand for the services that we provide.

     Technological developments are also making it possible for carriers to expand their use of existing facilities to provide service without additional tower facilities. The increased use by carriers of signal combining and related technologies, which allow two or more carriers to provide services on different transmission frequencies using the communications antenna and other facilities normally used by only one carrier, could reduce the demand for tower-based broadcast transmissions and antenna space. In addition to sharing transmitters, carriers are, through joint ventures and other arrangements (such as Cingular's infrastructure joint ventures with T-Mobile and AT&T Wireless), sharing (or considering the sharing of) telecommunications infrastructure in ways that might adversely impact the growth of our business.

     In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless service providers as a superior alternative to leasing space for their own antennas on communications sites we own.

     Any of the conditions and developments described above could reduce demand for ground-based antenna sites and have a material adverse effect on our business, financial condition or results of operations.

   WE MAY BE UNABLE TO MODIFY TOWERS AND ADD NEW CUSTOMERS AS CONTEMPLATED BY OUR BUSINESS PLAN.

     Our business depends on our ability to modify towers and add new customers as they expand their tower network infrastructure. Regulatory and other barriers could adversely affect our ability to modify towers in accordance with the requirements of our customers, and, as a result, we may not be able to meet our customers' requirements. Our ability to modify towers and add new customers to towers may be affected by a number of factors beyond our control, including zoning and local permitting requirements, Federal Aviation Administration, or "FAA," considerations, FCC tower registration procedures, availability of tower components and construction equipment, availability of skilled construction personnel, weather conditions and environmental compliance issues. In addition, because the concern over tower proliferation has grown in recent years, many communities now restrict tower modifications or delay granting permits required for co-location.

     We may not be able to overcome the barriers to modification or installation of new customers. Our failure to complete the necessary modifications could have a material adverse effect on our business, financial condition or results of operations.

   WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING ACQUISITIONS WITH OUR OPERATIONS, WHICH COULD LIMIT OUR REVENUE GROWTH AND OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

     We have agreed to complete the sublease of 600 towers from SBC during the period beginning May 2003 and ending August 2004. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties, divert managerial attention or require significant financial resources. These subleases and other future acquisitions will require us to incur additional indebtedness and contingent liabilities, which could have a material adverse effect on our business, financial condition or results of operations.

   A SMALL NUMBER OF STOCKHOLDERS BENEFICIALLY OWN A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK AND COULD SIGNIFICANTLY AFFECT MATTERS REQUIRING A SHAREHOLDER VOTE.

     At March 31, 2003, affiliates of Apollo Management V L.P. own approximately
5.6 million shares, or 23.6%, of our common stock and certain funds managed by Oaktree Capital Management, LLC own approximately 4.8 million shares, or 20.5%, of our common stock. In addition, Apollo and Oaktree each have a representative on our board of directors. As a result, Apollo and Oaktree are able to exert significant influence over the management and policies of SpectraSite. Apollo or Oaktree may have interests that are different from yours.

   OUR BUSINESS DEPENDS ON OUR KEY PERSONNEL.

     Our future success depends to a significant extent on the continued services of our Chief Executive Officer, Stephen H. Clark, our Chief Operating Officer, Timothy G. Biltz, and our Chief Financial Officer, David P. Tomick. Although each of these officers has an employment agreement with SpectraSite, the loss of any of these key employees would likely have a significantly detrimental effect on our business.

   OUR OPERATIONS REQUIRE COMPLIANCE WITH AND APPROVAL FROM FEDERAL, STATE AND LOCAL REGULATORY AUTHORITIES.

     We are subject to a variety of regulations, including those at the federal, state and local levels. Both the FCC and the FAA regulate towers and other sites used for wireless communications transmitters and receivers. These regulations control the siting, marking, and lighting of towers and generally, based on the characteristics of the tower, require registration of tower facilities with the FCC. Wireless and broadcast communications antennas operating on towers are separately regulated and independently authorized by the FCC based upon the particular frequency used and the services provided. Any proposals to construct new communications sites or modify existing communications sites that could affect air traffic must be filed with and reviewed by the FAA to ensure that the proposals will not present a hazard to aviation. Tower owners may have an obligation to mark their towers or install lighting to conform to FCC and FAA standards and to maintain such marking or lighting. Tower owners also bear the responsibility for notifying the FAA of any tower lighting failure. We generally outsource the monitoring of the lighting of our towers to contractors that specialize in those services. However, under the FCC's rules, we remain fully liable for the acts or omissions of our contractors. We generally indemnify our customers against any failure by us to comply with applicable standards. Failure to comply with applicable requirements (including as a result of acts or omissions of our contractors, which may be beyond our control) may lead to monetary forfeitures or other enforcement actions, as well as civil penalties, contractual liability and/or tort liability, any of which could have an adverse impact on our business.

     Local regulations and restrictions include building codes and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations and restrictions vary greatly, but typically require tower owners to obtain a permit or other approval from local officials or community standards organizations prior to tower construction and prior to modifications of towers, including installation of equipment for new customers. Local regulations can delay or prevent new tower construction or modifications, thereby limiting our ability to respond to customers' demands. In addition, these regulations increase the costs associated with new tower construction and modifications. Existing regulatory policies may adversely affect the timing or cost of new tower construction and modification, and additional regulations may be adopted that will increase these delays or result in additional costs to us. These factors could have a material adverse effect on our business, financial condition or results of operations and on our ability to implement or achieve our business objectives.

     In October 2000, the FCC adopted rules and policies related to telecommunications service providers' access to rooftops, other rights-of-way and conduits in multi-tenant buildings. The FCC prohibited telecommunications carriers in commercial settings from entering into new exclusive contracts with building owners, required utilities, including local exchange carriers, to afford telecommunications carriers and cable service providers reasonable and nondiscriminatory access to utility-owned conduits and rights-of-way in customer buildings, and gave building tenants the same ability to place on their leased or owned property small satellite dishes for receiving telecommunications signals that they currently have for receiving video services.

     In June 2003, the FCC issued a Notice of Proposed Rulemaking seeking comment on a draft agreement between the FCC, the Advisory Council on Historic Preservation and the National Conference of State Historic Preservation Officers that would tailor and streamline procedures for review of towers and other FCC licensed communications facilities under the National Historic Preservation Act of 1966, or "NHPA", and on related revisions to the FCC's rules. The FCC has indicated that the intent of the agreement and the proposed rule revisions is to improve compliance with the NHPA and streamline the review process for construction of towers and other FCC licensed communications facilities. We cannot predict with certainty whether, and if so when, the FCC's proposals will be adopted, and, if they are, the effect they will have on our business.

   WE GENERALLY LEASE OR SUBLEASE THE LAND UNDER OUR TOWERS AND MAY NOT BE ABLE TO MAINTAIN THESE LEASES.

     Our real property interests relating to towers primarily consist of leasehold and sub-leasehold interests, private easements and licenses and easements and rights-of-way granted by governmental entities. A loss of these interests, including losses arising from the bankruptcy of one or more of our significant lessors or from the default by one or more of our lessors under their mortgage financing, would interfere with our ability to conduct our business and generate revenues. Our ability to protect our rights against persons claiming superior rights in towers depends on our ability to:

     o recover under title policies, the policy limits of which may be less than the purchase price of a particular tower;

     o in the absence of title insurance coverage, recover under title warranties given by tower sellers, which warranties often terminate after the expiration of a specific period, typically one to three years;

     o recover from landlords under title covenants contained in lease agreements; and

     o obtain so-called "non-disturbance agreements" from mortgagees and superior lessors of the land under our towers.

     Our inability to protect our rights to the land under our towers could have a material adverse affect on our business, financial condition and results of operations.

   WE ARE SUBJECT TO ENVIRONMENTAL LAWS THAT IMPOSE LIABILITY WITHOUT REGARD TO FAULT.

     Owners and operators of communications towers are subject to environmental laws and regulations. These regulations place responsibility on each applicant to investigate potential environmental and other effects of operations and to disclose any significant effects in an environmental assessment prior to constructing a tower or co-locating a new tenant on a tower. In the event the FCC determines that a proposed tower would have a significant environmental impact, the FCC would be required to prepare an environmental impact statement. This regulatory process could be costly and could significantly delay the registration of a particular tower. In addition, we are subject to environmental laws that may require investigation and clean up of any contamination at facilities we own or operate or at third-party waste disposal sites. These laws could impose liability even if we did not know of, or were not responsible for, the contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, responding to petitions filed by environmental protection groups, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

   OUR TOWERS MAY BE DAMAGED BY DISASTERS.

     Our towers are subject to risks associated with natural disasters such as ice and wind storms, tornadoes, hurricanes and earthquakes as well as other unforeseen damage. We self-insure almost all of our towers against such risks. A tower accident for which we are uninsured or underinsured, or damage to a tower or group of towers, could have a material adverse effect on our business, financial condition or results of operations.

   PERCEIVED HEALTH RISKS OF RADIO FREQUENCY EMISSIONS COULD IMPACT OUR
   BUSINESS.

     The wireless service providers that utilize our sites are subject to FCC requirements and other guidelines relating to radio frequency emissions. FCC safety guidelines apply to all cellular and personal communications service hand-held telephones that were authorized by the FCC after August 1, 1996. The safety guidelines for radio frequency emissions from our sites require us to undertake safety measures to protect workers whose activities bring them into proximity with the emitters and to restrict access to our sites by others. If radio frequency emissions were found harmful, our tenants and possibly we could face lawsuits claiming damages from such emissions, and demand for wireless services and new towers, and thus our business, financial condition and results of operations could be adversely affected. Although we have not been subject to any claims relating to radio frequency emissions, we cannot assure you that these claims will not arise in the future.

RISKS RELATING TO THE EXCHANGE NOTES

   SPECTRASITE IS A HOLDING COMPANY AND ITS ONLY SOURCE OF CASH TO PAY INTEREST ON, AND THE PRINCIPAL OF, THE EXCHANGE NOTES IS DISTRIBUTIONS FROM COMMUNICATIONS.

     SpectraSite is a holding company with no business operations of its own. SpectraSite's only significant asset is and will be the outstanding capital stock of its subsidiary, SpectraSite Communications. SpectraSite conducts all of its business operations through its subsidiaries. Accordingly, SpectraSite's only source of cash to pay interest on, and the principal of, the exchange notes is distributions with respect to its ownership interest in Communications from the earnings and cash flow generated by Communications. We currently expect that Communications will retain and use available earnings and cash flow to support its operations, including to service its debt obligations. We cannot assure you that Communications will generate sufficient earnings and cash flow to pay dividends or distributions to SpectraSite or that applicable state law and contractual restrictions, including negative covenants contained in Communications' debt instruments, will permit such dividends or distributions.

     Communications' credit facility prohibits, subject to certain limited exceptions, dividends or other distributions by Communications to SpectraSite. The credit facility permits distributions to SpectraSite in an amount sufficient to pay scheduled interest payments on the exchange notes, so long as we remain in compliance with applicable financial covenants and there is no default or event of default outstanding under the credit facility. If Communications is unable to make distributions to SpectraSite, we will have to pursue other alternatives to make the scheduled interest payments on the exchange notes, which may include refinancing the credit facility or seeking other sources of debt or equity capital. We cannot assure you that we would be able to secure sources of capital on terms acceptable to us or at all.

   YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS EFFECTIVELY JUNIOR TO CERTAIN EXISTING INDEBTEDNESS AND ALL FUTURE BORROWINGS OF OUR SUBSIDIARIES.

     Communications is not a guarantor of the exchange notes. All of Communications' indebtedness, including any borrowings under its credit facility and other liabilities, will be structurally senior to the exchange notes. At March 31, 2003, after giving effect to the offering of the initial notes and the amendment to our credit facility, Communications had approximately $512.9 million of long-term debt and the ability to borrow up to $200 million, including letters of credit, under its credit facility, subject to certain conditions, all of which will be structurally senior in right of payment to the notes.

     In addition, Communications is permitted, under the terms of the indenture governing the exchange notes, to incur certain additional indebtedness that may restrict or prohibit it from making distributions, paying dividends or making loans to SpectraSite and to guarantee other indebtedness of SpectraSite without guaranteeing the exchange notes. If Communications or any or all of its or our existing or future subsidiaries become subject to bankruptcy proceedings before payment of the exchange notes, we do not expect the holders of the exchange notes to have claims in the proceedings. Only after the applicable subsidiaries' creditors are fully paid would any remaining value of the subsidiaries' assets be available to us or our creditors, including the holders of the exchange notes.

   THE LENDERS UNDER COMMUNICATIONS' CREDIT FACILITY WILL BE ENTITLED TO REMEDIES AVAILABLE TO A SECURED LENDER, WHICH GIVES THEM PRIORITY OVER YOU TO COLLECT AMOUNTS DUE TO THEM.

     The exchange notes will not be secured by any of our assets. Obligations under Communications' credit facility are secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. If we become insolvent or are liquidated, or if there is a default under the credit facility, the lenders under the credit facility will be entitled to exercise the remedies available to a secured lender under applicable law in addition to any remedies that may be available under documents pertaining to the credit facility. Upon the occurrence of any default under the credit facility (and even without accelerating the indebtedness under the credit facility), the lenders may be able to prohibit the payment of the exchange notes, including by limiting our ability to access Communications' cash flow. See "Description of the Credit Facility" and "Description of the Notes."

   WE MAY BE UNABLE TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     If we experience a change of control, we will be required to offer to purchase the exchange notes in cash at a price equal to 101% of the principal amount of the exchange notes plus accrued interest to the date of purchase. A change of control would also constitute an event of default under our credit facility, providing the lenders under our credit facility with the right to accelerate our borrowings under the facility and to prevent payments in respect of the exchange notes until outstanding borrowings under the credit facility were repaid in full. In the event of a change of control, we may not have sufficient funds to purchase all the exchange notes and to repay the amounts outstanding under our credit facility.

   THERE MAY BE NO ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES.

     The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. The initial purchasers of the notes were Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp.,

BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC and TD Securities (USA) Inc. Although the initial purchasers have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer and the pendency of any shelf registration statement. Following the exchange offer, a market for the notes may not develop or be liquid. Holders of the notes may not be able to sell their notes at acceptable prices or at all. Moreover, the trading price of the notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

RISKS RELATING TO THE EXCHANGE OFFER

   THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE INITIAL NOTES.

     To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer -- Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

   SOME PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

     Based on interpretations of the staff of the Securities and Exchange Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include but are not limited to:

     o substantial leverage and capital requirements, even after our emergence from chapter 11;

     o    dependence on demand for wireless communications;

     o    our ability to co-locate additional tenants on our towers;

     o material adverse changes in economic conditions in the markets we serve;

     o    future regulatory actions and conditions in our operating areas;

     o    competition from others in the communications tower industry;

     o    technological innovation;

     o the integration of our operations with those of towers or businesses we have acquired or may acquire in the future and the realization of the expected benefits; and

     o other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

     You should keep in mind that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

     The net proceeds from the offering of the initial notes, after deducting the initial purchasers' discounts, were approximately $194.5 million. We used the net proceeds from the offering of the initial notes to repay a portion of the outstanding term loans under our credit facility. The multiple draw term loan and term loan that were repaid mature on June 30, 2007 and December 31, 2007, respectively. At March 31, 2003, the interest rates on the multiple draw term loan and term loan that were repaid were 4.56% and 5.41%, respectively.

                                 CAPITALIZATION

     The following table sets forth our cash and capitalization as of March 31, 2003:

     o    on an actual basis; and

     o on an as-adjusted basis to give effect to the issuance of $200 million of the initial notes and the use of proceeds from the offering of the initial notes.

                                                     --------------------------
                                                          AS OF MARCH 31, 2003
                                                     --------------------------
                                                       ACTUAL     AS-ADJUSTED(1)
                                                     ----------   -------------
                                                            (IN THOUSANDS)

Cash and cash equivalents(2) .................       $   87,904     $   86,904
                                                     ----------     ----------
Long-term debt:
   Credit facility(3) ........................          706,955        512,455
   8 1/4% senior notes due 2010 ..............               --        200,000
   Other debt ................................              428            428
                                                     ----------     ----------
      Total long-term debt ...................          707,383        712,883
                                                     ----------     ----------
Shareholders' equity(4) ......................          684,166        678,269
                                                     ----------     ----------
         Total capitalization ................       $1,391,549     $1,391,152
                                                     ==========     ==========

---------------

(1) For purposes of the "As-Adjusted" column, all of the net proceeds from the offering of the initial notes were used to repay a portion of the outstanding term loans under the credit facility.

(2) The expenses from the offering of the initial notes payable by us were approximately $1.0 million.

(3) The credit facility includes a revolving credit facility, a multiple draw term loan and a term loan. After giving effect to the amendment to our credit facility, up to $200 million, including letters of credit, could be drawn under the revolving credit facility, none of which was drawn as of March 31, 2003. The revolving credit facility may be drawn at any time, subject to the satisfaction of certain conditions precedent. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The $218.7 million multiple draw term loan is fully drawn and must be repaid in quarterly installments beginning on March 31, 2006 and ending on June 30, 2007. The $293.8 million term loan is fully drawn and must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007. The weighted average interest rate on outstanding borrowings under the credit facility was 5.17% as of March 31, 2003 and 5.22% after giving effect to the offering of the initial notes and the use of proceeds from the initial notes. See "Description of the Credit Facility."

(4) In connection with the reduction of the revolving portion of the credit facility and the repayment of the term loans with the proceeds from the offering of the initial notes, we wrote off approximately $5.9 million of associated debt issuance costs.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth selected historical consolidated financial and other data. The periods prior to our emergence from chapter 11 have been designated "predecessor company" and the periods subsequent to that date have been designated "reorganized company." The balance sheet data as of December 31, 1998, 1999, 2000, 2001 and 2002 and the statement of operations data for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 are derived from our audited consolidated financial statements. The balance sheet data as of March 31, 2002, January 31, 2003 and March 31, 2003 and the statement of operations data for the three months ended March 31, 2002 and for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company have been derived from our unaudited financial statements. In our opinion, they include all adjustments (consisting only of normal recurring adjustments for the predecessor company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the predecessor company for the one month period ended January 31, 2003, for the reorganized company for the two months ended March 31, 2003 and for the combined predecessor and reorganized company for the three months ended March 31, 2003) necessary to present fairly the information set forth therein.

     As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. Management believes that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. Operating results for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

     The information set forth below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. Prior period information has been restated to present the operations of the network services division as a discontinued operation.

                                ----------------------------------------------------------------------------------------------------
                                                                                                                           COMBINED
                                                                                                                         PREDECESSOR
                                                                                                                             AND
                                                                                                             REORGANIZED REORGANIZED
                                                                                                                COMPANY    COMPANY
                                                    PREDECESSOR COMPANY(1)                                        (1)       (1)(2)
                                ----------------------------------------------------------------  ----------   --------  ----------
                                                                                        THREE                    TWO       THREE
                                                                                        MONTHS     ONE MONTH    MONTHS     MONTHS
                                             YEAR ENDED DECEMBER 31,                     ENDED       ENDED       ENDED      ENDED
                                -----------------------------------------------------  MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                                  1998      1999        2000       2001       2002       2002        2003        2003       2003
                                --------  --------   ---------  ---------   ---------  ---------  ----------   --------  ----------
                                             (DOLLARS IN THOUSANDS, EXCEPT RATIOS, PER SHARE AND PER TOWER AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Site leasing................... $    656  $ 46,515   $ 116,476  $ 221,614   $ 282,525  $  65,952  $   25,556  $ 51,069   $  76,625
Broadcast services.............    8,142    12,624      38,593     38,211      26,809      6,452       1,237     3,575       4,812
                                --------  --------   ---------  ---------   ---------  ---------  ----------  --------   ---------
Total revenues.................    8,798    59,139     155,069    259,825     309,334     72,404      26,793    54,644      81,437
                                --------  --------   ---------   ---------  ---------  ---------  ----------  -------   ----------
Operating expenses:
Costs of operations (excluding
   depreciation, amortization
   and accretion expense):
Site leasing...................      299    17,825      46,667     91,689     108,540     25,505       8,840   17,060       25,900
Broadcast services.............    2,492     5,572      26,245     29,538      21,158      5,370       1,492    2,889        4,381
Selling, general and
   administrative expenses.....    9,690    31,243      51,825     72,431      58,037     15,520       4,280    8,686       12,966
Depreciation, amortization
   and accretion
   expense(3)..................    1,268    32,038      78,103    165,267     189,936     44,638      16,075   16,826       32,901
Restructuring and
   non-recurring charges.......       --     7,727          --    142,599      28,570         --          --       --           --
                                --------  --------   ---------   ---------  ---------  ---------  ----------  -------   ----------
Total operating expenses.......   13,749    94,405     202,840    501,524     406,241     91,033      30,687   45,461       76,148
                                --------  --------   ---------   ---------  ---------  ---------  ----------  -------   ----------
Operating income (loss)........ $ (4,951) $(35,266)  $ (47,771) $(241,699)  $ (96,907) $ (18,629) $   (3,894)  $9,183   $    5,289
                                --------  --------   ---------   ---------  ---------  ---------  ----------  -------   ----------
Gain on debt discharge.........       --        --          --         --          --         --   1,034,764     --      1,034,764
Income (loss) from
   continuing operations....... $ (9,079) $(94,282)  $(163,059  $(660,627)  $(338,979) $ (77,790) $1,025,788  $(1,692)  $  1,024,0
Reorganization items:
Adjust accounts to fair value..       --        --          --         --          --         --    (644,688)      --     (644,688)
Professional and other fees....       --        --          --         --          --         --     (23,894)      --      (23,894)
Income (loss) from
   discontinued operations.....       --    (3,386)      5,443       5,858    (59,252)     2,012          --       --           --
Cumulative effect of change
   in accounting principle.....       --        --          --         --    (376,753)  (376,753)    (12,236)      --      (12,236)
Net income (loss).............. $ (9,079) $(97,668)  $(157,616)  $(654,769  $(774,984) $(452,531) $  344,970  $(1,692)  $  343,278
Net income (loss) applicable
   to common shareholders...... $(11,235) $(98,428)  $(157,616)  $(654,769  $(774,984) $(452,531) $  344,970  $(1,692)  $  343,278
                                --------  --------   ---------   ---------  ---------  ---------  ----------  -------   ----------

                              ----------------------------------------------------------------------------------------------------
                                                                                                                         COMBINED
                                                                                                                       PREDECESSOR
                                                                                                                           AND
                                                                                                           REORGANIZED REORGANIZED
                                                                                                             COMPANY    COMPANY
                                                  PREDECESSOR COMPANY(1)                                        (1)       (1)(2)
                              ------------------------------------------------------------------   ----------   --------  ---------
                                                                                         THREE                     TWO     THREE
                                                                                         MONTHS    ONE MONTH     MONTHS    MONTHS
                                        YEAR ENDED DECEMBER 31,                           ENDED       ENDED       ENDED    ENDED
                              --------------------------------------------------------  MARCH 31,  JANUARY 31,  MARCH 31, MARCH 31,
                                1998      1999        2000        2001          2002       2002       2003        2003      2003
                              --------  --------   ---------    ---------    ---------  ---------  -----------  -------- ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT RATIOS, PER SHARE AND PER TOWER AMOUNTS)
Net loss per share (basic
   and diluted).............. $(11.98)   $(12.48) $     (1.31) $    (4.36)      (5.03) $    (2.95) $     2.24  $    (0.07)  $  N/A
Weighted average common
   shares outstanding
   (basic and diluted).......     938      7,886      120,731     150,223     153,924     153,654     154,014      23,587       N/A
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used
   in) operating activities.. $(2,347)   $17,555       11,365  $  (12,133)     36,286  $    4,202  $    5,892  $   11,927   $17,819
Net cash provided by (used
   in) investing activities.. (45,002)  (813,225)   (1,108,69    (984,724)    (69,966)    (39,768)     (2,737)     78,873    76,136
Net cash provided by (used
   in) financing activities.. 144,663    733,900    1,612,200     475,751      83,094      89,586     (10,884)    (76,128)  (87,012)
Capital expenditures.........  26,598    644,778      658,283     958,945      71,248      39,018       2,737       2,255     4,992
BALANCE SHEET DATA (AT END
   OF PERIOD):
Cash, cash equivalents and
   short term investments....$114,962     37,778  $  552,653   $   31,547  $   80,961      85,567  $   73,442  $   87,904   $87,904
Total assets................. 161,946  1,219,953   3,054,105    3,203,425   2,578,456   2,834,032   2,577,575   1,597,487 1,597,487
Total long-term debt......... 132,913    718,778   1,709,055    2,326,177     792,083   2,446,833     783,442     707,383   707,383
Liabilities subject to
   compromise................      --        --           --           --   1,763,286          --   1,763,286          --        --
Redeemable convertible
   preferred stock...........  40,656        --           --           --          --          --          --          --        --
Total shareholders' equity
   (deficit)................. (14,067)  457,756    1,224,800      719,345     (75,127)    252,567     (96,678)    684,166   684,166
SELECTED OPERATING DATA AND
   RATIOS (AT END OF PERIOD):

EBITDA(4).................... $(3,683)  $(2,878)      32,904   $  (74,307)  $  93,724  $   26,298  $   12,181  $   26,009   $38,190
Number of owned or operated
   towers....................     106     2,765        5,030        7,925       8,036       8,015       8,035       7,488     7,488
Ratio of earnings to fixed
   charges(5)................      --        --           --           --          --          --       133.1          --      45.8
Deficiency of earnings to
   cover fixed charges(5)....  (9,176)  (94,931)    (158,814)    (613,580)   (337,394)    (77,962)         --        (932)       --

---------------

(1) On February 10, 2003, we emerged from chapter 11. References to the combined predecessor and reorganized company represent the one month period ended January 31, 2003 for the predecessor company and the two months ended March 31, 2003 for the reorganized company. In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), we adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "predecessor company" and the periods subsequent to January 31, 2003 have been designated "reorganized company." As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after the effective date are not comparable to our financial statements for prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company.

(2) On February 10, 2003, we sold 545 towers to Cingular. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Tower Acquisitions and Dispositions" for a presentation of the three months ended March 31, 2003, giving effect to the sale as if it had occurred on January 1, 2003.

(3) Depreciation, amortization and accretion expense for the one-month and two-month periods are not proportional because the predecessor company and the reorganized company used different bases of accounting.

(4) EBITDA consists of operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use this measure to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to amounts such as depreciation and amortization, which may vary significantly depending on accounting methods or non-operating factors such as historical cost bases. EBITDA was calculated as follows for the periods indicated:


                                ----------------------------------------------------------------------------------------------------
                                                                                                                           COMBINED
                                                                                                                         PREDECESSOR
                                                                                                                             AND
                                                                                                             REORGANIZED REORGANIZED
                                                                                                               COMPANY    COMPANY
                                                    PREDECESSOR COMPANY(1)                                       (1)       (1)(2)
                                ---------------------------------------------------------------------------- ----------  -----------
                                                                                       THREE                     TWO        THREE
                                                                                       MONTHS    ONE MONTH     MONTHS       MONTHS
                                          YEAR ENDED DECEMBER 31,                       ENDED       ENDED       ENDED       ENDED
                                ---------------------------------------------------   MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                                  1998       1999       2000       2001      2002        2002       2003        2003        2003
                                --------   --------  ---------  ---------  --------   ---------  -----------  --------   ----------
                                                                      (DOLLARS IN THOUSANDS
     Operating income (loss)..   $(4,951)  $(35,266)  $(47,771) $(241,699  $(96,907)  $(18,629)  $  (3,894)   $ 9,183     $ 5,289
     Depreciation,
        amortization and
        accretion expense.....     1,268     32,038     78,103    165,267   189,936     44,638      16,075     16,826      32,901
     Non-cash compensation
        charges...............        --        350      2,572      2,125       695        289          --         --          --
     EBITDA...................   $(3,683)   $(2,878)   $32,904  $ (74,307) $ 93,724   $ 26,298   $  12,181    $26,009     $38,190

(5)  The ratio of earnings to fixed charges is computed by dividing income
     (loss) before income taxes and fixed charges by fixed charges. Fixed charges consist of interest charges, amortization of debt discount and debt issuance costs, and that portion of rental expense SpectraSite believes to be representative of interest. Earnings were not sufficient to cover fixed charges, and, therefore, the ratio is not meaningul, for all periods presented in the table, except for the one month ended January 31, 2003 and the three months ended March 31, 2003.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH "SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. SOME OF THE STATEMENTS IN THE FOLLOWING DISCUSSION ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS."

BUSINESS OVERVIEW

     We are one of the largest wireless tower operators in the United States and a leading provider of construction services to the broadcast industry in the United States. Our businesses include the ownership and leasing of antenna sites on towers, managing rooftop and in-building telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers in the United States. After the sale of 545 towers to Cingular, we owned or operated 7,488 towers and antenna sites as of March 31, 2003, as compared to 8,036 towers and antenna sites at December 31, 2002.

     On December 31, 2002, we completed the sale of our network services division. Network services' revenues for the years ended December 31, 2001 and 2002 were $213.1 million and $136.2 million, respectively, and $41.8 million for the three months ended March 31, 2002. In conjunction with the sale, we recorded a loss on disposal of the network services division of $47.0 million. The results of the network services' operations have been reported separately as discontinued operations in the statements of operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

     On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division.

     On November 18, 2002, we filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan of Reorganization"), was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003, thereby allowing us to emerge from bankruptcy.

     Our Plan of Reorganization provides for the distribution of 23.75 million shares of common stock, par value $0.01 per share (the "New Common Stock"), to our general unsecured creditors and 1.25 million of new warrants to the holders of our common stock, par value $0.001 per share (the "Old Common Stock"). In addition, pursuant to the Plan of Reorganization, all outstanding shares of Old Common Stock and all outstanding options and warrants to purchase Old Common Stock that were outstanding on February 10, 2003 were cancelled. New options representing an aggregate of 10.0% of our fully diluted common stock were issued to our management.

     The warrants distributed pursuant to the Plan of Reorganization entitle the holders to purchase up to 1.25 million shares of common stock at a price of $32.00 per share through February 10, 2010. The warrants were valued at $10.8 million for purposes of the Plan of Reorganization. Actual market prices of the warrants following our emergence from chapter 11 may vary.

TOWER ACQUISITIONS AND DISPOSITIONS

     Our portfolio has grown from 106 towers as of December 31, 1998 to 7,488 towers and antenna sites as of March 31, 2003. We have accomplished this growth through acquisitions or new construction (principally pursuant to build-to-suit arrangements). The majority of our towers were acquired from (or built under agreements with) affiliates of SBC Communications and Nextel.

     Our original agreement with SBC called for us to acquire approximately 3,900 towers over approximately two years and to commit to build towers for Cingular, an affiliate of SBC. Subsequent amendments to these agreements have resulted in a reduction in the number of towers to be purchased to approximately 3,306 towers and in the termination of the build-to-suit arrangement. In November 2001, we paid a fee of $35 million in connection with the first of these amendments. On February 10, 2003, we sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the last of the reductions in the maximum number of towers that we will lease or sublease. The following table shows the effects of the sale of the 545 SBC towers on operations for the first quarter of 2003:

                                                                                                    AMOUNTS
                                                                                                  ADJUSTED FOR
                                                                       ACTUAL        545 SBC        545 SBC
                                                                      AMOUNTS      TOWERS SOLD    TOWERS SOLD
                                                                      -------      -----------    ------------
                                                                                 (IN THOUSANDS)
PREDECESSOR COMPANY
One month ended January 31, 2003:
   Site leasing revenues ......................................        25,556         (1,202)       24,354
   Cost of site leasing operations, excluding
        depreciation, amortization and accretion  expense .....         8,840           (465)        8,375
                                                                      -------        -------       -------
Tower cash flow ...............................................       $16,716        $  (737)      $15,979
                                                                      -------        -------       -------

REORGANIZED COMPANY
Two months ended March 31, 2003:
   Site leasing revenues ......................................        51,069           (368)       50,701
   Cost of site leasing operations, excluding
        depreciation, amortization and accretion expense ......        17,060           (195)       16,865
                                                                      -------        -------       -------
Tower cash flow ...............................................       $34,009        $  (173)      $33,836
                                                                      -------        -------       -------

COMBINED PREDECESSOR AND REORGANIZED COMPANY
Three months ended March 31, 2003:
   Site leasing revenues ......................................        76,625         (1,570)       75,055
   Cost of site leasing operations, excluding
        depreciation, amortization and accretion expense ......        25,900           (660)       25,240
                                                                      -------        -------       -------
Tower cash flow ...............................................       $50,725        $  (910)      $49,815
                                                                      =======        =======       =======

     We remain contractually obligated to purchase an additional 600 towers from SBC from May 2003 through August 2004 for an aggregate purchase price of approximately $156 million. These commitments will require approximately $78 million in each of 2003 and 2004.

RESULTS OF OPERATIONS

   THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2002

     On January 28, 2003, our Plan of Reorganization was confirmed by the Bankruptcy Court and we emerged from bankruptcy on February 10, 2003. As a result of the reorganization and implementation of fresh start accounting, our results of operations after January 31, 2003 are not comparable to results reported in prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. Management believes that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. See the notes to our unaudited interim financial statements included elsewhere in this prospectus for information on the consummation of the Plan of Reorganization and implementation of fresh start accounting. References to the three months ended March 31, 2003 refer to one month of the predecessor company (January 1, 2003 -- January 31, 2003) plus two months of the reorganized company (February 1, 2003 -- March 31, 2003).

     Consolidated revenues for the three months ended March 31, 2003 were $81.4 million, an increase of $9.0 million from the three months ended March 31, 2002. Revenues from site leasing increased to $76.6 million for the three months ended March 31, 2003 from $66.0 million for the three months ended March 31, 2002. The increase was primarily as a result of incremental revenue in 2003 from new co-location tenants on towers that were part of our portfolio on March 31, 2002 and revenues derived from towers acquired or built subsequent to March 31, 2002, offset by reductions in revenues relating to the 545 SBC towers sold in February 2003. Based on trailing twelve-months revenue on the towers that we owned or operated as of March 31, 2002, same tower revenue growth was 16% and same tower cash flow increased 22%. After the sale of 545 towers to Cingular, we owned or operated 7,488 towers and antenna sites at March 31, 2003, as compared to 8,015 towers and antenna sites at March 31, 2002.

     Revenues from broadcast services decreased to $4.8 million for the three months ended March 31, 2003 compared to $6.5 million in the three months ended March 31, 2002. The decrease was primarily due to a change in the service mix from large broadcast tower installations to smaller broadcast tower modifications resulting in lower tower fabrication revenues.

     Costs of operations decreased to $30.3 million for the three months ended March 31, 2003 from $30.9 million for the three months ended March 31, 2002. Costs of operations for site leasing as a percentage of site leasing revenues decreased to 33.8% for the three months ended March 31, 2003 from 38.7% for the three months ended March 31, 2002. The decrease was primarily due to increased revenues generated from new co-location tenants on existing towers. As our site leasing operations mature we expect that additional tenants on towers will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 91.0% for the three months ended March 31, 2003 from 83.2% for the three months ended March 31, 2002, primarily due to lower revenue volumes in 2003.

     Selling, general and administrative expenses decreased to $13.0 million for the three months ended March 31, 2003 from $15.5 million for the three months ended March 31, 2002. Selling, general and administrative expenses as a percentage of revenues decreased to 15.9% for the three months ended March 31, 2003 from 21.4% for the three months ended March 31, 2002. Selling, general and administrative expenses decreased in amount and as a percentage of revenues as a result of significant cost cutting measures implemented in the second half of 2002.

     Depreciation, amortization and accretion expenses decreased to $32.9 million for the three months ended March 31, 2003 from $44.6 million for the three months ended March 31, 2002. The decrease was primarily the result of the implementation of fresh start accounting which reduced the depreciable bases of property and equipment by $957.2 million, resulting in decreased depreciation expense, offset by an increase in amortization expense relating to customer contracts and an increase in accretion of the asset retirement obligation.

     Interest income increased to $0.4 million for the three months ended March 31, 2003 from $0.1 million in the three months ended March 31, 2002 due to higher cash balances on hand. Interest expense decreased to $14.0 million during the three months ended March 31, 2003 from $58.7 million for the three months ended March 31, 2002. The decrease was due to the extinguishment of the Liabilities Subject to Compromise and a reduction of amounts outstanding under our credit facility.

     On February 10, 2003, we emerged from bankruptcy and the holders of the Liabilities Subject to Compromise received their pro rata share of 23.75 million shares of New Common Stock in exchange for their notes. The excess of the carrying value of the Liabilities Subject to Compromise, net of the related debt issuance costs, over the reorganization value used in adopting fresh start accounting was recorded as a gain on debt discharge of $1.03 billion.

     Other income (expense) was a net expense of $1.7 million in the three months ended March 31, 2003. Of this amount, $1.1 million was related to the loss on sale of assets and $0.6 million related to losses from investments in affiliates accounted for under the equity method. Other income (expense) was a net expense of $0.4 million in the three months ended March 31, 2002. Of this amount, $0.5 million related to losses from investments in affiliates accounted for under the equity method and $0.1 million was related to the gain on sale of assets.

     Income from operations of the discontinued network services segment was $2.0 million in the three months ended March 31, 2002. This segment was sold on December 31, 2002.

   YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

     Consolidated revenues increased to $309.3 million for the year ended December 31, 2002 from $259.8 million for the year ended December 31, 2001. Revenues from site leasing increased to $282.5 million for the year ended December 31, 2002 from $221.6 million for the year ended December 31, 2001. The increase was primarily a result of incremental revenue in 2002 from new co-location tenants on towers that were part of our portfolio on December 31, 2001 and revenues derived from towers acquired in 2001 and 2002. Based on trailing twelve-months revenue on the towers that we owned or operated as of December 31, 2001, same tower revenue growth was 18% and same tower cash flow increased 29%. We owned or operated 8,036 towers at December 31, 2002, as compared to 7,925 towers at December 31, 2001.

     Revenues from broadcast services decreased to $26.8 million for the year ended December 31, 2002 compared to $38.2 million for the year ended December 31, 2001. The decrease was primarily due to a change in the service mix from large broadcast tower fabrication and installations to smaller broadcast tower modifications resulting in lower tower fabrication revenues.

     Costs of operations increased to $129.7 million for the year ended December 31, 2002 from $121.2 million for the year ended December 31, 2001. The increase was due to increases in site leasing costs attributable to operating costs of the communications towers acquired or constructed during 2001 and 2002 partially offset by a decrease in cost of operations for broadcast services resulting from lower revenue volumes. Costs of operations for site leasing as a percentage of site leasing revenues decreased to 38% for the year ended December 31, 2002 from 41% for the year ended December 31, 2001. The decrease was primarily due to increased revenues generated from new co-location tenants on existing towers. As our site leasing operations mature we expect that additional tenants on towers will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 79% for the year ended December 31, 2002 from 77% for the year ended December 31, 2001 primarily due to lower revenue volumes in 2002.

     Selling, general and administrative expenses decreased to $58.0 million for the year ended December 31, 2002 from $72.4 million for the year ended December 31, 2001. Selling, general and administrative expenses as a percentage of revenues decreased to 19% for the year ended December 31, 2002 from 28% for the year ended December 31, 2001. Selling, general and administrative expenses decreased in amount and as a percentage of revenues as a result of significant cost cutting measures implemented in the second half of 2001 and early 2002. In addition, for the year ended December 31, 2002, we recorded non-cash compensation charges of $0.7 million related to the issuance of stock options and restricted shares of common stock to employees compared to $2.1 million in the year ended December 31, 2001.

     Depreciation and amortization expense increased to $189.9 million for the year ended December 31, 2002 from $165.3 million for the year ended December 31, 2001. The increase was primarily a result of the increased depreciation from the towers we have acquired or constructed, partially offset by the $35.5 million reduction in goodwill amortization as a result of the adoption of SFAS 142. See "Description of Critical Accounting Policies -- Goodwill."

     In May 2002, we announced that we would terminate our build-to-suit programs with Cingular and other carriers and implement other cost-cutting measures. As a result of these actions, we recorded restructuring charges of $24.3 million. Of this amount, $16.4 million was related to the write-off of work in progress related to sites in development that we plan to terminate, $3.2 million was related to the costs of closing offices and $4.7 million was related to the costs of employee severance. In addition, we recorded a non-recurring charge of $4.3 million to write-down the carrying value of 21 towers that are not marketable.

     In May 2001, we announced the consolidation of our rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, $5.1 million related to the write-down of assets and $1.1 million was related to the costs of employee severance and other costs related to the consolidation of those operations.

     In June 2001, we announced that we would divest our operations in Mexico. As a result, we recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs of employee severance and other costs related to the divestiture. Also in June 2001, we announced that we would close operations from the purchase of Vertical Properties. As a result, we recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of employee severance and other costs related to the closing.

     In November 2001, we announced that we would reduce our planned new tower construction and acquisition programs for 2002. As a result of the reduced new tower activity, we recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that we terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of employee severance. In addition, we completed an amendment to our agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provided for the number of towers to be leased or subleased to be reduced by 300 and for the lease or sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, we paid a fee of $35.0 million, which has been included as part of the restructuring charge.

     As a result of the factors discussed above, our loss from operations was $96.9 million for the year ended December 31, 2002, compared to a loss of $241.7 million for the year ended December 31, 2001.

     Net interest expense increased to $225.7 million during the year ended December 31, 2002 from $195.1 million for the year ended December 31, 2001. The increase was due to increased accreted value of the senior discount notes and increased amounts outstanding under our credit facility, as well as the write-off of $4.5 million of debt issuance costs related to the decrease in the maximum availability of the credit facility. This increase was partially offset by not incurring interest expense of $24.4 million on the senior notes, senior discount notes and senior convertible notes for the period from the date of the chapter 11 filing (November 15, 2002) through December 31, 2002.

     Other income (expense) was an expense of $10.9 million in the year ended December 31, 2002, primarily due to expenses associated with the proposed bond tender and exchange offers. Other income (expense) was a net expense of $223.2 million in the year ended December 31, 2001. Of this amount, $61.8 million related to losses from investments in affiliates accounted for under the equity method, primarily our investment in SpectraSite-Transco Communications, Ltd., $121.9 million related to the write-down of our investment in SpectraSite-Transco and $20.0 million related to the write-off of a loan to SpectraSite-Transco. We completed the sale of our interest in SpectraSite-Transco in October 2001. In addition, $7.5 million related to a write-off of our investment in Evolution Holdings, Inc., a network services company that ceased operations in the second quarter. Other income (expense) for 2001 also includes $7.0 million related to the write-down of a loan to Concourse Communications, Inc., an affiliate that provides in-building antenna sites primarily in airports and other public sites in New York City.

     Loss from operations of the discontinued network services segment was $12.3 million in the year ended December 31, 2002 compared to income from operations of the discontinued segment of $5.9 million in the year ended December 31, 2001. The loss from operations in 2002 was primarily due to lower revenues, fixed costs that did not decline as revenues did and a more competitive environment for these services that led to lower pricing and restructuring charges. On December 31, 2002, we completed the sale of the network services segment resulting in a loss on disposal of $47.0 million.

     We performed the first of the impairment tests of goodwill required by SFAS 142 by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, we recognized an adjustment of $376.8 million to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied fair value. The impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter 2002 statement of operations. Impairment adjustments recognized after adoption, if any, generally are required to be recognized as an operating expense.

     As a result of the factors discussed above, net loss was $775.0 million, or $5.03 per share (basic and diluted), for the year ended December 31, 2002, compared to a net loss of $654.8 million, or $4.36 per share (basic and diluted), for the year ended December 31, 2001.

   YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

     Consolidated revenues for the year ended December 31, 2001 increased to $259.8 million for the year ended December 31, 2001 from $155.1 million for the year ended December 31, 2000. Revenues from site leasing increased to $221.6 million for the year ended December 31, 2001 from $116.5 million for the year ended December 31, 2000, primarily as a result of revenues derived from towers which we acquired or constructed during 2000 and 2001. We owned or operated 7,925 towers at December 31, 2001, as compared to 5,030 towers at December 31, 2000. The remaining factor contributing to the increase is incremental revenue in 2001 for towers that existed as of December 31, 2000 from new co-location tenants.

     Revenues from broadcast services remained relatively flat at $38.2 million for the year ended December 31, 2001 compared to $38.6 million for the year ended December 31, 2000.

     Costs of operations increased to $121.2 million for the year ended December 31, 2001 from $72.9 million for the year ended December 31, 2000. The increase in costs was primarily attributable to operating costs of the communications towers acquired or constructed during 2000 and 2001, acquisitions in 2000 and 2001 and overall growth in operating activities. Costs of operations for site leasing as a percentage of site leasing revenues increased to 41% for the year ended December 31, 2001 from 40% for the year ended December 31, 2000. The increase was primarily due to the addition of new towers and higher tower operating expenses partially offset by increased revenues generated from new co-location tenants on existing towers. As our site leasing operations mature, we expect that additional tenants on a tower will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 77% for the year ended December 31, 2001 from 68% for the year ended December 31, 2000. This increase is primarily due to a shift in revenue mix to lower margin tower fabrication revenues.

     Selling, general and administrative expenses increased to $72.4 million for the year ended December 31, 2001 from $51.8 million for the year ended December 31, 2000. The increase is a result of expenses related to additional corporate overhead and field operations to manage and operate the growth of our ongoing operations and acquisition activities. For the year ended December 31, 2001, we recorded non-cash compensation charges of $2.1 million related to the issuance of stock options and restricted shares of common stock to employees. We recorded non-cash compensation charges of $2.6 million in the year ended December 31, 2000 related to stock options and restricted shares of common stock issued to employees. Selling, general and administrative expenses as a percentage of revenues decreased to 28% for the year ended December 31, 2001 from 33% for the year ended December 31, 2000 primarily due to cost reduction efforts implemented in the second quarter of 2001.

     Depreciation and amortization expense increased to $165.3 million for the year ended December 31, 2001 from $78.1 million for the year ended December 31, 2000, primarily as a result of the increased depreciation from towers we have acquired or constructed and amortization of goodwill related to acquisitions.

     In May 2001, we announced the consolidation of our rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, $5.1 million related to the write-down of assets and $1.1 million was related to the costs of employee severance and other costs related to the consolidation of those operations.

     In June 2001, we announced that we would divest our operations in Mexico. As a result, we recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs of employee severance and other costs related to the divestiture. Also in June 2001, we announced that we would close operations from the purchase of Vertical Properties. As a result, we recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of employee severance and other costs related to the closing.

     In November 2001, we announced that we would reduce our planned new tower construction and acquisition programs for 2002. As a result of the reduced new tower activity, we recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that we terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of employee severance. In addition, we completed an amendment to our agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provided for the number of towers to be leased or subleased to be reduced by 300 and for the lease or sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, we paid a fee of $35.0 million, which has been included as part of the restructuring charge.

     As a result of the factors discussed above, our loss from operations was $241.7 million for the year ended December 31, 2001, compared to a loss of $47.8 million for the year ended December 31, 2000.

     Net interest expense increased to $195.1 million during the year ended December 31, 2001 from $106.3 million for the year ended December 31, 2000. The increase reflects additional interest expense due to the issuance of our 12 7/8% senior discount notes due 2010 in March 2000, our 10 3/4% senior notes due 2010 in March 2000, our 6 3/4% senior convertible notes due 2010 in November 2000 and our 12 1/2% senior notes due 2010 in December 2000, as well as additional borrowings under our credit facility in 2001.

     Other income (expense) was a net expense of $223.2 million in the year ended December 31, 2001. Of this amount, $61.8 million related to losses from investments in affiliates accounted for under the equity method, primarily our investment in SpectraSite-Transco Communications, Ltd., $121.9 million related to the write-down of our investment in SpectraSite-Transco and $20.0 million related to the write-off of a loan to SpectraSite-Transco. We completed the sale of our interest in SpectraSite-Transco in October 2001. In addition, $7.5 million related to a write-off of our investment in Evolution Holdings, Inc., a network services company that ceased operations in the second quarter. Other income (expense) for 2001 also includes $7.0 million related to the write-down of a loan to Concourse Communications, Inc., an affiliate of ours that provides in-building antenna sites primarily in airports and other public sites in New York City. Other income (expense) was an expense of $8.6 million in the year ended December 31, 2000 primarily due to our 50% equity in the net loss of SpectraSite-Transco.

     Income from operations of the discontinued network services segment increased to $5.9 million in the year ended December 31, 2001 compared to income from operations of discontinued segment of $5.4 million in the year ended December 31, 2000 primarily as a result of increased revenues.

     As a result of the factors discussed above, net loss was $654.8 million, or $4.36 per share (basic and diluted), for the year ended December 31, 2001, compared to a net loss of $157.6 million, or $1.31 per share (basic and diluted), for the year ended December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

     We are a holding company whose only significant asset is the outstanding capital stock of its subsidiary, Communications. Our only source of cash to pay our obligations is distributions from Communications.

   CASH FLOWS

     For the year ended December 31, 2002, cash flows provided by operating activities were $36.3 million as compared to cash flows used in operating activities of $12.1 million in the year ended December 31, 2001. The change is primarily attributable to the $35.0 million fee paid in 2001 to SBC to amend our agreement to acquire leasehold and sub-leasehold interests in wireless communications towers and by improved operating performance, as measured by operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges, or "EBITDA." EBITDA was $93.7 million in 2002 compared to a loss of $74.3 million in 2001.

     For the three months ended March 31, 2003, cash flows provided by operating activities were $17.8 million as compared to $4.2 million in the three months ended March 31, 2002. The change is primarily attributable to decreased interest payments, decreased accounts receivable, increased accounts payable and improved operating performance, as measured by EBITDA. EBITDA was $38.2 million in the three months ended March 31, 2003 compared to $26.3 million in the three months ended March 31, 2002.

     For the year ended December 31, 2002, cash flows used in investing activities were $70.0 million compared to $984.7 million for the year ended December 31, 2001. In the year ended December 31, 2002, we invested $71.2 million in purchases of property and equipment, primarily related to the acquisition of communications towers. These expenditures were partially offset by the net proceeds from the sale of an investment in an affiliate. In the year ended December 31, 2001, we invested $958.9 million in acquisitions of property and equipment, primarily related to the acquisition of communications towers.

     For the three months ended March 31, 2003, cash flows provided by investing activities were $76.1 million compared to cash flows used in investing activities of $39.8 million for the three months ended March 31, 2002. Investing activities for the three months ended March 31, 2003 consisted primarily of proceeds received from the sale of the 545 SBC towers of $81.0 million. In addition, we invested $5.0 million and $39.0 million in purchases of property and equipment, primarily related to the acquisition and construction of communications towers, in the three months ended March 31, 2003 and 2002, respectively.

     In the year ended December 31, 2002, cash flows provided by financing activities were $83.1 million, as compared to $475.8 million in the year ended December 31, 2001. The cash provided by financing activities in 2001 and 2002 was primarily attributable to draws on our credit facility.

     In the three months ended March 31, 2003, cash flows used in financing activities were $87.0 million, as compared to cash flows provided by financing activities of $89.6 million in the three months ended March 31, 2002. Cash used in financing activities for the three months ended March 31, 2003 consisted primarily of $76.0 million of payments on our credit facility and payments on capital leases of $11.0 million, which includes the prepayment of a capital lease in connection with the exercise of our purchase option on our corporate headquarters. The cash provided by financing activities in the three months ended March 31, 2002 was primarily attributable to $90.0 million of draws on our credit facility.

     EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use EBITDA to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation, amortization, accretion and non-cash compensation charges, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost bases. When evaluating EBITDA, investors should consider, among other factors, (1) increasing or decreasing trends in EBITDA, (2) whether EBITDA has remained at positive levels historically and (3) how EBITDA compares to levels of debt and interest expense. EBITDA for the years ended December 31, 2001 and 2002 and the three months ended March 31, 2002 and 2003 was calculated as follows:

                                                                                          THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,               MARCH 31,
                                                        --------------------------     -------------------------
                                                            2001           2002           2002         2003
                                                        -----------     ----------     ----------     ----------
                                                                             (IN THOUSANDS)
Operating income (loss).............................    $  (241,699)    $  (96,907)    $  (18,629)    $    5,289
Depreciation, amortization and accretion expense....        165,267        189,936         44,638         32,901
Non-cash compensation charges.......................          2,125            695            289             --
                                                        -----------     ----------     ----------     ----------
EBITDA..............................................    $   (74,307)    $   93,724     $   26,298     $   38,190
                                                        -----------     ----------     ----------     ----------


     Free cash flow (deficit) consists of net cash provided by operating activities less capital expenditures. Free cash flow (deficit) is provided because it is a measure commonly used in the communications site industry as a measure of a company's ability to generate cash from operations. Free cash flow (deficit) is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income or cash flows provided by (used in) operating activities as a measure of performance, cash flows or liquidity. Free cash flow (deficit) is not necessarily comparable with similarly titled measures for other companies. We believe that free cash flow (deficit) can assist in comparing company performance on a consistent basis. Free cash flow (deficit) for the three months ended March 31, 2002 and 2003 was calculated as follows:

                                                        -----------------------
                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                        -----------------------
                                                          2002           2003
                                                        --------       --------
                                                             (IN THOUSANDS)

Net cash provided by operating activities ........      $  4,202       $ 17,819
Less: Capital expenditures .......................       (39,018)        (4,992)
                                                        --------       --------
Free cash flow (deficit) .........................      $(34,816)      $ 12,827
                                                        --------       --------

   CREDIT FACILITY

     Communications is party to an amended and restated credit facility totaling approximately $712.5 million. The credit facility includes a $200.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $218.7 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on March 31, 2006 and ending on June 30, 2007 and a $293.8 million term loan that is fully drawn and which must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007. See "Description of the Credit Facility."

     With the proceeds of the sale of 545 towers to Cingular, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003. In addition, Communications repaid $1.1 million of the multiple draw term loan and $1.4 million of the term loan on February 19, 2003. In connections with these repayments, Communications wrote off $1.6 million in debt issuance costs. This charge is included in interest expense in the unaudited condensed consolidated statement of operations. We used $194.5 million of the proceeds from the offering of the initial notes to repay amounts outstanding under the credit facility and wrote off approximately $5.9 million of associated debt issuance costs. As of March 31, 2003, after giving effect to the offering of the initial notes and the use of proceeds therefrom, Communications would have had approximately $512.5 million outstanding under the credit facility.

     Effective May 14, 2003, we amended our credit facility to, among other things, reduce our unused former $300 million commitment under our revolving credit facility by $100 million in exchange for moderately increasing the ratios in our leverage covenant in future periods.

   LIQUIDITY AND COMMITMENTS

     We emerged from bankruptcy in February 2003. As a result, $1.8 billion of previously outstanding indebtedness was cancelled. Communications, the borrower under the credit facility, and our other subsidiaries were not part of the bankruptcy. The credit facility has remained in place during, and since, the reorganization.

     We had cash and cash equivalents of $81.0 million at December 31, 2002 and $87.9 million at March 31, 2003. We also had $783.0 million outstanding under our credit facility at December 31, 2002, $707.0 million outstanding at March 31, 2003 and $512.5 million outstanding at March 31, 2003 after giving effect to the offering of the initial notes and the use of proceeds from the initial notes. The remaining $200.0 million under the credit facility was undrawn. Our ability to borrow under the credit facility is limited by the financial covenants regarding the total debt to EBITDA and interest and fixed charge coverage ratios of Communications and its subsidiaries. After giving effect to the offering of the initial notes, the use of proceeds from the initial notes and the amendment to the credit facility, Communications could borrow approximately $200.0 million of available funds under the revolving credit facility as of March 31, 2003 while remaining in compliance with the credit agreement's covenants. Our ability to borrow and use cash under the credit facility financial covenants will increase or decrease as our annualized EBITDA (as defined in the credit facility) increases or decreases. The weighted average interest rate on outstanding borrowings under the credit facility was 5.94% as of December 31, 2002, 5.17% as of March 31, 2003 and 5.22% after giving effect to the offering of the initial notes and the use of proceeds from the initial notes.

     While we have taken steps to reduce our capital commitments, we are contractually obligated to purchase an additional 600 towers from SBC from May 2003 through August 2004. These commitments will require approximately $78 million in each of 2003 and 2004. In addition, we will continue to make capital expenditures to improve our existing towers and to install new in-building neutral host distributed antenna systems. We believe that cash flow from operations, available cash on hand and anticipated borrowings under our credit facility will be sufficient to fund our capital expenditures and other currently anticipated cash needs for the foreseeable future. Our ability to meet these needs from cash flow from operations will depend on the demand for wireless services, developments in competing technologies and our ability to co-locate new tenants, as well as general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. In addition, if we make additional acquisitions or pursue other opportunities or if our estimates prove inaccurate, we may seek additional sources of debt or equity capital or reduce the scope of tower construction and acquisition activity.

     The following table provides a summary of our material debt, lease and other contractual commitments as of March 31, 2003.

                                                                     PAYMENTS DUE BY PERIOD
                                               -------------------------------------------------------------------
                                                              LESS THAN                                   AFTER
 CONTRACTUAL OBLIGATIONS                          TOTAL         1 YEAR      1-3 YEARS     4-5 YEARS      5 YEARS
-------------------------                      ----------     ----------    ----------    ---------     ----------
                                                                         (IN THOUSANDS)
Credit facility(1).......................      $  706,955     $       --    $   84,095    $ 622,860     $       --
Other long-term debt(2)..................              --             --            --           --             --
Capital lease payments...................           1,109            771           338           --             --
Operating lease payments.................         304,209         63,142       100,620       50,655         89,792
SBC tower commitment(3)..................         156,000        104,000        52,000           --             --
                                               ----------     ----------    ----------    ---------     ----------
Total contractual cash obligations.......      $1,168,273     $  167,913    $  237,053    $ 673,515     $   89,792
                                               ----------     ----------    ----------    ---------     ----------

---------------

(1) After giving effect to the use of proceeds from the offering of the initial notes we have $512.5 million outstanding under the credit facility, of which approximately $32.2 million is due within 1-3 years and approximately $480.3 million is due within 4-5 years.

(2) After giving effect to the offering of the initial notes, we have $200 million in other long-term debt, all of which is due after 5 years.

(3) Based on the estimated average purchase price of towers to be acquired from SBC.

     In addition, we had standby letters of credit of $6.3 million and performance bonds of $14.5 million outstanding at March 31, 2003, most of which expire within one year.

DESCRIPTION OF CRITICAL ACCOUNTING POLICIES

     The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported amounts of assets and liabilities, revenues and expenses. We have identified the following critical accounting policies that affect the more significant estimates and judgments used in the preparation of our consolidated financial statements. On an on-going basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary from those estimates under different assumptions or conditions.

   REVENUE RECOGNITION

     Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease.

     Broadcast services revenues related to construction activities are derived from service contracts with customers that provide for billing on a time and materials or fixed price basis. For time and material contracts, revenues are recognized as services are performed. For fixed price contracts, we recognize revenue and profit as work progresses using the percentage-of-completion method of accounting, which relies on estimates of total expected contract revenues and costs. We follow this method because reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Because the financial reporting of these contracts depends on estimates, which are assessed continually during the term of the contract, recognized revenues and profit are subject to revisions as the contract progresses to completion. Revisions in profit estimates are reflected in the period in which the facts that give rise to the revision become known. Accordingly, favorable changes in estimates result in additional revenue and profit recognition, and unfavorable changes in estimates result in the reversal of previously recognized revenue and profits. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

     We evaluate the collectibility of our accounts receivable based on a combination of factors. In circumstances where we are aware that a specific customer's ability to meet its financial obligations to us is in question (e.g., bankruptcy filings, substantial down-grading of credit ratings), we record a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount we reasonably believe will be collected. For all other customers, we reserve a percentage of the remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. If circumstances change (e.g., higher than expected defaults or an unexpected material adverse change in one or more significant customer's ability to meet its financial obligations to us), our estimates of the recoverability of amounts due us could be reduced by a material amount.

   PROPERTY AND EQUIPMENT

     Property and equipment built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. We capitalize costs incurred in bringing property and equipment to an operational state. Costs clearly associated with the acquisition, development and construction of property and equipment are capitalized as a cost of the assets. Indirect costs that relate to several assets are capitalized and allocated to the assets to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Estimates and cost allocations are reviewed at the end of each financial reporting period. Costs are revised and reallocated as necessary for material changes on the basis of current estimates. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

   GOODWILL

     The excess of the purchase price over the fair value of net assets acquired in purchase business combinations has been recorded as goodwill. Goodwill is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. On an ongoing basis, we assess the recoverability of goodwill by determining the ability of the specific assets acquired to generate future cash flows sufficient to recover the unamortized goodwill over the remaining useful life. We estimate future cash flows based on the current performance of the acquired assets and our business plan for those assets. Changes in business conditions, major customers or other factors could result in changes in those estimates. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.


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

   IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets, such as property and equipment, goodwill and purchased intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Effective January 1, 2002, potential impairment of long-lived assets other than goodwill and purchased intangible assets with indefinite useful lives is evaluated using the guidance provided by Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

   ACCOUNTING FOR INCOME TAXES

     As part of the process of preparing our consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax liability together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income. To the extent that we believe that recovery is not likely, we must establish a valuation allowance. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. We have recorded a valuation allowance of $464.7 million as of December 31, 2002, due to uncertainties related to utilization of deferred tax assets, primarily consisting of net operating losses carryforwards, before they expire.

   DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments are accounted for in accordance with Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), as amended by Statement of Financial Accounting Standards No. 138, ACCOUNTING FOR CERTAIN INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES ("SFAS 138") and as further amended by Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. All derivative financial instruments are recorded in the consolidated financial statements at fair value. Changes in the fair values of derivative financial instruments are either recognized in earnings or in shareholders' equity as a component of other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting as defined by SFAS 133. Changes in fair values of derivatives not qualifying for hedge accounting are reported in earnings as they occur.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143") which is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. We adopted the new rules on asset retirement obligations on January 1, 2003. Application of the new rules is expected to result in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of adoption that will reduce net income and stockholders' equity (deficit) by $12.2 million.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt that were included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on our consolidated statement of operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002. We adopted the


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

provisions of SFAS 145 on January 1, 2003. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit of disposal activities to be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. We adopted the provisions of SFAS 146 on January 1, 2003. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 are effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. We do not expect SFAS 148 to have a material effect on our financial condition, results of operations or cash flows.

     In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, as previously amended by SFAS 138. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS
133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003 and should be applied prospectively. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial condition, results of operations or cash flows.

INFLATION

     Some of our expenses, such as those for marketing, wages and benefits, generally increase with inflation. However, we do not believe that our financial results have been, or will be, adversely affected by inflation in a material way.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     We use financial instruments, including fixed and variable rate debt, to finance our operations. As of March 31, 2003 after giving effect to the offering of the initial notes and the use of proceeds from the initial notes, we had $512.5 million of variable rate debt outstanding under our credit facility at a weighted average interest rate of 5.22%. A 1% increase in the interest rate on our variable rate debt would have increased interest expense by approximately $1.9 million in the three months ended March 31, 2003.

     In addition, we have an interest rate cap on $375.0 million of the variable rate debt outstanding under our credit facility, which caps LIBOR at 7.0% for the next three years.




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

                                    BUSINESS

INTRODUCTION

     We are one of the largest wireless tower operators in the United States. We also operate broadcast towers and are a leading provider of construction services to the broadcast industry in the United States. Our businesses include the ownership and leasing of antenna sites on wireless and broadcast towers, the ownership and leasing of distributed antenna systems within buildings, managing rooftop telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers.

PRODUCTS AND SERVICES

     We operate in two business segments: wireless and broadcast.

   WIRELESS

     As of March 31, 2003, we owned or operated 7,414 wireless antenna sites, primarily located in the top 100 markets in the United States and with major metropolitan market clusters in Los Angeles, Chicago, San Francisco, Philadelphia, Detroit and Dallas. Our principal business is the leasing of space on our towers to wireless carriers, which represents more than 95% of our wireless revenues. Our site leasing customers are leading wireless service providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile, Verizon Wireless, and their affiliates. Together, these customers account for more than 89% of our monthly wireless leasing revenues.

   TOWER OWNERSHIP, LEASING AND MANAGEMENT

     We are one of the largest independent owners and operators of wireless communications towers in the United States. We provide antenna site leasing services, which primarily involve the leasing of antenna space on our towers to wireless carriers. In leasing antenna space, we generally receive monthly lease payments from customers. Our customer leases typically have original terms of five to ten years, with four or five renewal periods of five years each, and usually provide for periodic rent increases. Monthly lease pricing varies with the tower location and the number and type of antennas installed on a given site.

   IN-BUILDING ACCESS

     We are a leading provider of in-building neutral host distributed antenna systems serving telecommunications carriers in the United States. We have the exclusive rights to provide to wireless carriers in-building systems in over 300 retail shopping malls, casino/hotel resorts and office buildings in the United States. Our leases with property owners for the rights to install and operate the in-building systems are generally for an initial period of ten years. Some of these leases contain automatic extension provisions and continue after the initial period unless terminated by us. Under these leases, we are the exclusive operator of in-building neutral host distributed antenna systems for the term of the lease. We are also responsible for marketing the property as part of our portfolio of telecommunications sites and for installing, operating and maintaining the distributed antenna system at the properties. We grant rights to wireless service providers to attach their equipment to our in-building system for a fee under licenses with the providers that typically have an initial term of ten years. We typically share a portion of the collected fees with the property owners.

     The following chart shows the locations of our wireless towers and in-building neutral host distributed antenna systems as of March 31, 2003:

   STATE                                                             NUMBER
   -----                                                          ------------
   Texas.......................................................      1,003
   California..................................................        838
   Illinois....................................................        738
   Ohio........................................................        545
   Michigan....................................................        384


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

   STATE                                                             NUMBER
   -----                                                          ------------
   Florida.....................................................        325
   Missouri....................................................        319
   Georgia.....................................................        220
   Pennsylvania................................................        218
   Alabama.....................................................        202
   Oklahoma....................................................        202
   New York....................................................        191
   Louisiana...................................................        177
   North Carolina..............................................        169
   Washington..................................................        148
   Indiana.....................................................        128
   Wisconsin...................................................        122
   Maryland....................................................        117
   Other.......................................................      1,368
   Total.......................................................      7,414

   ROOFTOP MANAGEMENT

     We also provide rooftop management services to telecommunications carriers in the United States. We are the exclusive site manager for over 11,000 real estate properties, with significant access clusters in major metropolitan areas. Wireless carriers utilize our managed rooftop sites as transmitting locations, often where there are no existing towers for co-location or where new towers are difficult to build. Our rooftop management contracts are generally for an initial period of three to five years. These contracts contain automatic extension provisions and continue after the initial period unless terminated by either party. Under these contracts, we are engaged as the exclusive site manager for rooftop management. For these services, we receive a percentage of occupancy or license fees.

   BROADCAST

     We are one of the largest independent owners and operators of broadcast towers in the United States. As of March 31, 2003 we owned and operated 74 broadcast towers. We provide antenna site leasing services, which involves the leasing of antenna space on our broadcast towers to wireless carriers and broadcasters. In leasing antenna space, we generally receive monthly lease payments from customers.

     We are also a leading provider of broadcast tower analysis, design, installation, and technical services. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represent approximately 50% of the existing broadcast tower infrastructure in the United States.

     Broadcast towers require a high level of technical design and erection expertise, as they reach heights of up to 2,000 feet. The existing domestic broadcast tower infrastructure was generally developed to accommodate individual broadcast signals. This broadcast tower infrastructure was built primarily in the 1940's and 1950's. Today, it is considered to be at capacity and somewhat antiquated. The FCC mandate requiring the conversion of analog to digital broadcast signals potentially creates significant infrastructure deployment requirements for the broadcast community in the United States. In addition, the engineering and construction expertise for broadcast towers is limited to a relatively small number of fabrication and construction companies that specialize in broadcast towers, including our company.

COMPETITIVE STRENGTHS

     We believe that we are distinguished by the following competitive strengths:

     o HIGH QUALITY ASSETS. We believe that our quality portfolio of tower assets, including our tower clusters in major metropolitan areas, makes us a preferred provider for the wireless industry.


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

     o CONSERVATIVE CAPITAL STRUCTURE. We currently operate with the lowest level of total debt among the publicly traded tower companies. We have substantially completed the build-out of our wireless tower portfolio and terminated our build-to-suit contracts with wireless carriers. These measures have reduced our capital expense commitments and reduced our future funding requirements. We have also reduced the revolving portion of our credit facility from $300 million to $200 million.

     o STABLE CORE LEASING BUSINESS. Our focus on the leasing of antenna space on communications towers provides us with a recurring, stable cash flow stream due to the long-term nature of our customer contracts and the significant relocation costs for our existing tenants. Because our tower operating expense generally does not grow as we add co-location tenants, once a tower is built for an anchor tenant, co-location tenants provide high incremental cash flow.

     o EXPERIENCED MANAGEMENT. Our senior management team has been in place for four years and has an average of over eleven years of experience in the wireless industry. In addition, our senior management team remained intact throughout our recent restructuring.

BUSINESS STRATEGY

     The principal features of our business strategy are to:

     o MAXIMIZE USE OF OUR TOWER CAPACITY. We believe that our highest returns will be achieved by leasing additional space on our existing towers. Because the costs of operating a tower are largely fixed, increasing utilization will significantly improve our operating margins.

     o TAKE ADVANTAGE OF OUR MAJOR MARKET PRESENCE. 57% of our wireless antenna sites are located in the top 50 markets in the United States. We believe the increase in peak minutes of use in these markets increases the likelihood that carriers will deploy more capital to expand their network capacity in these markets than in other markets.

     o LEVERAGE EXISTING RELATIONSHIPS WITH WIRELESS SERVICE PROVIDERS AND THEIR PROGRAM MANAGEMENT COMPANIES. Maintaining and cultivating relationships with wireless service providers is a critical focus of our sales and marketing program. We have a dedicated group of sales representatives that focus on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

     o CAPITALIZE ON OUR INDUSTRY LEADING POSITION IN PROVIDING SHARED INFRASTRUCTURE SOLUTIONS TO WIRELESS CARRIERS. We have the largest operational base of distributed antenna systems providing in-building wireless coverage in the tower industry. We also have a leading position in distributed radio frequency transport. We believe wireless carriers will commit greater financial resources to these areas as they seek to improve network quality and provide high quality network coverage.

CUSTOMERS

     Our largest customers currently are Nextel and Cingular, which represented approximately 28% and 20% of our revenues, respectively, for each of the year ended December 31, 2002 and the three months ended March 31, 2003. Our other customers include several of the largest wireless service providers in the United States, including AT&T Wireless, Sprint, T-Mobile and Verizon Wireless. We also have provided services to enhanced specialized mobile radio, specialized mobile radio and cellular wireless providers. For the year ended December 31, 2001, Nextel and Cingular accounted for 30% and 13% of our revenues, respectively. For the year ended December 31, 2000, Nextel accounted for 48% of our revenues.

SALES AND MARKETING

     We believe that our quality portfolio of tower assets, our strong customer relationships and our operational excellence make us a preferred provider for the wireless industry. Our sales and marketing goals are to:

     o Leverage existing relationships and develop new relationships with wireless service providers to lease antenna space on our tower, rooftop and in-building assets; and

     o Form relationships with wireless service providers' program management companies to further broaden our channels of distribution.

     Maintaining and cultivating relationships with wireless service providers is a critical focus of our sales and marketing program. We have a dedicated group of sales representatives that focus on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

     Our sales staff is compensated on new co-location revenue generation, relocation/reconfiguration revenue, fee revenue and customer satisfaction. In addition, our sales teams rely on the complementary functions of our field support services and project management teams to further identify revenue opportunities and enhance the customer experience.

COMPETITION

     Our principal competitors include American Tower Corp., Crown Castle International Corp., Pinnacle Holdings, Inc., SBA Communications Corp., Sprint Sites USA, numerous independent tower operators and the many owners of non-tower antenna sites, including rooftops, water towers and other alternate structures. Wireless service providers, such as AT&T Wireless, Sprint PCS and T-Mobile, own and operate their own tower networks and lease (or may in the future decide to lease) antenna sites to other providers. We compete principally on the basis of tower location and capacity, price, quality of service and density of service within geographic market.

     Technological developments are also making it possible for wireless carriers to expand their use of existing facilities to provide service without additional tower facilities. The increased use by carriers of signal combining and related technologies, which allow two or more carriers to provide services on different transmission frequencies using the communications antenna and other facilities normally used by only one carrier, could reduce the demand for tower-based broadcast transmissions and antenna space. In addition to sharing transmitters, carriers are, through joint ventures and other arrangements (such as Cingular's infrastructure joint ventures with T-Mobile and AT&T Wireless), sharing (or considering the sharing of) telecommunications infrastructure in ways that might adversely impact the growth of our business.

     In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless service providers as a superior alternative to leasing space for their own antennas on communications sites we own.

EMPLOYEES

     As of March 31, 2003, we had 623 employees. None of our employees are represented by a collective bargaining agreement, and we consider our employee relations to be good.

INTERNATIONAL

     During 2001 we ceased development efforts in Europe and Mexico. In 2002, we sold our network services operations in Canada. Our primary focus is on operations in the United States.


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

REGULATORY AND ENVIRONMENTAL MATTERS

   FEDERAL REGULATIONS

     Both the FCC and the FAA regulate towers used for communications transmitters and receivers. These regulations control the siting, marking and lighting of towers and generally, based on the characteristics of the tower, require registration of tower facilities with the FCC. Wireless and broadcast communications antennas operating on towers are separately regulated and independently authorized by the FCC based upon the particular frequency used and the service provided. In addition to these regulations, SpectraSite must comply with certain environmental laws and regulations.

     Under the requirements of the Communications Act of 1934, as amended, the FCC, in conjunction with the FAA, has developed standards for review of proposals for new or modified antenna structures. These standards mandate that the FCC and the FAA consider the height of the proposed antenna structure, the relationship of the structure to existing natural or man-made obstructions and the proximity of the structure to runways and airports. Proposals to construct new communications sites or modify existing communications sites that could affect air traffic must be filed with and reviewed by the FAA to ensure the proposals will not present a hazard to aviation. The FAA may condition its issuance of no-hazard determinations upon compliance with specified lighting and marking requirements. The FCC will not authorize the operation of communications antennas on towers unless the tower has been registered with the FCC or a determination has been made that such registration is not necessary. The FCC will not register a tower unless it has received all necessary clearances from the FAA. The FCC also enforces special lighting and marking requirements. Owners of towers on which communications antennas are located have an obligation to maintain marking and lighting to conform to FCC standards. Tower owners also bear the responsibility of notifying the FAA of any tower lighting failures. We generally outsource the monitoring of the lighting of our towers to contractors that specialize in those services. However, under the FCC's rules, we remain fully liable for the acts and omissions of those contractors. We generally indemnify our customers against any failure to comply with applicable standards. Failure to comply with the applicable requirements (including as a result of acts or omissions of our contractors, which may be beyond our control) may lead to monetary forfeitures or other enforcement actions, as well as civil penalties, contractual liability and/or tort liability.

     The Telecommunications Act of 1996 amended the Communications Act of 1934 by limiting state and local zoning authorities' jurisdiction over the construction, modification and placement of wireless communications towers. The law preserves local zoning authority but prohibits any action that would discriminate between different providers of wireless services or ban altogether the construction, modification or placement of communications towers. It also prohibits state or local restrictions based on the environmental effects of radio frequency emissions to the extent the facilities comply with the FCC regulations. The 1996 Act also requires the federal government to help licensees of wireless communications services gain access to preferred sites for their facilities. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

     In October 2000, the FCC adopted rules and policies related to telecommunications service providers' access to rooftops, other rights-of-way and conduits in multi-tenant buildings. The FCC prohibited telecommunications carriers in commercial settings from entering into new exclusive contracts with building owners, including contracts that effectively restrict premises owners or their agents from permitting access to other telecommunications service providers. The FCC also established procedures to ensure that the demarcation point in buildings, which marks the end of the incumbent local exchange carrier's control over on-premises wiring and the beginning of the customer's or building owner's control, will, at the premises owner's request, be at the "minimum point of entry" to the structure rather than further inside the premises. In addition, the FCC determined that, under the Communications Act, utilities, including local exchange carriers, will be required to afford telecommunications carriers and cable service providers reasonable and nondiscriminatory access to conduits and rights-of-way in customer buildings, to the extent such conduits and rights-of-way are owned or controlled by the utility. Finally, the FCC amended its existing rules to give building tenants the same ability to place on their leased or owned property small satellite dishes for receiving telecommunications and other fixed wireless signals that they currently have for receiving video services.

     In the same October 2000 action, the FCC sought comment on a number of related issues, including whether the prohibition on exclusive contracts should be extended to residential buildings; whether it should be broadened to prohibit preferences other than exclusive access, such as exclusive marketing or landlord bonuses for tenants; whether the FCC should prohibit carriers from enforcing exclusive access provisions in existing contracts for commercial or residential multi-tenant buildings; and whether the agency has authority to prohibit local exchange carriers from providing services to multi-tenant buildings where the owners maintain policies unreasonably preventing competing carriers from gaining access to potential customers within the building.

     In June 2003, the FCC issued a Notice of Proposed Rulemaking seeking comment on a draft agreement between the FCC, the Advisory Council on Historic Preservation and the National Conference of State Historic Preservation
Officers that would tailor and streamline procedures for review of towers and other FCC licensed communications facilities under the National Historic Preservation Act of 1966, or "NHPA", and on related revisions to the FCC's rules. The FCC has indicated that the intent of the agreement and the proposed rule revisions is to improve compliance with the NHPA and streamline the review process for construction of towers and other FCC licensed communications facilities. We cannot predict with certainty whether, and if so when, the FCC's proposals will be adopted, and, if they are, the effect they will have on our business.
     In 1996, the FCC mandated the conversion of analog television signals to digital. As a result of several subsequent rulings by the FCC, each commercial television station in the United States was required to complete construction of new digital broadcasting facilities by May 1, 2002. Non-commercial stations were given until May 1, 2003, to complete digital construction. By April 21, 2003, all television stations were required to be simulcasting at least 50% of their programming on both their analog and digital facilities and must convert to 100% simulcasting within two years. The simulcasting transition is scheduled to end in 2006, when television broadcasters will be required to terminate analog service, unless that date has been extended based on satisfaction of statutory standards demonstrating that significant portions of the viewing public do not have the ability to receive digital television signals.

     Although these deadlines have resulted from past extensions by the FCC of previous deadlines, various broadcasters have requested that the FCC further extend the current conversion deadlines. In December 2001, the FCC declined to issue a blanket extension of the current deadlines, however, and instead agreed to continue to consider extension requests by particular broadcasters on a case-by-case basis, and made it easier for broadcasters to qualify for such extensions. As of January 2003, approximately 93% of all television stations in the United States have been granted a construction permit or a license for digital television. More than 75% of the stations whose deadline to complete their digital television broadcast facilities was May 1, 2002, requested an extension of their completion deadline to November 1, 2002 and approximately 85% of those requests were granted. Of those stations that were granted an initial extension, nearly 78% requested an additional six-month extension and, to date, the FCC has granted more than one-third of these extension requests. In April 2003, the FCC granted a six-month waiver on DTV simulcast requirements for all public television stations.

     In August 2002, the FCC adopted a rule requiring all TV receivers manufactured in the United States with screen sizes greater than 13 inches, and all TV receiving equipment, such as VCRs and DTV recorders, be capable of receiving DTV signals over the air no later than July 1, 2007. We believe that this increased penetration of digital television capability among the general broadcast audience may also hasten the digital conversion and add to the demand for digital television broadcast towers.

     We believe that, although the planned conversion to digital might continue to be delayed through FCC extensions or the failure of various broadcasters to achieve the conversion in accordance with the established deadlines, if and when the conversion occurs it will create significant potential for increased demand for co-location on broadcast towers, including our towers. We believe that the digital conversion will thus drive increased demand for our tower design and installation services.

STATE AND LOCAL REGULATIONS

     Most states regulate certain aspects of real estate acquisition and leasing activities. Where required, we outsource site acquisition to licensed real estate brokers or agents. Local regulations and restrictions include building codes and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations and restrictions vary greatly, but typically require tower owners to obtain a permit or other approval from local officials or community standards organizations prior to tower construction and prior to modifications of towers, including installation of equipment for new customers. Local zoning authorities generally have been hostile to construction of new transmission towers in their communities because of the height and visibility of the towers. Companies owning or seeking to build or modify towers have encountered an array of obstacles arising from state and local regulation of tower site construction and modification, including environmental assessments, fall radius assessments, marking and lighting requirements, and concerns with interference with other electronic devices. The delays resulting from the administration of such restrictions can last for several months and, when appeals are involved, can take several years.

ENVIRONMENTAL AND RELATED REGULATIONS

     Owners and operators of communications towers are subject to environmental laws. The FCC's decision to register a proposed tower may be subject to environmental review under the National Environmental Policy Act of 1969, which requires federal agencies to evaluate the environmental impacts of their decisions under certain circumstances. The FCC has issued regulations implementing the National Environmental Policy Act, as well as the National Historic Preservation Act, the Endangered Species Act and the American Indian Religious Freedom Act. These regulations place responsibility on each applicant to investigate potential environmental and other effects of operations and to disclose any significant effects in an environmental assessment prior to constructing a tower or co-locating a new tenant on a tower. In the event the FCC determines that a proposed tower would have a significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. In addition, various environmental groups routinely petition the FCC to deny applications to register new towers. This regulatory process can be costly and could significantly delay the registration of a particular tower. In addition, we are subject to environmental laws that may require investigation and remediation of any contamination at facilities we own or operate or at third-party waste disposal sites. These laws could impose liability even if we did not know of, or were not responsible for, the contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, responding to petitions filed by environmental protection groups, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

PROPERTIES

     We are headquartered in Cary, North Carolina, where we currently occupy an owned 109,570 square foot office facility on 19.7 acres of land and lease 61,071 square feet of office space. We own a 38,000 square foot broadcast tower manufacturing facility located on 10 acres of land in Pine Forge, Pennsylvania. We also own 9.5 acres of land in Visalia, California, on which a 57,000 square foot broadcast tower manufacturing facility is located and 161.7 acres of land in Mobile, Alabama, on which a 1,944 foot broadcast tower is located.

     Our interests in communications sites are comprised of a variety of fee interests, leasehold and sub-leasehold interests created by long-term lease or sublease agreements, private easements, and easements and licenses or rights-of-way granted by government entities. In rural areas, a communications site typically consists of a three-to-five acre tract that supports towers, equipment shelters and guy wires to stabilize the structure. Less than 2,500 square feet are required for a self-supporting tower structure of the kind typically used in metropolitan areas. Land leases generally have an initial term of five years, with five additional five-year renewal periods. See "-- Products and Services -- Wireless" for a list of the locations of our wireless towers.

LEGAL PROCEEDINGS

     We emerged from bankruptcy on February 10, 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Overview" for a discussion of our bankruptcy proceedings. Our subsidiaries, including Communications, were not part of the bankruptcy reorganization.

     From time to time, we are involved in various legal proceedings relating to claims arising in the ordinary course of business. We are not currently a party to any such legal proceeding, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding our directors and executive officers:

--------------------------------------------------------------------------------
            NAME                    AGE               POSITION
--------------------------------------------------------------------------------
Stephen H. Clark.............       58      President, Chief Executive Officer,
                                            Chairman and Director
Timothy G. Biltz.............       44      Chief Operating Officer
David P. Tomick..............       51      Executive Vice President and Chief
                                            Financial Officer
Dale A. Carey................       38      President, Leasing Division
Thomas A. Prestwood, Jr......       50      President, Broadcasting Division
Gabriela Gonzalez............       41      Senior Vice President and Controller
John H. Lynch................       45      Vice President, General Counsel and
                                            Secretary
Paul M. Albert, Jr...........       60      Director
Gary S. Howard...............       52      Director
Robert Katz..................       36      Director
Richard Masson...............       44      Director

     STEPHEN H. CLARK is President, Chief Executive Officer and Chairman of the Board of Directors of SpectraSite. He has been a director of SpectraSite since its formation in May 1997 and Chairman since September 2002. Mr. Clark has 23 years of general management experience in high growth companies in the communications, technology and manufacturing sectors.

     TIMOTHY G. BILTZ is Chief Operating Officer. Prior to joining SpectraSite in August 1999, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard's development from an initial start-up to an enterprise with over 800,000 subscribers.

     DAVID P. TOMICK is Executive Vice President and Chief Financial Officer. Mr. Tomick joined SpectraSite in 1997. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President -- Finance of Falcon Cable TV where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago.

     DALE A. CAREY is President of SpectraSite's Leasing Division. Mr. Carey joined SpectraSite as Senior Vice President of Services and Operations in February 2000 and assumed his current position in May 2002. Prior to joining SpectraSite, Mr. Carey served as the Regional Vice President and General Manager for the Pennsylvania Super System of Vanguard Cellular Systems.

     THOMAS A. PRESTWOOD, JR. is President of SpectraSite's Broadcast Division. Mr. Prestwood joined SpectraSite in November 2001. Mr. Prestwood has over 15 years of senior management experience and executive level work in the telecommunications industry, most recently as Regional Vice President for Telecorp PCS. Prior to joining Telecorp, Mr. Prestwood served as an Executive Vice President for Highland Holdings and a Market Director for AT&T Wireless Services. Mr. Prestwood was a Senior Vice President at Vanguard Cellular Systems, Inc. from 1990 until the company was acquired by AT&T Wireless in 1999.

     GABRIELA GONZALEZ is Senior Vice President and Controller. Prior to joining SpectraSite in April 2000, Ms. Gonzalez served as Controller for Commercial Operations for GlaxoWellcome (now GlaxoSmithKline). Before joining GlaxoWellcome in 1998, Ms. Gonzalez served as Controller for Alyeska Pipeline, the operator of the TransAlaskan Pipeline. Ms. Gonzalez is a Certified Public Accountant in Alaska and North Carolina.

     JOHN H. LYNCH is Vice President, General Counsel and Secretary. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch.

     PAUL M. ALBERT, JR. has been a director of SpectraSite since February 2003. Mr. Albert is a corporate director, a finance and capital markets consultant primarily engaged in educating bankers at global financial institutions, and a private investor. He has been a director of DigitalGlobe, Inc. since April 1999 and prior to the sale of the companies was a director of CAI Wireless Systems from December 1998 to August 1999 and Teletrac Inc. from December 1999 to April 2001. In his capacity as a corporate director he has served on audit, compensation, finance, and governance committees, usually as committee chairman, and is a director of the New York Chapter of the National Association of Corporate Directors. From 1970 to 1996 he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities.

     GARY S. HOWARD has been a director of SpectraSite since February 2003. Mr. Howard has been Executive Vice President, Chief Operating Officer and a director of Liberty Media, Inc. since July 1998. Mr. Howard served as Chief Executive Officer of Liberty Satellite & Technology, Inc. from December 1996 to April 2000. Mr. Howard also served as Executive Vice President of TCI from December 1997 to March 1999. Previously, Mr. Howard served as Chief Executive Officer, Chairman of the Board and a director of TV Guide, Inc., President and Chief Executive Officer of TCI Ventures Group, LLC and President of Liberty Satellite and Technology. Mr. Howard is also a director of Ascent Media, Liberty Satellite & Technology, Inc., UnitedGlobalCom, Inc., and On Command Corporation. Mr. Howard serves as Chairman of the Board of Liberty Satellite & Technology, Inc. and On Command Corporation.

     ROBERT KATZ has been a director of SpectraSite since February 2003. Mr. Katz has been associated with Apollo Management, L.P. since 1990. Mr. Katz is also a director of Vail Resorts, Inc.

     RICHARD MASSON has been a director of SpectraSite since February 2003. Mr. Masson is a Principal and co-founder of Oaktree Capital Management, LLC, an investment advisory firm with over $25 billion of assets under management. He serves as co-Head of Research for their distressed debt funds. Prior to that, Mr. Masson was the head of the Special Credits analytic group at The TCW Group, Inc.

EXECUTIVE COMPENSATION

   SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of SpectraSite to its Chief Executive Officer and four other most highly compensated executive officers for the years ended December 31, 2000, 2001 and 2002.

                                                                                      LONG TERM
                                                ANNUAL COMPENSATION               COMPENSATION AWARDS
                                  --------------------------------------------  ----------------------
                                                                                             NUMBER OF
                                                                                            SECURITIES
                                                                                             UNDERLYING     ALL OTHER
                                                                     OTHER      RESTRICTED    OPTIONS/    COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   ANNUAL($)(B)   STOCK($)    SARS(#)(C)      ($)(D)
-----------------------------     ------   ---------   --------   ------------  ----------  ----------    -------------
Stephen H. Clark.............      2002     375,000    367,500          --           --             --        5,500
    Chief Executive Officer        2001     375,000    300,000          --           --        245,250        4,884
                                   2000     323,077    325,000          --           --        500,000        4,398

Timothy G. Biltz.............      2002     300,000    294,000          --           --             --        5,500
    Chief Operating Officer        2001     300,284    270,000          --           --        140,000        5,100
                                   2000     260,000    200,000          --           --        300,000        5,100

David P. Tomick..............      2002     235,000    230,300          --           --             --        5,500
    Chief Financial Officer        2001     228,654     89,725          --           --        113,973        5,250
                                   2000     219,615     77,150          --           --        100,000        5,100

                                                                                       LONG TERM
                                                ANNUAL COMPENSATION               COMPENSATION AWARDS
                                  --------------------------------------------  ----------------------
                                                                                             NUMBER OF
                                                                                            SECURITIES
                                                                                             UNDERLYING     ALL OTHER
                                                                     OTHER      RESTRICTED    OPTIONS/    COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   ANNUAL($)(B)   STOCK($)    SARS(#)(C)      ($)(D)
-----------------------------     ------   ---------   --------   ------------  ----------  ----------    -------------
Dale A. Carey(a).............      2002     209,423    102,255          --           --            --          5,500
    President, Leasing             2001     202,500     90,839          --           --        75,000          3,175
                                   2000     146,058     53,885      15,214           --       150,400         26,059

Thomas A. Prestwood, Jr.(a)..      2002     204,750     97,500          --           --            --          5,000
    President, Broadcast           2001      15,000     50,000          --           --       150,000             --

---------------

(a) Mr. Carey joined SpectraSite in February 2000. Mr. Prestwood joined SpectraSite in November 2001.

(b) The amount indicated for Mr. Carey in 2000 reflects tax gross ups on relocation expenses.

(c) All options were terminated on February 10, 2003 under the Plan of Reorganization without consideration.

(d) Amounts reported are SpectraSite's contribution under its 401(k) plan, except the amount reported for Mr. Carey in 2000. The amount reported for Mr. Carey in 2000 includes SpectraSite's contribution under its 401(k) plan of $2,229 and a relocation reimbursement of $23,830.

   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     There were no stock option grants to the executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2002.


   AGGREGATED OPTIONS/SAR EXERCISES AND VALUE IN LAST FISCAL YEAR

     The table below provides information as to the exercise of options during the fiscal year ended December 31, 2002 and the number and value of unexercised options held by the executive officers named in the Summary Compensation Table above as of December 31, 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                   NUMBER OF                        OPTIONS/SARS AT         MONEY OPTIONS/SARS AT
                                     SHARES                     FISCAL YEAR-END (#)(A)      FISCAL YEAR-END ($)(A)
                                  ACQUIRED ON      VALUE      --------------------------  --------------------------
               NAME               EXERCISE (#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------   ------------   ----------   -----------  ------------   ----------   -------------
Stephen H. Clark...............         --           --          843,813       627,687        --            --
Timothy G. Biltz...............         --           --          485,000       355,000        --            --
David P. Tomick................         --           --          292,108       197,730        --            --
Dale A. Carey..................         --           --           93,950       131,450        --            --
Thomas A. Prestwood, Jr........         --           --           37,500       112,500        --            --

---------------

(a) All options were terminated on February 10, 2003 under the Plan of Reorganization without consideration.


   EMPLOYMENT AGREEMENTS

     SpectraSite has entered into employment agreements with each of Messrs. Clark, Tomick and Biltz, effective as of February 10, 2003. The initial term of the employment agreements is three years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least six months prior to the end of the term. The annual base salaries for Messrs. Clark, Tomick, and Biltz are determined pursuant to their respective employment agreements, and they are each eligible to receive annual bonuses in amounts to be determined based on SpectraSite's achievement of annual financial targets established by the Board of Directors of SpectraSite. In connection with SpectraSite's emergence from chapter 11 bankruptcy, Messrs. Clark and Tomick also received cash bonuses on

February 10, 2003, in the amounts of $2,800,000 and $1,120,000, respectively. If their employment is terminated as a result of their death or disability or is terminated by SpectraSite without cause, or if they resign without good reason during the thirteenth month following a change in control (as defined in the employment agreements), Messrs. Clark, Tomick, and Biltz will be entitled to receive continued salary, average annual bonus and benefits for a period of 24 months following the termination, provided that this period shall be extended to 36 months if they are terminated by SpectraSite without cause or if they resign with good reason during the 24-month period following a change in control.

     Messrs. Clark, Tomick, and Biltz have agreed that for a period of 24 months following the termination of their employment with SpectraSite they generally will not:

     o engage in, or own any interest in or perform any services for any business which engages in, competition with SpectraSite;

     o solicit management employees of SpectraSite or otherwise interfere with the employment relationship between SpectraSite and its employees; or

     o hire, engage or in any manner be associated with any supplier, contractor or entity with a business relationship with SpectraSite, if such action would have a material adverse effect on SpectraSite.

     In connection with their employment agreements, Messrs. Clark, Tomick, and Biltz were granted options to purchase 763,889, 277,778 and 486,111 shares of New Common Stock, respectively. The exercise prices of these options are $29.82, $30.18 and $26.15, respectively. The options were vested 20% on March 12, 2003 and, subject to the optionee's continued employment with SpectraSite, 50% will vest ratably on a monthly basis during the next 36 months, and 30% will vest on March 12, 2009, or earlier if the Company achieves annual financial targets determined by the Board of Directors of SpectraSite.

   SEVERANCE PLANS

     Messrs. Carey and Prestwood participate in SpectraSite's Executive Severance Plan B. This plan generally provides that, upon termination of a participant's employment by SpectraSite other than for cause or by the participant for good reason (which includes any termination by a participant during the thirteenth month following a change in control), the participant will be entitled to continued payments of base salary and target bonus, as well as continued benefits, during the 18 months following termination if the participant then has five or more years experience in current or equivalent employment positions, and 12 months following termination if the participant has less than five years of such experience. In the event of termination resulting from a change in control or in the two-year period following a change in control, the periods referred to above shall be increased to 24 months. For this purpose, a change of control occurs upon (i) the acquisition, other than by the principal stockholders of SpectraSite, of more than 35% of the total combined voting power of SpectraSite's outstanding securities and such principal stockholders own a lesser percentage of the voting power of SpectraSite's outstanding securities than such acquiring person and cease to have the ability to elect or designate for election a majority of SpectraSite's Board of Directors; (ii) a change in the composition of the Board of Directors of SpectraSite during any two-year period that results in the current directors (or those directors approved by the Board of Directors) ceasing to constitute a majority of the directors; (iii) a merger or consolidation of SpectraSite with another entity unless the Company's outstanding voting securities are exchanged for consideration including securities representing a majority of the voting power of the surviving corporation; or (iv) a sale of all or substantially all of SpectraSite's assets other than to the principal stockholders of SpectraSite or persons controlled by such stockholders.

   2003 EQUITY INCENTIVE PLAN

     On March 12, 2003, subject to execution of definitive documentation, options for 2,706,666 shares of New Common Stock were issued under the Equity Incentive Plan, each having an exercise price of $26.15 per share, except for the options granted to Messrs. Clark and Tomick, whose options have an exercise price of $29.82 and $30.18, respectively. As of that date, approximately 293,334 shares of New Common Stock were available for future grants.

     The following is a discussion of other features of the Plan.

     PURPOSE OF PLAN. The nature and purpose of the Plan is to use performance-based grants of long-term, equity-based incentives in the form of stock options and other equity based awards in order to link total compensation for management and key employees to SpectraSite's performance and stock price appreciation and to allow SpectraSite to remain competitive and to retain top performing employees over time. The Plan also permits awards to directors.

     PLAN ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors of SpectraSite. The Compensation Committee has sole discretion, subject to the terms of the Plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. The Board of Directors or the Compensation Committee may delegate to another committee of the Board of Directors the authority to grant awards to certain persons and the Compensation Committee may generally delegate the authority to act on its behalf to certain officers of SpectraSite.

     ELIGIBILITY. Awards may be granted under the Plan to any director, officer or other employee of SpectraSite and its subsidiaries, and any individual providing services as a consultant, advisor or otherwise as an independent contractor to SpectraSite and its subsidiaries.

     VESTING AND EXERCISE OF OPTIONS. Options become exercisable as set forth in a participant's award agreement.

     PAYMENT FOR OPTIONS. The exercise price of any stock option awarded under the Plan will be determined by the Compensation Committee. Participants may exercise an option by making payment in any manner specified by the Compensation Committee.

     RESTRICTED STOCK. The Compensation Committee may authorize awards of restricted stock, including performance-based restricted stock. Awards of restricted stock may be made for no consideration, or for an amount as is determined by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited. To date, no shares of restricted stock have been awarded under the Plan.

     OTHER AWARDS UNDER THE PLAN. The Compensation Committee may grant other types of equity-based awards such as stock appreciation rights, deferred stock, dividend equivalents and performance-based awards. Such awards and awards of restricted stock may be subject to attainment of preestablished performance goals based on, EBITDA, revenue, net income, operating income, cash plan, return on assets, return on equity, return on capital or total shareholder return.

     ESTIMATE OF BENEFITS. The number and terms of stock options and other awards that will be granted to officers and other employees under the Plan in the future is subject to the discretion of the Compensation Committee and is not currently determinable.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. The grant of a stock option under the Plan will generally not have any immediate effect on the federal income tax liability of SpectraSite or the participant. If the Compensation Committee grants a non-qualified stock option, then the participant will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock at the time of its exercise and the exercise price, and SpectraSite will receive a deduction for the same amount.

     If the Compensation Committee grants an incentive stock option, the participant generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. SpectraSite generally is not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and SpectraSite will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.


                             PRINCIPAL STOCKHOLDERS

     The table below sets forth, as of March 31, 2003, information with respect to the beneficial ownership of SpectraSite's New Common Stock by:

     o each of the current directors and some of our executive officers individually;

     o each person who is known to be the beneficial owner of more than 5% of any class or series of capital stock; and

     o    all directors and executive officers as a group.

     The amounts and percentages of New Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                                                NUMBER OF SHARES    PERCENTAGE OF
                                                                                  BENEFICIALLY      TOTAL VOTING
                           NAME OF BENEFICIAL OWNER                                  OWNED              POWER
Stephen H. Clark(a)........................................................           174,994            *
Timothy G. Biltz(b)........................................................           110,725            *
David P. Tomick(c).........................................................            65,229            *
Dale A. Carey(d)...........................................................            36,065            *
Thomas A. Prestwood, Jr.(e)................................................            17,083            *
Paul M. Albert, Jr.(f).....................................................             1,222            *
Gary S. Howard(f)..........................................................             1,222            *
Robert Katz(f)(g)..........................................................             1,222            *
Richard Masson(f)(h).......................................................         4,834,359           20.5
Funds affiliated with Apollo Management V, L.P.(g).........................         5,575,809           23.6
Funds managed by Oaktree Capital Management, LLC(f)(h).....................         4,834,359           20.5
Capital Research and Management Company(i).................................         3,320,693           14.1
All current directors and executive officers as a group (11 persons)(j)....         5,262,381           21.9

---------------

* Less than 1%.

(a) Includes 173,997 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days. Also includes 997 shares of New Common Stock issuable upon the exercise of outstanding warrants exercisable within 60 days.

(b) Includes 110,725 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(c) Includes 63,272 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days. Also includes 1,957 shares of New Common Stock issuable upon the exercise of outstanding warrants exercisable within 60 days, of which 602 are held by the Tomick Family Trust.

(d) Includes 36,065 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(e) Includes 17,083 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(f) Includes 1,222 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(g) With respect to Apollo Management V, L.P., includes 5,575,809 shares of New Common Stock held by AP Towers, LLC. Mr. Katz is associated with Apollo but does not beneficially own any of the shares held by Apollo. The business address for Mr. Katz and Apollo is 1301 Avenue of the Americas, New York, New York 10019.

(h) Includes 3,195,905 shares of New Common Stock held by OCM Opportunities Fund IV, L.P. and 1,637,232 shares held by OCM Opportunities Fund IVb, L.P. Each of the funds is managed by Oaktree Capital Management, LLC, who disclaims beneficial ownership of the shares except to the extent of its pecuniary interest in the shares. Mr. Masson in a Principal of Oaktree and disclaims beneficial ownership of the shares held by the Oaktree funds except to the extent of his pecuniary interest in the shares. The business address for Mr. Masson and the Oaktree funds is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(i) Capital Research and Management Company is the beneficial owner of New Common Stock, arising from the beneficial ownership by certain investment companies, including 1,270,664 shares owned by American High-Income Trust, registered under the Investment Company Act of 1940, which is advised by Capital Research and Management, a registered investment adviser. Such shares are held by American High-Income Trust and other funds, in their capacity as investment companies and are beneficially held by Capital Research and Management as an investment adviser. American High-Income Trust and the other funds have sole voting power over the shares and Capital Research and Management has sole dispositive power over the shares. The business address for Capital Research and Management is 333 S. Hope St., 55th Floor, Los Angeles, California 90071.

(j) Includes 426,276 shares of New Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 2,968 shares of New Common Stock issuable upon the exercise of outstanding warrants exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Plan of Reorganization, SpectraSite entered into a Registration Rights Agreement with Oaktree Capital Management, LLC, as general partner and/or investment manager of certain funds and accounts it manages, AP Towers LLC, an affiliate of Apollo Management V, L.P., and Capital Research Management Company providing for the registration of the New Common Stock. The following is a summary of the material terms of that registration rights agreement.

     Under the registration rights agreement, the holders of SpectraSite's New Common Stock that are party to the agreement may require SpectraSite to register all or some of their shares under the Securities Act. The first two times each holder that is a party to the agreement makes such request, SpectraSite is obligated to register the shares set forth in such request. If a holder that is party to the agreement makes more than two such requests, then the following conditions must be met to trigger SpectraSite's registration obligation:

     o SpectraSite must receive a request for registration from holders of at least 5% of its outstanding stock covered by the registration rights agreement; and

     o the request must specify the number of shares to be disposed of and the proposed plan of distribution therefor.

     SpectraSite is only obligated to effect six such registrations except to the extent necessary to ensure that each of the holders that are party to the agreement may cause at least two such registrations during the term of the agreement. SpectraSite has the right to include its shares in any registration statement required by the registration rights agreement.

     In addition to SpectraSite's registration obligations discussed above, if SpectraSite registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the registration rights agreement requires that it uses commercially reasonable efforts to include in the registration statement common stock held by stockholders that are party to the agreement who wish to participate in the offering. Registrations by SpectraSite on Form S-4, Form S-8 or an offering to existing security holders of SpectraSite pursuant to rights distributed to existing security holders or pursuant to a dividend reinvestment plan will not trigger this registration obligation.

TRANSACTIONS WITH EXECUTIVE OFFICERS

     In August 1999, we loaned David P. Tomick $325,000 in connection with the exercise of stock options to acquire Old Common Stock. The loan bears interest at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and matures in August 2004.

     In September 1999, we loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This loan is secured by any shares of common stock issued to Mr. Biltz upon his exercise of options or otherwise acquired by Mr. Biltz and bears interest at 5.82% per annum and matures in September 2004.

     In January 2000, we loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of Old Common Stock. The loan bears interest at 5.80% per annum and matures in December 2004.

                       DESCRIPTION OF THE CREDIT FACILITY

     Communications, a wholly-owned subsidiary of SpectraSite, is party to an amended and restated credit facility. The credit facility includes a $200.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $218.7 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on March 31, 2006 and ending on June 30, 2007 and a $293.8 million term loan that is fully drawn and which must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007.

     Effective May 14, 2003, we amended our credit facility to, among other things, reduce our unused former $300 million commitment under our revolving credit facility by $100 million in exchange for moderately increasing the ratios in our leverage covenant in future periods.

     With the proceeds of the sale of 545 towers to Cingular, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003. In addition, Communications repaid $1.1 million of the multiple draw term loan and $1.4 million of the term loan on February 19, 2003. In connection with these repayments, Communications wrote off $1.6 million in debt issuance costs. This charge is included in interest expense in the unaudited condensed consolidated statement of operations. In connection with the reduction of the revolving portion of the credit facility and the repayment of the term loans with the proceeds from the offering of the initial notes, we wrote off approximately $5.9 million of associated debt issuance costs. As of March 31, 2003, after giving effect to the offering of the initial notes and the use of proceeds from the initial notes to repay a portion of the amounts outstanding under the credit facility, Communications would have had $512.5 million outstanding under the credit facility. The remaining $200.0 million under the credit facility was undrawn.

     Under the terms of the credit facility, Communications could borrow approximately $200.0 million under the revolving credit facility as of March 31, 2003, after giving effect to the offering of the initial notes and the use of proceeds from the initial notes and the amendment to the credit facility, while remaining in compliance with the applicable covenants.

     The revolving credit loans and the multiple draw term loans bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin ranging from 2.00% to 1.00% per annum or the Eurodollar rate plus an applicable margin ranging from 3.25% to 2.25% per annum, depending on Communications' leverage ratio at the end of the preceding fiscal quarter.

     The term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum.

     The weighted average interest rate on outstanding borrowings under the credit facility was 5.94% as of December 31, 2002, 5.17% as of March 31, 2003 and 5.22% after giving effect to the offing of the initials notes and the use of proceeds from the initial notes.

     Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

     SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA (as defined in the credit facility), a minimum interest coverage ratio and a minimum fixed charge coverage ratio.







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

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

     The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section of this prospectus entitled "Description of the Notes."

     We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     This exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

     We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

     We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change, including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for up to an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

PROCEDURES FOR TENDERING INITIAL NOTES

   PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

     To tender your initial notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

     (1) REGULAR DELIVERY PROCEDURE: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent so that they arrive by 5:00 p.m., New York City time, on the expiration date.

     (2) BOOK-ENTRY DELIVERY PROCEDURE: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "-- Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

     (3) GUARANTEED DELIVERY PROCEDURE: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "-- Guaranteed Delivery Procedure" below.

     The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

     Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

     (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     (2) a commercial bank or trust company having an office or correspondent in the United States; or

     (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

          UNLESS the initial notes are tendered:

          (1) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company; or

          (2) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.


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

     If the letter of transmittal or any bond powers are signed by:

     (1) the recordholder(s) of the initial notes tendered, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

     (2) a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

     (3) a person other than the registered holder of any initial notes, these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in form satisfactory to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

     (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

     To tender your initial notes in this exchange offer, you must make the following representations:

     (1) you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

     (2) any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

     (3) you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, does not have an arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

     (4) you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     (5) if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

     (6) if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes and the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities, you acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

     You must also warrant that the acceptance of any tendered initial notes by us and the issuance of exchange notes in exchange therefor shall constitute performance in full by us of our obligations under the registration rights agreement relating to the initial notes.

   BOOK-ENTRY DELIVERY PROCEDURE

     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   GUARANTEED DELIVERY PROCEDURE

     If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

     (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     (3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

     We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

     We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

     We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

     If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be deemed to be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights with respect to the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of your tendered notes for exchange by us.

     Any notice of withdrawal must:

     (1) specify the name of the person who tendered the initial notes to be withdrawn;

     (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

     (3) be signed by the person who tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

     (4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

     (5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

     The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

     You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer only if:

     (1) there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

     (2) there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes;

     (3) there is no stop order issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

     (4) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

     (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

     These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because any of the conditions set forth above is not satisfied, we may:

     (1) refuse to accept and return to their holders any initial notes that have been tendered;

     (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

     (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

     We have appointed The Bank of New York as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

         By mail:

         The Bank of New York
         Corporate Trust Operations
         Reorganization Unit
         101 Barclay Street - 7 East
         New York, New York 10286
         Attention:  Mr. Santino Ginocchietti

         By hand/overnight delivery:

         The Bank of New York
         Corporate Trust Operations
         Reorganization Unit
         101 Barclay Street - 7 East
         New York, New York 10286
         Attention:  Mr. Santino Ginocchietti

         Facsimile Transmission:  (212) 298-1915
         Confirm by Telephone:  (212) 815-6331
         Attention:  Mr. Santino Ginocchietti


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

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

     We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     (1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered,

     (2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

     (3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

     If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes and will not deliver initial notes or exchange notes giving rise to such transfer taxes until we are satisfied that such taxes have been paid.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

     In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

     (1) the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

     (2) you are not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in clauses (1) and (2) above. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.


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

DELIVERY OF PROSPECTUS

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."





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

                            DESCRIPTION OF THE NOTES

     The following is a summary of the material terms of the indenture governing the notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by the Trust Indenture Act of 1939, as amended. You can find definitions of certain capitalized terms used in the following summary under the subheading "-- Certain Definitions." Certain terms contained in this summary but not capitalized in this summary or defined under the subheading "-- Certain Definitions" are defined in the indenture.

GENERAL

   METHODS OF PAYMENT

     The principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of SpectraSite in the Borough of Manhattan, The City of New York. The initial office for transfers is the office of the trustee, at 101 Barclay Street, New York, New York 10286 Attention: Corporate Trust Operations, 7th Floor, East. However, at SpectraSite's option, interest payments may be made by check mailed to the registered holders of the notes at their registered addresses.

   METHODS OF ISSUANCE

     SpectraSite will issue the notes only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of a transfer or an exchange of notes, but SpectraSite may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

     Subject to the covenants described below under "-- Certain Covenants," SpectraSite may issue additional notes under the indenture, subject to the limitation set forth under "-- Certain Covenants -- Limitation on Indebtedness," Any additional notes issued under the indenture will be treated as the same class of notes initially issued under the indenture.

   TERMS OF THE NOTES

     The notes:

     o    are unsecured senior obligations of SpectraSite;

     o are unlimited in aggregate principal amounts of which $200.0 million in aggregate principal amount was issued in the offering of the initial notes;

     o are effectively subordinated in right of payment to all existing and future secured Indebtedness of SpectraSite and all obligations, including trade payables, of its subsidiaries;

     o are senior in right of payment to any future subordinated Indebtedness of SpectraSite; and

     o    mature on May 15, 2010.

     The notes will accrue interest from the issue date, payable each May 15 and November 15, commencing November 15, 2003. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

REDEMPTION

   TERMS OF OPTIONAL REDEMPTION

     Prior to May 15, 2006, SpectraSite may redeem up to 35% of the principal amount of the notes at any time and from time to time but only from the proceeds of Equity Offerings. The redemption price for any such redemption


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

will be 108.25% of the principal amount of the notes being redeemed, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. At least 65% of the principal amount of the notes originally issued (excluding notes held by SpectraSite or any of its subsidiaries) must remain outstanding after each such redemption, and each such redemption must occur within 90 days after the date of closing of the related Equity Offering.

     SpectraSite may redeem the notes at any time or from time to time on or after May 15, 2006. SpectraSite shall pay accrued and unpaid interest and liquidated damages, if any, on the principal amount of the notes being redeemed to the redemption date. For any notes being redeemed in any twelve-month period beginning on May 15 of the years indicated in Column A below, SpectraSite shall pay a redemption price equal to the percentage of the principal amount of the notes being redeemed set forth opposite such period in Column B below.

COLUMN A                                                         COLUMN B
PERIOD                                                       REDEMPTION PRICE
2006.......................................................    104.125%
2007.......................................................    102.750%
2008.......................................................    101.375%
2009 and thereafter........................................    100.000%


   PARTIAL REDEMPTION: SELECTION AND NOTICE

     In the case of any partial redemption, the trustee will select the notes for redemption:

     o in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

     o if the notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate. However, no note of $1,000 or less in original principal amount will be redeemed in part.

     SpectraSite will send notice by first class mail at least 30, but not more than 60, days before the redemption date to each holder of a note to be redeemed at its registered address. Notes called for redemption become due on the date fixed for redemption. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note, in principal amount equal to the unredeemed portion of the partially redeemed note, will be issued in the name of the holder thereof upon cancellation of the original note.

RANKING

     The Indebtedness evidenced by the notes:

     o    is unsecured Indebtedness of SpectraSite;

     o will rank ratably in right of payment with all existing and future unsecured Senior Indebtedness of SpectraSite;

     o will be senior in right of payment to all existing and future Subordinated Obligations of SpectraSite; and

     o will be effectively subordinated to all obligations, including trade payables, of its subsidiaries.

     In addition, the notes will be effectively subordinated to all existing and future secured Indebtedness of SpectraSite to the extent of the value of the assets securing such Indebtedness and will be structurally subordinated to all existing and future Indebtedness and other liabilities of any of SpectraSite's subsidiaries.


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

     At March 31, 2003, after giving effect to the offering of the initial notes and the amendment to our credit facility, our only debt outstanding would have been the $200.0 million of senior notes issued in the offering of the initial notes and our subsidiaries would have had approximately $512.9 million of secured debt and the ability to borrow up to an additional $200 million in secured debt and letters of credit under our existing credit facility, subject to certain conditions. Although the indenture contains limitations on the amount of additional Indebtedness which SpectraSite and its subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness," "-- Certain Covenants -- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and "Risk Factors -- Risks Relating to the Exchange Notes -- Our substantial indebtedness could impair our financial condition."

     SpectraSite conducts all of its operations through subsidiaries and, therefore, SpectraSite depends upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. SpectraSite's subsidiaries will not be guarantors of the notes and are separate entities, with no obligation to make payments on the notes or to make funds available therefor. Generally, with respect to the assets and earnings of such subsidiaries, priority will be given to claims of the subsidiaries' creditors, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by the subsidiaries, and claims of preferred stockholders, if any, of the subsidiaries over the claims of SpectraSite's creditors, including holders of the notes. The notes, therefore, will be effectively subordinated to all Indebtedness, preferred stock, if any, and other liabilities and commitments of SpectraSite's subsidiaries. The provisions of our credit facility contain substantial restrictions on the ability of our subsidiaries to transfer cash or assets to SpectraSite by dividend or distribution. These restrictions can be changed without the consent of note holders. Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of SpectraSite's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the subsidiaries' incurrence of liabilities that are not considered Indebtedness or preferred stock under the indenture and does not restrict SpectraSite's subsidiaries from guaranteeing other debt of SpectraSite. See "-- Certain Covenants -- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and "Risk Factors -- SpectraSite is a holding company and its only source of cash to pay interest on, and the principal of, the notes is distributions from Communications."

     As of the date of the indenture, all of SpectraSite's subsidiaries, other than SpectraSite International, Inc., are Restricted Subsidiaries. However, under certain circumstances, SpectraSite may designate current or future subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants set forth in the indenture.

CHANGE OF CONTROL

     If a Change of Control Triggering Event occurs, each registered holder of notes will have the right to require SpectraSite to repurchase all or any part of such holder's notes, at a purchase price in cash equal to 101% of the principal amount as of the repurchase date, plus accrued and unpaid interest, if any, to the repurchase date.

     Within 30 days following any Change of Control Triggering Event, SpectraSite shall mail a notice to each holder, with a copy to the trustee, stating:

     o that a Change of Control Triggering Event has occurred and that each holder has the right to require SpectraSite to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount as of the repurchase date plus accrued and unpaid interest and liquidated damages, if any, to the repurchase date;

     o the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to the Change of Control;

     o the repurchase date, which shall be no earlier than 30 days nor later than 60 days, from the date such notice is mailed; and


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

     o the instructions SpectraSite determines, consistent with this covenant, that a holder must follow in order to have its notes purchased.

     The definition of Change of Control includes the phrase "all or substantially all" as used with respect to a sale of assets. The meaning of "substantially all" varies according to the facts and circumstances of the subject transaction. There is no clearly established meaning of "substantially all" under New York law, the law governing the indenture, and the phrase thus is subject to judicial interpretation. Accordingly, in certain circumstances, there may be uncertainty about whether a particular transaction would involve a disposition of all or substantially all of the assets of a person, and therefore it may be unclear whether a Change of Control has occurred.

     SpectraSite will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, SpectraSite will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with the law.

     The indenture's provisions relative to SpectraSite's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

     SpectraSite will not be required to make an offer, pursuant to this covenant, upon a Change of Control, if a third party, in compliance with the requirements set forth in the indenture applicable to SpectraSite's Change of Control, makes an offer to purchase, and purchases, all notes validly tendered and not withdrawn under such offer.

CERTAIN COVENANTS

     The indenture contains covenants including, among others, the following:

         LIMITATION ON INDEBTEDNESS

     (1) SpectraSite shall not incur, directly or indirectly, any Indebtedness unless on the date of such incurrence and after giving effect to such incurrence and the application of the proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of SpectraSite would be equal to or less than 7.00:1. SpectraSite may give pro forma effect to the incurrence of Indebtedness and the application of proceeds from such incurrence when determining compliance with the ratio. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will be deemed not to be an incurrence of Indebtedness for purposes of this covenant.

     (2) Despite the limitations described in paragraph (1), and regardless of the amount of SpectraSite's outstanding Indebtedness, SpectraSite may incur any or all of the following Indebtedness:

          (a) Indebtedness of SpectraSite owing to and held by any Restricted Subsidiary; PROVIDED, HOWEVER, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any subsequent transfer of any such Indebtedness, except to another Restricted Subsidiary, will be deemed to constitute an incurrence of such Indebtedness by SpectraSite that is not permitted by this clause (a);

          (b) Indebtedness represented by the notes issued on the Issue Date;

          (c) any of SpectraSite's Indebtedness outstanding on the Issue Date;

          (d) Indebtedness, including capital lease obligations, which SpectraSite incurs to finance the acquisition, construction or improvement of fixed or capital assets, in an aggregate principal amount, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(f) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, not to exceed the greater of:


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

          o    $25.0 million; and

          o an amount equal to 7.5% of SpectraSite's Consolidated Tangible Assets, at any one time outstanding;

PROVIDED, that such Indebtedness is incurred within 180 days after the date of such acquisition, construction or improvement, and does not exceed the fair market value of such acquired, constructed or improved assets, as SpectraSite's Board of Directors determines in good faith;

          (e) Refinancing Indebtedness incurred in respect of any Indebtedness incurred pursuant to paragraph (1) above, clause (2)(b) or (c) above or this clause (2)(e);

          (f) Indebtedness which is:

          o in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by SpectraSite in the ordinary course of its business which do not secure other Indebtedness; and

          o incurred by SpectraSite under currency exchange protection agreements and interest rate protection agreements which, at the time of incurrence, are in the ordinary course of its business; PROVIDED, HOWEVER, that the currency exchange protection agreements and interest rate protection agreements are directly related to Indebtedness which SpectraSite is permitted to incur pursuant to the indenture;

         (g) Indebtedness represented by guarantees by SpectraSite of Indebtedness which any of SpectraSite's Restricted Subsidiaries otherwise is permitted to incur pursuant to the indenture;

         (h) Indebtedness of any other person, existing at the time such other person is merged with or into SpectraSite, and outstanding on, or prior to, the date on which such person was merged with or into SpectraSite, other than Indebtedness incurred in connection with, or to provide all, or any portion, of the funds or credit support utilized to consummate, the transaction, or series of related transactions, pursuant to which such person was merged with or into SpectraSite; provided, however, that on the date of such merger and after giving it effect, SpectraSite either (x) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) above or (y) would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such merger;

         (i) Indebtedness not to exceed, at any one time outstanding, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(i) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, 1.0 times:

          o the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds SpectraSite receives from the issue or sale of its capital stock, other than Disqualified Stock, subsequent to March 31, 2003, other than an issuance or sale to a SpectraSite subsidiary or to an employee stock ownership plan or a trust established by SpectraSite or any of its Restricted Subsidiaries, less

          o the aggregate amount of such Net Cash Proceeds used to make Restricted Payments pursuant to clause (1)(c)(ii), or applied pursuant to clause (2)(a)(ii), of the "-- Limitation on Restricted Payments" covenant;

         (j) other Indebtedness, in an aggregate principal amount outstanding at any time, not to exceed $50.0 million, together with the amount of any Indebtedness and preferred stock then outstanding and incurred pursuant to clause (2)(j) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;

         (k) Indebtedness incurred by SpectraSite's subsidiaries in compliance with the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;


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

         (l) Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (2)(a) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, not to exceed the sum of:

          o the product of $150,000 times the number of Completed Towers on the date of such incurrence; and

          o the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; provided that the amount of such indebtedness does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers;

         (m) Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause 2(k) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, SpectraSite either (x) would be able to incur at least $1.00 of additional Indebtedness under the "-- Limitation on Indebtedness" covenant or (y) would have an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and

         (n) Indebtedness or acquired debt in aggregate principal amount not to exceed $50.0 million at any one time outstanding together with any Indebtedness then outstanding and incurred pursuant to clause 2(l) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business or incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

     (3) SpectraSite shall not incur any Indebtedness pursuant to the foregoing paragraph (2) if it uses the proceeds thereof, directly or indirectly, to refinance any Subordinated Obligations, unless such new Indebtedness shall:

          (a) be subordinated to the notes to at least the same extent as such Subordinated Obligations being refinanced; and

          (b) have a Stated Maturity that is no earlier than the earlier of the Stated Maturity of the notes or the Stated Maturity of the Subordinated Obligations being refinanced.

     (4)  For purposes of determining compliance with this covenant:

         (a) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, SpectraSite, in its sole discretion, will classify (and may from time to time reclassify) such Indebtedness, and only be required to include the amount and type of such Indebtedness in one of the above clauses; and

         (b) an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness described above.

   LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

     (1) SpectraSite shall not permit any Restricted Subsidiary to incur, directly or indirectly, any Indebtedness or preferred stock unless, on the date of and after giving effect to such incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of SpectraSite would be equal to or less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest in the form of additional Indebtedness, will be deemed not to be an incurrence of Indebtedness for purposes of this covenant.


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

     (2) Despite the above paragraph (1), and regardless of the amount of the Restricted Subsidiaries' outstanding Indebtedness, any Restricted Subsidiary may incur any or all of the following Indebtedness:

          (a) Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (2)(l) of the "-- Limitation on Indebtedness" covenant, not to exceed the sum of (x) the product of $150,000 times the number of Completed Towers on the date of such incurrence and (y) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; provided that the amount of such Indebtedness does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers;

          (b) Indebtedness or preferred stock of a Restricted Subsidiary issued to, and held by, SpectraSite or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any capital stock which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any subsequent transfer of such Indebtedness or preferred stock, other than to SpectraSite or a Restricted Subsidiary, shall be deemed to constitute an incurrence of such Indebtedness or preferred stock by the issuer of such preferred stock or Indebtedness;

          (c) Indebtedness or preferred stock of a Restricted Subsidiary incurred and outstanding on, or prior to, the date on which SpectraSite acquired such Restricted Subsidiary, and Indebtedness or preferred stock of an entity merged into a Restricted Subsidiary, other than, in either case, Indebtedness or preferred stock incurred in connection with, or to provide all, or any portion of, the funds or credit support utilized to consummate, the transaction, or series of related transactions, pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or SpectraSite acquired it or such entity was merged into such Restricted Subsidiary; provided, however, that on the date of such acquisition or merger and after giving it effect, SpectraSite either (x) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of the "-- Limitation on Indebtedness" covenant or (y) would have an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger or acquisition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction;

          (d) Indebtedness or preferred stock outstanding on the Issue Date;

          (e) Refinancing Indebtedness incurred in respect of Indebtedness or preferred stock referred to in paragraph (1) above or clauses (2)(c) and
     (d) above or this clause (e); provided that Indebtedness of SpectraSite may not be refinanced pursuant to this clause (e);

          (f) Indebtedness, including capital lease obligations, which a subsidiary incurs to finance the acquisition, construction or improvement of fixed or capital assets, in an aggregate principal amount at any one time outstanding, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(d) of the "-- Limitation on Indebtedness" covenant, not to exceed the greater of (x) $25.0 million and
     (y) an amount equal to 7.5% of SpectraSite's Consolidated Tangible Assets; provided, that such subsidiary incurs such Indebtedness within 180 days after the date of such acquisition, construction or improvement, and that the issue price of such Indebtedness does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by SpectraSite's Board of Directors;

          (g) Indebtedness which is:

              (i) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of its business, which do not secure other Indebtedness; and

              (ii) incurred under currency exchange protection agreements and interest rate protection agreements which, at the time of incurrence, are in the ordinary course of business; provided, however, that the currency exchange protection agreements and interest rate protection agreements are directly related to Indebtedness which SpectraSite or any of its subsidiaries is permitted to incur pursuant to the indenture;

          (h) Indebtedness represented by guarantees by a subsidiary of Indebtedness which SpectraSite or another subsidiary is otherwise permitted to incur pursuant to the indenture;

          (i) Indebtedness, not to exceed at any one time outstanding together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(i) of the "-- Limitation on Indebtedness" covenant, 1.0 times:

     o the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds SpectraSite receives from the issue or sale of its capital stock, other than Disqualified Stock, subsequent to March 31, 2003, other than an issuance or sale to a SpectraSite subsidiary or to an employee stock ownership plan or to a trust established by SpectraSite or any of its Restricted Subsidiaries, less

     o the amount of such Net Cash Proceeds used to make Restricted Payments pursuant to clause (1)(c)(ii) of the "-- Limitation on Restricted Payments" covenant, or applied pursuant to clause (2)(a)(ii)of the "-- Limitation on Restricted Payments" covenant;

          (j) other Indebtedness and preferred stock, in an aggregate principal and/or liquidation amount, not to exceed at any time outstanding $50.0 million, less the amount of any indebtedness then outstanding and incurred pursuant to clause (2)(i) of the "-- Limitation on Indebtedness" covenant;

          (k) Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause 2(m) of the "-- Limitation on Indebtedness" covenant, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, SpectraSite either (x) would be able to incur at least $1.00 of additional Indebtedness under the "-- Limitation on Indebtedness" covenant or (y) would have an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and

          (l) Indebtedness or acquired debt in aggregate principal amount not to exceed $50.0 million at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause 2(n) of the "-- Limitation on Indebtedness" covenant incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business or incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

     (3)  For purposes of determining compliance with this covenant:

          (a) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, SpectraSite, in its sole discretion, will classify (and may from time to time reclassify) such Indebtedness, and only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          (b) an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness described above.

     (4) SpectraSite will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt.

   LIMITATION ON RESTRICTED PAYMENTS

     (1) SpectraSite will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment, if at the time SpectraSite or the Restricted Subsidiary makes the Restricted Payment:


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          (a) a default or event of default will have occurred and be continuing, or would result therefrom;

          (b) except with respect to making an Investment, SpectraSite could not incur at least $1.00 of additional Indebtedness under paragraph (i) of the "-- Limitation on Indebtedness" covenant; or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments, which amount, if other than in cash, SpectraSite's Board of Directors will determine in good faith, and will evidence such determination by a Board of Directors' resolution, declared or made subsequent to the Issue Date would exceed the sum of:

              (i) the aggregate EBITDA (whether positive or negative) accrued subsequent to March 31, 2003 to the most recent date for which financial information is available to SpectraSite, taken as one accounting period, less 1.4 times Consolidated Interest Expense for the same period; plus

              (ii) 100% of the aggregate Net Cash Proceeds, less the aggregate amount of such Net Cash Proceeds used to incur Indebtedness pursuant to clause (2)(i) of the "-- Limitation on Indebtedness" covenant and clause (2)(i) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, plus 70% of the GAAP purchase accounting valuation of Qualified Proceeds, with each such valuation calculated as of the sale date of the capital stock received as consideration therefor, in each case received by SpectraSite from the issue or sale of capital stock, other than Disqualified Stock, subsequent to March 31, 2003, other than an issuance or sale to one of SpectraSite's subsidiaries, and other than an issuance or sale to an employee stock ownership plan, or to a trust established by SpectraSite or any of its Restricted Subsidiaries; plus

              (iii) the amount by which SpectraSite's Indebtedness is reduced on SpectraSite's balance sheet, upon conversion or exchange, other than by a Restricted Subsidiary, subsequent to March 31, 2003 of any SpectraSite Indebtedness which is convertible or exchangeable for SpectraSite's capital stock, other than Disqualified Stock, less the amount of any cash, or the fair value of any other property, distributed by SpectraSite upon such conversion or exchange; plus

              (iv) an amount equal to the sum of the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets to SpectraSite or any Restricted Subsidiary from Unrestricted Subsidiaries, plus the portion, proportionate to SpectraSite's equity interest in such subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary, at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; plus

              (v) dividends and distributions SpectraSite receives, subsequent to March 31, 2003, from Unrestricted Subsidiaries, to the extent such dividends and distributions are not otherwise included in calculating EBITDA; plus

              (vi) Net Cash Proceeds SpectraSite receives, subsequent to March 31, 2003, from Investments that are not Permitted Investments, to the extent not otherwise included in calculating EBITDA.

     The sum in clause (iv) above shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments SpectraSite or any Restricted Subsidiary previously made in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     (2)  The provisions of paragraph (1) of this covenant will not prohibit:

          (a) any purchase, redemption, defeasance or other acquisition of SpectraSite's capital stock or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, SpectraSite's capital stock, other than Disqualified Stock and other than capital stock issued or sold to a SpectraSite subsidiary, or an employee stock ownership plan, or a trust established by SpectraSite or any of its subsidiaries; provided, however, that:


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

              (i) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments; and

              (ii) to the extent applied toward any such purchase, redemption, defeasance or other acquisition, the Net Cash Proceeds from such sale will be excluded from clause (1)(c)(ii) above, clause (2)(i) of the "-- Limitation on Indebtedness" covenant and clause (2)(i) of the "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;

          (b) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, SpectraSite's Subordinated Obligations; provided, however, that:

              (i) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired;

              (ii) such new Indebtedness is subordinated to the notes at least to the same extent as the Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

              (iii) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, acquired or retired and the final scheduled maturity date of the notes;

              (iv) such new Indebtedness has an Average Life equal to or greater than the lesser of the Average Life of the Indebtedness being so redeemed, repurchased, acquired or retired and the Average Life of the notes; and

              (v) any purchase, redemption, defeasance or other acquisition made pursuant to this clause 2(b) will be excluded in the calculation of the amount of Restricted Payments;

          (c) dividends paid within 60 days after the date of their declaration, if at such date of declaration such dividend would have complied with this covenant;

          (d) purchases of outstanding shares of SpectraSite's capital stock from former employees, in an amount not to exceed $5.0 million in the aggregate; and

          (e) additional Restricted Payments in an aggregate principal amount not to exceed $25.0 million.

     Any Restricted Payment made pursuant to clause (2)(c), 2(d) or 2(e) above will be included in the calculation of Restricted Payments.

     The Restricted Payments described in clauses (2)(a), (b), (d) or (e) above shall not be permitted if at the time of, and after giving effect to, such Restricted Payments, a default or an event of default shall have occurred and be continuing.

     The amount of any Investment shall be measured on the date made and shall not give effect to subsequent changes in value.

   LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     SpectraSite will not, and will not permit any Restricted Subsidiary to, create, or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:


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

     (1) pay dividends or make any other distributions on its capital stock to SpectraSite or to a Restricted Subsidiary, or pay any Indebtedness or other obligation owed to SpectraSite;

     (2)  make any loans or advances to SpectraSite; or

     (3) transfer any of its property or assets to SpectraSite or any Restricted Subsidiary, except:

          (a) any encumbrance or restriction pursuant to a Credit Facility or any agreement in effect on the Issue Date;

          (b) any encumbrance or restriction, with respect to a Restricted Subsidiary, pursuant to an agreement relating to any Indebtedness or capital stock that it incurred or issued on, or prior to, the date on which SpectraSite or a Restricted Subsidiary acquired it, other than Indebtedness or capital stock incurred or issued as consideration for, or to provide any portion of the funds or credit support utilized to consummate, the transaction, or series of related transactions, pursuant to which such Restricted Subsidiary became a subsidiary, or SpectraSite or a Restricted Subsidiary acquired it, and outstanding on such date;

          (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred, pursuant to an agreement referred to in clause (a) or (b) above, or contained in any amendment to an agreement referred to in clause (a) or (b) above; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, taken as a whole, with respect to a Restricted Subsidiary, are no less favorable to the holders of the notes than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements, as determined by SpectraSite's Board of Directors in good faith;

          (d) in the case of paragraph (3), any encumbrance or restriction that restricts, in a customary manner, the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or such lease, license or other contract;

          (e) in the case of paragraph (3), contained in security agreements or mortgages securing a Restricted Subsidiary's Indebtedness, to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (f) any restriction with respect to a Restricted Subsidiary, imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of such Restricted Subsidiary's capital stock or assets, pending the closing of such sale or disposition;

          (g) customary provisions with respect to the disposition or distribution of assets or property in joint venture and other similar agreements; and

          (h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; provided that the Board of Directors determines in good faith that such restrictions will not have a material adverse impact on SpectraSite's ability to make payments on the notes.

   LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (1) SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (a) SpectraSite or such Restricted Subsidiary receives consideration, at the time of such Asset Disposition, at least equal to the fair market value, including as to the value of all non-cash consideration, as SpectraSite's Board of Directors determines in good faith, of the shares and assets subject to such Asset Disposition; and

          (b) except in the case of a Tower Asset Exchange, at least 75% of the consideration SpectraSite or such Restricted Subsidiary receives is in the form of cash or cash equivalents.


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

     (2) Within 365 days after the receipt of any Net Available Cash from an Asset Disposition, SpectraSite or the applicable Restricted Subsidiary may apply such Net Available Cash to:

          (a) prepay, repay, redeem or purchase Indebtedness, other than Disqualified Stock, of a Restricted Subsidiary of SpectraSite, provided that the applicable Restricted Subsidiary also may prepay, repay, redeem or purchase its own outstanding Indebtedness, or Senior Indebtedness, in each case other than Indebtedness owed to SpectraSite or an Affiliate of SpectraSite;

          (b) acquire all or substantially all of the assets of an entity engaged in a Permitted Business;

          (c) acquire Voting Stock of an entity engaged in a Permitted Business from a person that is not a SpectraSite subsidiary; provided, that after giving effect thereto, SpectraSite or its Restricted Subsidiary owns a majority of such Voting Stock, and such acquisition otherwise is made in accordance with the indenture, including, without limitation, the "-- Limitation on Restricted Payments" covenant; or

          (d) make a capital expenditure or acquire other long-term assets that are used or useful in a Permitted Business.

     To the extent of the balance of such Net Available Cash, after application in accordance with clause (2)(a), (b), (c) or (d) above, SpectraSite shall make an offer to all holders of notes and all holders of other Indebtedness that is PARI PASSU with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other PARI PASSU Indebtedness that may be purchased out of the Net Available Cash subject to, the conditions set forth below.

     (3) Notwithstanding the foregoing provisions, SpectraSite and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant, except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or may be used to temporarily reduce revolving credit borrowings under a Credit Facility.

     (4) For the purposes of this covenant, the following are deemed to be cash:

          (a) the transferee's assumption of SpectraSite's Indebtedness, other than SpectraSite's Disqualified Stock, and other than Indebtedness that is subordinated to the notes, or any Restricted Subsidiary's Indebtedness and the release of SpectraSite or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition;

          (b) securities that SpectraSite or any Restricted Subsidiary receives from the transferee that SpectraSite or the Restricted Subsidiary converts into cash within 20 days of the applicable Asset Disposition, to the extent of the cash received; and

          (c) the transferee's assumption of any of SpectraSite's or any Restricted Subsidiary's liabilities, as shown on SpectraSite's or such Restricted Subsidiary's most recent balance sheet, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof, pursuant to a customary novation agreement that releases SpectraSite or the Restricted Subsidiary from further liability.

     (5) In the event of an Asset Disposition that requires an offer to purchase notes pursuant to paragraph (2) of this covenant, SpectraSite will be required to purchase notes tendered, pursuant to SpectraSite's offer for the notes, at a purchase price of:

     o 100% of their principal amount as of the purchase date, without premium, plus


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

     o accrued and unpaid interest and liquidated damages, if any, to the purchase date, in accordance with the procedures, including prorating in the event of oversubscription, set forth in the indenture.

     If the aggregate purchase price for notes tendered pursuant to the offer is less than the Net Available Cash allotted to the notes purchase, SpectraSite may use any remaining Net Available Cash for general corporate purposes not otherwise prohibited by the indenture.

     If the aggregate purchase price of notes and other PARI PASSU Indebtedness tendered into such offer exceeds the amount of Net Available Cash, the trustee will select the notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of any required offer to the holders, the amount of Net Available Cash will be reset at zero. SpectraSite shall not be required to make an offer for notes pursuant to this covenant if the Net Available Cash available therefor, after application of the proceeds as provided in paragraph (2) of this covenant, is less than $10.0 million for all Asset Dispositions, which lesser amounts shall be carried forward, for purposes of determining whether an offer is required, with respect to the Net Available Cash, from any subsequent Asset Disposition.

     (6) SpectraSite will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with a notes repurchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, SpectraSite will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with the law.

     (7) The provisions of this covenant shall not apply to any transaction that is permitted under the provisions of the covenant described under "-- Merger and Consolidation."

   LIMITATION ON TRANSACTIONS WITH AFFILIATES

     (1) SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction, or series of transactions, including the purchase, sale, lease or exchange of any property, employee compensation arrangements, or the rendering of any service, with any SpectraSite Affiliate unless:

          (a) the terms of such transaction, taken as a whole, are no less favorable to SpectraSite or such Restricted Subsidiary, as the case may be, than those that could be obtained, at the time of such transaction, in arm's-length dealings with a person who is not an Affiliate;

          (b) in the event such affiliate transaction involves an aggregate amount in excess of $5.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such affiliate transaction, and such majority determines that the affiliate transaction satisfies the criteria in clause (1)(a) above; and

          (c) in the event such affiliate transaction involves an aggregate amount in excess of $10.0 million, SpectraSite has received a written opinion from a nationally recognized independent investment banking firm that such affiliate transaction is fair to SpectraSite and its Restricted Subsidiaries from a financial point of view.

     (2)  The provisions of paragraph (1) above shall not prohibit:

          (a) any Restricted Payment permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant;

          (b) any securities issuance, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or any arrangements relating thereto;

          (c) the grant of stock options or similar rights to SpectraSite's employees and directors, pursuant to plans approved by the Board of Directors;


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

          (d) loans or advances to employees, in the ordinary course of business, in accordance with SpectraSite's or its Restricted Subsidiaries' past practices;

          (e) the payment of reasonable fees to directors of SpectraSite and its Restricted Subsidiaries who are not employees of SpectraSite or its Restricted Subsidiaries;

          (f) any transaction between SpectraSite and a Restricted Subsidiary or between Restricted Subsidiaries;

          (g) the issuance or sale of any SpectraSite capital stock, other than Disqualified Stock;

          (h) any transaction consummated pursuant to the terms of any agreement described in SpectraSite's Form 10-K for the year ended December 31, 2002, or SpectraSite's Forms 10-Q or Forms 8-K filed prior to the Issue Date, including the exhibits and documents included or incorporated by reference therein, giving effect to any subsequent supplements, amendments, modifications or alterations thereof that are approved by the disinterested members of SpectraSite's Board of Directors;

          (i) any transaction in the ordinary course of business between SpectraSite or any Restricted Subsidiary and any Affiliate of SpectraSite relating to the acquisition, management, construction, leasing or licensing of towers; provided, however, that such transaction is on terms that are no less favorable, taken as a whole, to SpectraSite or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by SpectraSite or such Restricted Subsidiary with an unrelated person or is otherwise on terms that, taken as a whole, SpectraSite has determined to be fair to SpectraSite or the relevant Restricted Subsidiary; and

          (j) any transaction between SpectraSite or any of its Restricted Subsidiaries and any of its Affiliates involving ordinary course investment banking, commercial banking or related activities.

   LIMITATION ON LIENS

     SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, or permit to exist, any Lien, other than Permitted Liens, on any of its property or assets, including capital stock, whether owned on the Issue Date or thereafter acquired, securing any obligation, unless effective provision is made contemporaneously to secure the notes equally and ratably with or, in the case of Subordinated Obligations, on a senior basis to such obligation, for so long as the obligation is so secured.

   LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     SpectraSite will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Restricted Subsidiary's capital stock to any person, other than to SpectraSite or to a Wholly Owned Subsidiary of SpectraSite, and will not permit any Restricted Subsidiary to issue any of its capital stock to any person, other than to SpectraSite or a subsidiary of SpectraSite, and other than shares of its capital stock constituting directors' qualifying shares or the ownership by foreign nationals of capital stock of any Restricted Subsidiary, to the extent necessary or mandated by applicable law, unless in either case:

     (a) SpectraSite's and its Restricted Subsidiaries' minority equity interest in such person, after giving effect to any such disposition, would be permitted under the "-- Limitation on Restricted Payments" covenant; and

     (b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the "-- Limitation on Sales of Assets and Subsidiary Stock" covenant.

   LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     SpectraSite will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1)  SpectraSite or such Restricted Subsidiary would be entitled to:


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          (a) Incur Indebtedness in an amount equal to the Attributable
     Indebtedness with respect to such Sale/Leaseback Transaction, pursuant to the "-- Limitation on Indebtedness" covenant; and

          (b) create a Lien on such property securing such Attributable Indebtedness, without equally and ratably securing the notes, pursuant to the "-- Limitation on Liens" covenant;

     (2) the net cash proceeds received by SpectraSite or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value of such property, as determined by SpectraSite's Board of Directors in good faith; and

     (3) the transfer of such property is permitted by, and SpectraSite or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the "-- Limitation on Sales of Assets and Subsidiary Stock" covenant.

   SECURITIES AND EXCHANGE COMMISSION REPORTS

     Notwithstanding that SpectraSite may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, SpectraSite will file with the Securities and Exchange Commission, unless the Securities and Exchange Commission does not permit such filing, and provide the trustee and note holders with, the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. SpectraSite also will comply with the other provisions, including
Section 314(a), of the Trust Indenture Act.

MERGER AND CONSOLIDATION

     SpectraSite will not, in one transaction or a series of transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any person, unless:

     (1) the resulting, surviving or transferee person (the Successor Issuer) will be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Issuer, if not SpectraSite, will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of SpectraSite's obligations under the notes and the indenture;

     (2) immediately after giving effect to such transaction on a pro forma basis, and treating any Indebtedness which becomes an obligation of the Successor Issuer, or any Restricted Subsidiary, as a result of such transaction, as having been incurred by the Successor Issuer, or such Restricted Subsidiary, at the time of such transaction, no default or event of default will have occurred and be continuing;

     (3) except in the case of (A) a merger of SpectraSite into a Wholly Owned Subsidiary, (B) a merger SpectraSite enters into solely for the purpose of reincorporating in another jurisdiction, or (C) a merger SpectraSite enters into solely for the purpose of forming a holding company to hold all of the outstanding capital stock of SpectraSite, immediately after giving effect to such transaction, on a pro forma basis, as if such transaction had occurred at the beginning of the applicable four quarter period, SpectraSite, or the person formed by, or surviving, any such consolidation or merger, if other than SpectraSite, or to which such conveyance, transfer, lease or other disposition shall have been made, either (x) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of the "--Limitation on Indebtedness" covenant above or (y) would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such consolidation, merger, conveyance, transfer, lease or other disposition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction; and

     (4) SpectraSite will have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture, as set forth in the indenture.


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     The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, SpectraSite under the indenture, and the predecessor issuer, in the case of a conveyance, transfer or lease of all or substantially all of its assets, will be released from the obligations under the indenture and the notes, including, without limitation, the obligation to pay the principal of and interest on the notes.

DEFAULTS

     An Event of Default is defined in the indenture as:

     (1) a default in the payment of interest or liquidated damages, if any, when due, on any note, continued for 30 days;

     (2) a default in the payment of principal, when due, of any note at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

     (3) SpectraSite's failure to comply with its obligations under "-- Merger and Consolidation;"

     (4) SpectraSite's failure to comply, for 30 days after notice, with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants;"

     (5) SpectraSite's failure to comply, for 60 days after notice, with its other agreements contained in the notes or the indenture;

     (6) SpectraSite's failure, or the failure of any of SpectraSite's Significant Subsidiaries, to pay any Indebtedness within any applicable grace period, after final maturity, or the acceleration of any such Indebtedness by the holders thereof, because of a default, if the total amount of such Indebtedness, unpaid or accelerated, exceeds $10.0 million or its foreign currency equivalent (the cross-acceleration provision);

     (7) certain events of bankruptcy, insolvency or reorganization of SpectraSite or any of SpectraSite's Significant Subsidiaries (the bankruptcy provisions); or

     (8) any final judgment or decree, for the payment of money in excess of $10.0 million, is rendered against SpectraSite or any of SpectraSite's Significant Subsidiaries, net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability, subject to any deductible amounts of less than $10.0 million required to be paid by SpectraSite or such Significant Subsidiary in accordance with the applicable insurance policy, and either:

          (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or

          (b) such judgment or decree remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice (the judgment default provision).

     The foregoing will constitute events of default whatever the reason for any such event of default, and whether it is voluntary or involuntary, or is effected by operation of law, or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (4), (5) and (8) above will not constitute an event of default until the trustee or the holders of 25%, in aggregate principal amount, of the outstanding notes notify SpectraSite, as provided in the indenture, of the default and SpectraSite does not cure such default within the time specified in clauses (4), (5) and (8) above, after it receives notice.

     If an event of default occurs and is continuing, the trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding notes, by notice to SpectraSite, may declare the principal amount of, and accrued but unpaid interest on, all the notes to be due and payable. Upon such a declaration, such principal amount and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or


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reorganization of SpectraSite occurs and is continuing, the principal amount of, and accrued interest on, all the notes automatically will become due and payable immediately, without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority, in aggregate principal amount, of the outstanding notes may rescind any such acceleration, with respect to the notes, and its consequences.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture, at the request or direction of any of the holders of notes, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

     o such holder shall have previously given the trustee notice that an event of default is continuing;

     o holders of at least 25%, in aggregate principal amount, of the outstanding notes shall have requested the trustee to pursue the remedy;

     o such holders shall have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     o the trustee shall not have complied with such request, within 60 days after the receipt of the request and the offer of security or indemnity; and

     o the holders of a majority, in principal amount, of the outstanding notes shall not have given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority, in principal amount, of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of notes, or that would involve the trustee in personal liability.

     The indenture provides that if a default occurs and is continuing, and is known to the trustee, the trustee must mail to each holder notice of the default, within the earlier of 90 days after it occurs, or 30 days after it is known to a trust officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice, if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the note holders. In addition, SpectraSite is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. SpectraSite also is required to deliver to the trustee, within 30 days after its knowledge of the occurrence of such event, written notice of any event which would constitute certain defaults, their status, and what action SpectraSite is taking, or proposes to take, in respect of such event.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture may be amended, and any past default or compliance with any provision may be waived, with the consent of the holders of a majority, in principal amount, of the notes then outstanding, including consents obtained in connection with a tender offer or exchange for the notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

     o    reduce the amount of notes whose holders must consent to an amendment;

     o reduce the rate of, or extend the time for, payment of interest on any note;

     o    reduce the principal of, or extend the Stated Maturity of, any note;


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     o    reduce the premium payable upon the redemption of any note, or change the time at which any note may be redeemed, as described under "-- Redemption -- Terms of Optional Redemption;"

     o    make any note payable in money other than that stated in the note;

     o impair the right of any holder to receive payment of principal of, and interest on, such holder's notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on, or with respect to, such holder's notes; or

     o make any change in the amendment provisions which require each holder's consent, or in the waiver provisions.

     Without the consent of any holder, SpectraSite and the trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of SpectraSite's obligations under the indenture, to provide for uncertificated notes in addition to, or in place of, certificated notes, PROVIDED that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are as described in Section 163(f)(2)(B) of the Internal Revenue Code, to add guarantees with respect to the notes, to secure the notes, to add to SpectraSite's covenants for the benefit of the note holders, or to surrender any right or power conferred upon SpectraSite, to make any change that does not, in the good faith opinion of SpectraSite's Board of Directors, materially adversely affect the rights of any holder, and to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act.

     The holders' consent is not necessary, under the indenture, to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, SpectraSite is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and SpectraSite may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable in connection therewith. SpectraSite is not required to transfer or exchange any note selected for redemption, or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form, and the registered holder of a note will be treated as the owner of such note for all purposes.

DEFEASANCE

     SpectraSite at any time may terminate all its obligations under the notes and the indenture (legal defeasance), except for certain obligations, including:

     o those respecting the defeasance trust and obligations to register the transfer or exchange of the notes;

     o    the obligation to replace mutilated, destroyed, lost or stolen notes;
          and

     o    maintenance of a registrar and paying agent in respect of the notes.

     SpectraSite at any time may terminate its obligations under:

     o the covenants described under "--Certain Covenants," other than the covenant described under "--Merger and Consolidation;"


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

     o    the operation of the cross-acceleration provision;

     o the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults;" and

     o the limitations contained in clause (3) under "--Merger and Consolidation" (covenant defeasance).

     SpectraSite may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If SpectraSite exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If SpectraSite exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default as specified in clauses (4), (5), (6), (7) with respect to Significant Subsidiaries only, or (8) under "-- Defaults," or because of SpectraSite's failure to comply with clause (3) under "-- Merger and Consolidation."

     In order to exercise either defeasance option, SpectraSite must deposit, or cause to be deposited, irrevocably in trust (the defeasance trust) with the trustee, money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof, in accordance with their terms, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and liquidated damages, if any, when due, on all such notes, except lost, stolen or destroyed notes which have been replaced or repaid, to maturity or redemption, as the case may be. SpectraSite must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of such notes will not recognize income, gain or loss, for federal income tax purposes, as a result of such deposit and defeasance, and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1)  either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to SpectraSite, have been delivered to the trustee for cancellation; or

          (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and SpectraSite has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of or constitute a default under any other instrument to which SpectraSite is a party or by which SpectraSite is bound;

     (3) SpectraSite has paid or caused to be paid all sums payable by it under the indenture; and

     (4) SpectraSite has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.


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

     In addition SpectraSite must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No SpectraSite director, officer, employee, incorporator or stockholder, as such, shall have any liability for any of SpectraSite's obligations under the notes or the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each note holder, by accepting a note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal or state securities law, and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

CONCERNING THE TRUSTEE

     The Bank of New York is the trustee for the indenture, and SpectraSite has appointed it as registrar and paying agent with regard to the notes.

     The holders of a majority, in principal amount, of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any note holder, unless such holder shall have offered to the trustee security and indemnity satisfactory to it, against any loss, liability or expense, and then only to the extent required by the terms of the indenture.

GOVERNING LAW

     The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms.

     "Adjusted EBITDA" as of any date of determination, means the sum of:

     (1) SpectraSite's EBITDA for the four most recent full fiscal quarters ending prior to such date, less SpectraSite's Tower EBITDA for such four-quarter period; plus

     (2) the product of four times SpectraSite's Tower EBITDA for the most recent quarter. The Tower EBITDA for the most recent quarter shall be determined on a pro forma basis after giving effect to:

          (a) all acquisitions or dispositions of assets SpectraSite and its subsidiaries make, from the beginning of such quarter through, and including, the date of determination, including any related financing transactions, as if the acquisitions and dispositions had occurred at the beginning of the quarter;

          (b) any new lease or Site Management Contract SpectraSite or any Restricted Subsidiary enters into in the ordinary course of business, with respect to Tower Assets, from the beginning of the quarter through, and including, such date of determination, as if such new lease or Site Management Contract had been signed at the beginning of the quarter, and SpectraSite or a Restricted Subsidiary had received the rent required by the terms of such lease or Site Management Contract for such quarter during the quarter;


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

          (c) the loss from the beginning of the quarter through, and including, the date of determination of any lease or Site Management Contract SpectraSite or a Restricted Subsidiary has entered into, with respect to any Tower Assets, that was in effect on the first day of the quarter, as if the lease or Site Management Contract had not been in effect during such quarter, and no rent under the lease had been received during the quarter; and

          (d) any rent increases SpectraSite or any Restricted Subsidiary receives, during the period beginning on the first day of the quarter and ending on the date of determination related to leases or Site Management Contracts on Tower Assets, as if the increased rental rate had been in effect at the beginning of the quarter and SpectraSite or a Restricted Subsidiary had received the increased amount of rent during such quarter.

     For purposes of making the computation referred to above:

     (i) acquisitions that SpectraSite or any of its Restricted Subsidiaries has made, including through mergers or consolidations, and including any related financing transactions, during the reference period, or subsequent to such reference period, and on or prior to the date of determination, shall be deemed to have occurred on the first day of the reference period, and EBITDA for the reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income; and

     (ii) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded.

     "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have correlative meanings.

     "Asset Disposition" means any sale, lease, transfer, or other disposition, or series of related sales, leases, transfers, or dispositions, by SpectraSite or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction, of:

     (1) any shares of a Restricted Subsidiary's capital stock, other than directors' qualifying shares, or shares required, by applicable law, to be held by a Person other than SpectraSite or a Restricted Subsidiary;

     (2) all or substantially all the assets of any of SpectraSite's or any Restricted Subsidiary's division or line of business; or

     (3) any other of SpectraSite's or any Restricted Subsidiary's assets outside of the ordinary course of business;

other than in the case of clauses (1), (2) and (3) above:

     o a disposition by a Restricted Subsidiary, to SpectraSite, or by SpectraSite or a Restricted Subsidiary to another Restricted Subsidiary;

     o a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Limitation on Restricted Payments;"

     o a disposition of assets with a fair market value of less than $5.0 million;

     o any transaction not prohibited by the covenant under "--Limitation on Restricted Payments" or that constitutes a Permitted Investment;

     o    grants of leases or licenses in the ordinary course of business; and

     o    disposals of cash equivalents.


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

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate borne by the notes, compounded annually, of the total obligations of the lessee, for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction, including any period for which the lease has been extended.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or preferred stock, the quotient obtained by dividing:

          (1) the sum of the product of the numbers of years, from the date of determination to the dates of each successive scheduled principal payment, of such Indebtedness, or redemption, or similar payment with respect to such preferred stock, times the amount of such payment;

          (2) the sum of all such payments.

     "Board of Directors" means SpectraSite's Board of Directors, or any committee thereof duly authorized to act on behalf of the Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Change of Control" means the occurrence of any of the following events:

          (1) any person, as such term is used in Exchange Act Sections 13(d) and 14(d), other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in Exchange Act Rules 13d-3 and 13d-5, except that for purposes of this paragraph (1) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power of SpectraSite's Voting Stock; provided that if such person is a group of investors that includes one or more Permitted Holders, the shares of SpectraSite's Voting Stock beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (1) is triggered;

          For purposes of this paragraph (1) it shall not be deemed a Change of Control if a holding company owns or becomes the owner of all of SpectraSite's Voting Stock, provided that no person, other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in Exchange Act Rules 13d-3 and 13d-5, except that for purposes of this paragraph (1) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total voting power of such holding company; provided that if such person is a group of investors that includes one or more Permitted Holders, the shares of SpectraSite's or such holding company's Voting Stock beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (1) is triggered;

          (2) during any period of two consecutive years, or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date, individuals who at the beginning of such period constituted SpectraSite's Board of Directors, together with any new directors whose election by SpectraSite's Board of Directors or whose nomination for election by SpectraSite's shareholders was approved by a vote of a majority of SpectraSite's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the SpectraSite Board of Directors then in office;

          (3) SpectraSite's merger or consolidation with or into another person or the merger of another person with or into SpectraSite, if SpectraSite's securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of SpectraSite's Voting Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; and

          (4) the sale of all or substantially all of SpectraSite's assets to another person, other than a Permitted Holder or a person that is controlled by the Permitted Holders.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Completed Broadcast Tower" means a communications tower of at least 500 feet, other than a Completed Tower, with, as of the date of any determination:

     o at least one broadcast tenant that has executed a definitive lease or Site Management Contract with SpectraSite or any of its Restricted Subsidiaries; and

     o    capacity for at least one other tenant.

     "Completed Tower" means a communications transmission tower or in-building site with, as of any date of determination:

     o at least one anchor tenant that has executed a definitive lease or Site Management Contract with SpectraSite or any of its Restricted Subsidiaries; and

     o    capacity for at least three tenants.

     "Consolidated Indebtedness" as of any date of determination means, without duplication:

     o the total amount of Indebtedness of SpectraSite and its Restricted Subsidiaries;

     o the total amount of Indebtedness of any other person, to the extent that such Indebtedness has been guaranteed by SpectraSite or one or more of its Restricted Subsidiaries; and

     o the aggregate liquidation value of all of SpectraSite's Disqualified Stock and all preferred stock of SpectraSite's Restricted Subsidiaries not owned by SpectraSite or a Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the total interest expense of SpectraSite and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by SpectraSite or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to capital leases and to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net costs associated with hedging obligations, including amortization of fees;

          (7) preferred stock dividends paid in respect of all of SpectraSite's and its subsidiaries' preferred stock, held by persons other than SpectraSite or a Wholly Owned Subsidiary of SpectraSite;


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

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other person, to the extent such Indebtedness is guaranteed by, or secured by the assets of, SpectraSite or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust, to the extent such contributions are used by such plan or trust to pay interest or fees to any person, other than SpectraSite, in connection with Indebtedness incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income or loss of SpectraSite and its consolidated Subsidiaries. The following, however, shall not be included in such Consolidated Net Income:

          (1) any net income or loss of any person, other than SpectraSite, if such person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (4) below, SpectraSite, equity in the net income of any such person for such period, shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period, to SpectraSite or a Restricted Subsidiary, as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below;

          (2) any net income or loss of any person, acquired by SpectraSite or a subsidiary, in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any Restricted Subsidiary's net income, if the Restricted Subsidiary is subject to restrictions, other than any restrictions permitted in the "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to SpectraSite, except that:

              (a) subject to the exclusion contained in clause (4) below, SpectraSite's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by the Restricted Subsidiary during such period to SpectraSite or another Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause; and

              (b) solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, SpectraSite's equity in a net loss of any such Restricted Subsidiary, for such period, shall be included in determining such Consolidated Net Income;

          (4) any gain or loss realized upon the sale or other disposition of any assets of SpectraSite, its consolidated subsidiaries, or any other person, including pursuant to any Sale/Leaseback Transaction, which are not sold or otherwise disposed of in the ordinary course of business, and any gain or loss realized upon the sale or other disposition of any capital stock of any person;

          (5) any Unrestricted Subsidiary's net income or loss, except to the extent distributed to SpectraSite or one of its subsidiaries;

          (6) any extraordinary gain or loss;

          (7) the cumulative effect of a change in accounting principles;

          (8) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;


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          (9) any non-cash goodwill impairment charges subsequent to the Issue
     Date resulting from the application of SFAS No. 142; and

          (10) any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the incurrence of Refinancing Indebtedness;

     Notwithstanding the foregoing, only for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," there shall be excluded from Consolidated Net Income, any dividends, repayments of loans or advances, or other transfers of assets, from Unrestricted Subsidiaries, to SpectraSite or a Restricted Subsidiary, to the extent such dividends, repayments, or transfers increase the amount of Restricted Payments permitted under such covenant, pursuant to clause (1)(c)(iv) thereof.

     "Consolidated Tangible Assets" means, with respect to SpectraSite, the total consolidated tangible assets of SpectraSite and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of SpectraSite and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

     "Credit Facility" means any debt or credit facility, commercial paper facility providing for revolving credit loans, term loans, accounts receivable financing, including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable, letters of credit, other debt securities or other form of debt financing, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing that increases the amount borrowable under any such facility or alters the maturity of any such facility.

     "Disqualified Stock" means, with respect to any person, any capital stock which, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is redeemable at the option of the holder thereof, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the notes.

     Capital stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such capital stock, upon the occurrence of an asset sale or change of control occurring prior to the 91st day after the Stated Maturity of the notes, shall not constitute Disqualified Stock, if the asset sale or change of control provisions applicable to such capital stock are not materially more favorable taken as a whole to the holders of such capital stock than the provisions described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "EBITDA" for any period, means the sum of Consolidated Net Income, plus the following, to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Interest Expense;

          (2) all income tax expense of SpectraSite and its consolidated Restricted Subsidiaries;

          (3) depreciation expense of SpectraSite and its consolidated Restricted Subsidiaries;

          (4) amortization expense of SpectraSite and its consolidated Restricted Subsidiaries, excluding amortization expense attributable to a prepaid cash item that was paid in a prior period;


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          (5) all other non-cash charges of SpectraSite and its consolidated
     Restricted Subsidiaries, excluding any such non-cash charge to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period; and

          (6) any premium or penalty paid in connection with repurchasing, redeeming, retiring, defeasing or acquiring any Indebtedness prior to maturity, to the extent deducted in calculating Consolidated Net Income, in each case, for such period.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary, shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income, and only if a corresponding amount would be permitted, at the date of determination, to be paid to SpectraSite in the form of a dividend by the Restricted Subsidiary without prior approval, that has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, without in any event giving effect to any restrictions or limitations permitted in the "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant.

     "Equity Offering" means a public or private issuance by SpectraSite of its common stock for cash.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the Securities and Exchange Commission governing the inclusion of financial statements, including pro forma financial statements, in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Securities and Exchange Commission.

     "Indebtedness" means, with respect to any person on any date of determination, without duplication:

          (1) the principal in respect of:

              (a) indebtedness of such person for money borrowed; and

              (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness, to the extent such premium has become due and payable;

          (2) all capital lease obligations of such person, and all Attributable Indebtedness in respect of Sale/ Leaseback Transactions entered into by such person;

          (3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement, but excluding trade accounts payable, arising in the ordinary course of business;

          (4) all obligations of such person, for the reimbursement of any obligor, on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to letters of credit and other


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     contingent liabilities, but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such person, securing obligations, other than obligations described in clauses
     (1) through (3) above, entered into in the ordinary course of business of such person, to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

          (5) the amount of all obligations of such person with respect to the redemption, repayment, or other repurchase of any Disqualified Stock, or, with respect to any subsidiary of such person, the liquidation preference with respect to any preferred stock, but excluding, in each case, any accrued dividends;

          (6) all obligations of the type referred to in clauses (1) through (5) above, of other persons, and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) above, of other persons, secured by any Lien on any property or asset of such person, whether or not such obligation is assumed by such person, the amount of such obligation being deemed to be the lesser of the value of such property or assets, or the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, hedging obligations of such person.

     The amount of Indebtedness of any person at any date shall be the outstanding balance, at such date, of all unconditional obligations, as described above, or the accreted value of such Indebtedness in the case of Indebtedness issued with original issue discount and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indebtedness to Adjusted EBITDA Ratio" as of any date of determination means the ratio of:

     o    Consolidated Indebtedness as of such date; to

     o    Adjusted EBITDA.

     "Investment" in any person means any direct or indirect advance, loan, other than advances to customers, lessees or licensees in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person, or other extension of credit, including by way of guarantee or similar arrangement, or capital contribution by means of any transfer of cash or other property to others, or any payment for property or services for the account or use of others, or any purchase or acquisition of, capital stock, Indebtedness or other similar instruments issued by such person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and the "Limitation on Restricted Payments" covenant:

          (1) Investment shall include the portion, proportionate to SpectraSite's equity interest in such subsidiary of the fair market value of the net assets of any of SpectraSite's subsidiaries at the time that such subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such subsidiary as a Restricted Subsidiary, SpectraSite shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount, if positive, equal to:

              (a) SpectraSite's Investment in such subsidiary at the time of such redesignation; less

              (b) the portion, proportionate to SpectraSite's equity interest in such subsidiary, of the fair market value of the net assets of the subsidiary at the time the subsidiary is so re-designated a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as the Board of Directors determines in good faith, and evidenced by a Board of Directors resolution.


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     "Issue Date" means the date on which the notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including any conditional sale or other title retention agreement, or lease in the nature thereof.

     "Net Available Cash" from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal, pursuant to a note or installment receivable or otherwise and proceeds from the sale, or other disposition, of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person, of Indebtedness or other obligations relating to such properties or assets, or received in any other non-cash form, from such Asset Disposition, in each case net of:

          (1) all legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness, which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon, or other security arrangement of any kind with respect to, such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, and retained by SpectraSite or any Restricted Subsidiary after such Asset Disposition; and

          (5) any reserves established in respect of the sales price of such asset for post-closing adjustments, indemnification purposes or employee termination expenses.

     "Net Cash Proceeds," with respect to any issuance or sale of capital stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale, and net of taxes paid or payable as a result thereof.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither SpectraSite nor any Restricted Subsidiary:

              (a) provides any guarantee or credit support of any kind, including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness; or

              (b) is directly or indirectly liable, as a guarantor or otherwise; and

          (2) as to which no default, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other SpectraSite's or any Restricted Subsidiary's Indebtedness, to declare a default under such other Indebtedness, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Permitted Business" means any business SpectraSite and its Restricted Subsidiaries conducted on the Issue Date and any other business related, ancillary or complementary to any such business.

     "Permitted Holders" means (i) Apollo Investment Fund V, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., a Delaware limited


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partnership, or any of its Affiliates or (ii) Oaktree Capital Management, LLC
and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree Capital Management, LLC.

     "Permitted Investment" means any of SpectraSite's or a Restricted Subsidiary's Investment in:

          (1) SpectraSite, a Restricted Subsidiary, or a person which will, upon the making of such Investment, become a Restricted Subsidiary;

          (2) another person if, as a result of such Investment, such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, SpectraSite or a Restricted Subsidiary; provided, however, that such person's primary business is a Permitted Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to SpectraSite or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include concessionary trade terms which SpectraSite or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected, at the time of such advances, ultimately to be treated as expenses for accounting purposes, and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business, consistent with the past practices of SpectraSite or such Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

          (7) stock, obligations, or securities, received in settlement of debts created in the ordinary course of business and owing to SpectraSite or any Restricted Subsidiary, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8) any person, to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock;"

          (9) SpectraSite's or any Restricted Subsidiary's capital stock, purchased, redeemed or otherwise acquired or retired for value from members of SpectraSite's management or employees, but in any event not to exceed $2.0 million in the aggregate in any twelve-month period;

          (10) other Investments in Permitted Businesses not to exceed, at any one time outstanding, the sum of $10.0 million and 10% of SpectraSite's Consolidated Tangible Assets;

          (11) any interest rate protection agreement or currency exchange protection agreement;

          (12) any acquisition of assets, to the extent the consideration therefor consists of SpectraSite's capital stock, other than Disqualified Stock;

          (13) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (14) deposits of proceeds from Asset Dispositions with a qualified intermediary, qualified trustee or similar person for purposes of facilitating a like-kind exchange made in accordance with the applicable provisions of the Internal Revenue Code; provided, however, that the making of any Permitted Investment pursuant to this clause (14) will not in any manner violate the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock;"


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          (15) Investments in an amount not to exceed the Net Cash Proceeds or
     Qualified Proceeds of the issuance or sale, other than to a subsidiary of SpectraSite, of Capital Stock of SpectraSite, other than Disqualified Stock, to the extent that such Net Cash Proceeds or Qualified Proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to the covenant "-- Certain Covenants -- Limitation on Restricted Payments" or to the extent such Net Cash Proceeds or Qualified Proceeds have not been used to incur Indebtedness; and

          (16) other Investments not to exceed, at any one time outstanding, $50.0 million.

     "Permitted Liens" means, with respect to any person:

          (1) pledges or deposits by such person, under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, other than for the payment of Indebtedness, or leases to which such person is a party, or deposits to secure public or statutory obligations of such person, or deposits or cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties, or for the payment of rent, in each case incurred in the ordinary course of business;

          (2) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case for sums not yet due, or being contested in good faith by appropriate proceedings, or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated, or the period within which such proceedings may be initiated shall not have expired;

          (3) Liens for property taxes not yet subject to penalties for non-payment, or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such person in the ordinary course of its business;

          (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such person, or to the ownership of its properties, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

          (6) Liens securing hedging obligations, so long as the related Indebtedness is, and the indenture permits it to be, secured by a Lien on the same property securing such hedging obligations;

          (7) leases and subleases of real property which do not interfere with SpectraSite's or any of its Restricted Subsidiaries' ordinary conduct of business and Liens securing the obligations, other than Indebtedness, of SpectraSite or any of its Restricted Subsidiaries under any such leases and subleases of real property;

          (8) Liens existing as of the date on which the notes are originally issued, and Liens which the indenture created;

          (9) Liens created solely for the purpose of securing the payment of all, or a part of, the purchase price of assets or property acquired or constructed in the ordinary course of business, after the date on which the notes are originally issued; PROVIDED, HOWEVER, that:

              (a) the Indebtedness secured by such Liens is Indebtedness which the indenture otherwise permits to be incurred; and


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              (b)   such Liens shall not encumber any other of SpectraSite's or any of its Restricted Subsidiaries' assets or property;

          (10) Liens on a Restricted Subsidiary's assets or property, existing at the time such Restricted Subsidiary became a SpectraSite subsidiary, and not incurred as a result of, in connection with, or in anticipation of such Restricted Subsidiary becoming a SpectraSite subsidiary; PROVIDED, HOWEVER, that:

              (a) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a subsidiary, which were not covered immediately prior to such transaction;

              (b) the Indebtedness secured by such Liens is Indebtedness which the indenture otherwise permits to be incurred; and

              (c) such Liens do not extend to or cover any other property or assets of SpectraSite or any of its Restricted Subsidiaries;

          (11) Liens securing Indebtedness outstanding under a Credit Facility and any other Liens securing Indebtedness permitted under the indenture to be incurred by a Restricted Subsidiary;

          (12) Liens extending, renewing or replacing, in whole or in part, a Lien the indenture permits; PROVIDED, HOWEVER, that:

              (a) such Liens do not extend beyond the property subject to the existing Lien, and improvements and construction on such property; and

              (b) the Indebtedness the Lien secures may not exceed the Indebtedness the existing Lien secured at the time;

          (13) Liens incurred in the ordinary course of business, by SpectraSite or any Restricted Subsidiary of SpectraSite, with respect to obligations that do not exceed $25.0 million at any one time outstanding, and that:

              (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit, other than trade credit in the ordinary course of business; and

              (b) do not, in the aggregate, materially detract from the value of the property, or materially impair the use thereof in the operation of business by SpectraSite or such Restricted Subsidiary;

          (14) Liens in favor of SpectraSite or a Restricted Subsidiary of SpectraSite;

          (15) any interest in or title of a lessor to any property subject to a capital lease obligation the indenture permits to be incurred;

          (16) Liens on Unrestricted Subsidiaries' capital stock;

          (17) the Liens granted pursuant to the terms of the Security and Subordination Agreement, as amended, modified or supplemented from time to time, entered into pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 1999, among SpectraSite, SpectraSite Communications Inc., SHI Merger Sub, Inc., Nextel and certain of its subsidiaries;

          (18) Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or other financial institution;

          (19) Liens on property subject to capital leases to the extent the related capitalized lease obligation is permitted to be incurred under the "-- Limitation on Indebtedness" and "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenants;


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          (20) Liens on property of the Issuer or a Restricted Subsidiary at the time the Issuer or Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary; and

          (21) Liens on government securities that secure Indebtedness, to the extent that such government securities are purchased with the proceeds of such Indebtedness.

     "Principal" of a note means the principal of the note plus the premium, if any, payable on the note, which is due or overdue or is to become due at the relevant time.

     "Qualified Proceeds" means assets that are used or useful in, or capital stock of any person engaged in, a Permitted Business.

     "Rating Agencies" means:

          (a) S&P;

          (b) Moody's; or

          (c) if S&P or Moody's or both shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by SpectraSite, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means:

          (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

          (b) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

          (c) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

     In determining whether the rating of the notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Decline" means (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by either Rating Agency or (ii) a withdrawal of the rating of the notes by either Rating Agency; PROVIDED, HOWEVER, that such decrease or withdrawal occurs on, or within 90 days following, the date of public notice of the occurrence of a Change of Control or of the intention by us to effect a Change of Control, which period shall be extended so long as the rating of the notes is under publicly announced consideration for downgrade by either Rating Agency.

     "Refinancing Indebtedness" means Indebtedness that refinances any of SpectraSite, or any Restricted Subsidiary's Indebtedness existing on the date of the indenture, or incurred in compliance with the indenture, including any of SpectraSite's Indebtedness that refinances any Restricted Subsidiary's Indebtedness, and any Restricted Subsidiary's Indebtedness that refinances another Restricted Subsidiary's Indebtedness, including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of the Stated Maturity of the notes and the Stated Maturity of the Indebtedness being refinanced;


                                       99
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          (2) the Refinancing Indebtedness has an Average Life, at the time such
     Refinancing Indebtedness is incurred, that is equal to or greater than the lesser of the Average Life of the Indebtedness being refinanced and the Average Life of the notes; and

          (3) such Refinancing Indebtedness is incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the sum of the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding or committed, plus fees and expenses, including any premium and defeasance costs, under the Indebtedness being refinanced; provided, however, that Refinancing Indebtedness shall not include:

              (a) any of a subsidiary's Indebtedness that refinances any of SpectraSite's Indebtedness; or

              (b) any of SpectraSite's or a subsidiary's Indebtedness that refinances an Unrestricted Subsidiary's Indebtedness.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock, or similar payment to the direct or indirect holders of its capital stock, other than
     (a) dividends or distributions payable solely in its capital stock, other than Disqualified Stock, (b) dividends or distributions payable solely to SpectraSite or a Restricted Subsidiary, and (c) pro rata dividends or other distributions, made by a subsidiary that is not a Wholly Owned Subsidiary of SpectraSite, to minority stockholders, or owners of an equivalent interest, in the case of a subsidiary that is an entity other than a corporation;

          (2) the purchase, redemption or other acquisition or retirement for value of any of SpectraSite's capital stock held by any person, or of any of a Restricted Subsidiary's capital stock held by any person, other than SpectraSite or a Restricted Subsidiary, other than the exercise by SpectraSite of any option to convert or exchange any capital stock into Indebtedness so long as such Indebtedness is permitted to be incurred as of the date of such exercise under the indenture, and other than as permitted by clause (9) of the definition of Permitted Investments;

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Subordinated Obligations, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition; or

          (4) the making of any Investment in any person, other than a Permitted Investment.

     "Restricted Subsidiary" means any subsidiary of SpectraSite that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired, whereby SpectraSite or a Restricted Subsidiary transfers such property to a person, and SpectraSite or a Restricted Subsidiary leases it from such person.

     "Secured Indebtedness" means any of SpectraSite's Indebtedness secured by a Lien.

     "Senior Indebtedness" means:

          (1) any of SpectraSite's Indebtedness, whether outstanding on the Issue Date or thereafter incurred; and

          (2) accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to SpectraSite, to the extent post-filing interest is allowed in such proceeding, in respect of:


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              (a)   Indebtedness for money SpectraSite borrowed; and

              (b) Indebtedness evidenced by notes, debentures, bonds or other similar instruments which SpectraSite is responsible or liable to make payment for;

unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

     Senior Indebtedness shall not include:

     o    any obligation SpectraSite has to any subsidiary;

     o any liability for federal, state, local or other taxes SpectraSite owed or owes;

     o any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities;

     o any of SpectraSite's Indebtedness, and any accrued and unpaid interest in respect thereof, which is subordinate or junior in any respect to any other SpectraSite's Indebtedness or other obligation; or

     o that portion of any Indebtedness which, at the time of incurrence, is incurred in violation of the indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a Significant Subsidiary of SpectraSite within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

     "Site Management Contract" means any agreement pursuant to which SpectraSite, or any of its Restricted Subsidiaries, has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the holder's option upon the happening of any contingency beyond SpectraSite's control, unless such contingency has occurred.

     "Subordinated Obligation" means any of SpectraSite's Indebtedness, whether outstanding on the Issue Date or thereafter incurred, which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, having capital, surplus and undivided profits aggregating in excess of $500.0 million, or the foreign currency equivalent thereof, and whose long-term debt is rated A, or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above, entered into with a bank, meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation, other than a SpectraSite Affiliate, organized and in existence under the laws of the United


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     States of America or any foreign country recognized by the United States of
     America, with a rating at the time of investment of at least P-1 according to Moody's Investors Service, Inc. or at least A-1 according to Standard & Poor's Ratings Group; and

          (5) investments in securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Service, Inc.

     "Tower Asset Exchange" means any transaction in which SpectraSite or a Restricted Subsidiary exchanges assets for Tower Assets, or Tower Assets and cash or cash equivalents, where the fair market value (evidenced by a Board of Directors resolution) of the Tower Assets and cash or cash equivalents which SpectraSite and its Restricted Subsidiaries received in such exchange is at least equal to the fair market value of the assets disposed of in such exchange.

     "Tower Assets" means communication transmission towers or in-building sites and related assets that are located on the site of a transmission tower or in-building site.

     "Tower EBITDA" means, for any period, the EBITDA of SpectraSite and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license or management fees, paid to manage, lease or sublease space on communication sites owned, leased or managed by SpectraSite (collectively, "site leasing revenues"), all determined on a consolidated basis and in accordance with GAAP. Tower EBITDA will not include revenue derived from the sale of assets. In allocating corporate, general, administrative and other operating expenses that are not allocated to any particular line of business in SpectraSite's financial statements, such expenses shall be allocated to SpectraSite's site leasing business in proportion to the percentage of SpectraSite's total revenues, for the applicable period, that were site leasing revenues.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the indenture.

     "Unrestricted Subsidiary" means:

          (1) SpectraSite International, Inc. and any other SpectraSite subsidiary that, at the time of determination, shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any SpectraSite subsidiary, including any newly acquired or newly formed SpectraSite subsidiary, to be an Unrestricted Subsidiary unless such subsidiary, or any of its subsidiaries, owns any capital stock or Indebtedness of, or owns or holds any Lien on any property of, SpectraSite or any other SpectraSite Restricted Subsidiary, that is not a subsidiary of the subsidiary to be so designated; PROVIDED, HOWEVER, that either:

          (a) the subsidiary designated as an Unrestricted Subsidiary has total consolidated assets of $1,000 or less; or

          (b) if such subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "-- Certain Covenants -- Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, as long as:

     o immediately after giving effect to such designation no default shall have occurred and be continuing; and


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

     o such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the indenture.

     Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board of Directors resolution giving effect to such designation, and an officer's certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality of the United States for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at SpectraSite's option.

     "Voting Stock" of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of SpectraSite of which SpectraSite, or another Wholly Owned Subsidiary owns all the capital stock, other than directors' qualifying shares, of such Restricted Subsidiary.

BOOK-ENTRY; DELIVERY AND FORM

     Except as described below, we will initially issue the exchange notes in the form of one or more exchange notes in global form without interest coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for new notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.

DEPOSITORY PROCEDURES

     For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company, Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and Clearstream, Luxembourg. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

     DTC has advised SpectraSite that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

     DTC has also advised SpectraSite that pursuant to procedures established by it:


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     (1)  upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes and

     (2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

     Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. Investors in the global notes may hold their interests therein through Euroclear or Clearstream, Luxembourg, if they are accountholders in such systems, or indirectly through organizations which are accountholders in such systems. Investors may also hold interests in the global notes through organizations other than Euroclear and Clearstream, Luxembourg that are participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the global notes on behalf of their participants through their respective depositories, which in turn will hold such interests in the global note customers' securities accounts in their respective names on the books of DTC. Euroclear Bank S.A./N.V. will initially act as depository for Euroclear, and Citibank, N.A. will initially act as depository for Clearstream, Luxembourg. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, SpectraSite and The Bank of New York, as trustee, will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of SpectraSite, the trustee, nor any agent of SpectraSite or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

     DTC has advised SpectraSite that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective SpectraSite in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or SpectraSite. Neither SpectraSite nor the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the new notes, and SpectraSite and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

     Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes will trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.


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

     Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between account holders in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the new notes described herein, cross-market transfers between the account holders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg account holders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg account holders may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg account holder purchasing an interest in a global note from an account holder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg account holder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     DTC has advised SpectraSite that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if any of the events described under "-- Exchange of Book-Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the global notes for new notes in certificated form and to distribute such registered new notes to its participants.

     The information in the section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that SpectraSite believes to be reliable, but SpectraSite takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global note among account holders in DTC and account holders of Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of SpectraSite or the trustee, nor any agent of SpectraSite or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants, indirect participants or account holders of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     The global notes are exchangeable for definitive notes in registered certificated form if

     (1) DTC (x) notifies SpectraSite that it is unwilling or unable to continue as depository for the global notes and SpectraSite thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act,


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     (2)  SpectraSite, at its option, notifies the trustee in writing that it elects to cause the issuance of the registered new notes in certificated form or

     (3) there shall have occurred and be continuing a default or an event of default with respect to the new notes.

     In all cases, registered certificated new notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).






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

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain material U.S. federal income tax consequences to U.S. and non-U.S. holders, each as defined below, of the exchange of initial notes for exchange notes pursuant to the exchange offer, as well as the ownership and disposition of exchange notes by such holders that acquire exchange notes pursuant to the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a holder that are materially different from those described below. The U.S. Internal Revenue Service ("IRS") may not take a similar view of the consequences described below.

     The following discussion does not purport to be a full description of all U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances and only addresses holders that hold notes as capital assets within the meaning of Section 1221 of the Code. Furthermore, this discussion does not address the U.S. federal income tax consequences applicable to holders subject to special rules, such as certain financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, dealers in securities or currencies, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or a synthetic security or other integrated transaction and holders whose "functional currency" is not the U.S. dollar. In addition, except as otherwise indicated, this discussion does not include any description of any alternative minimum tax consequences, or estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable to the exchange notes.

     As used in this prospectus, a "U.S. holder" means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

     o    a citizen or individual resident of the U.S.;

     o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any of its political subdivisions;

     o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust if either (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

     As used in this summary, the term "non-U.S. holder" means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes, a nonresident alien, individual or a corporation, trust or estate that is not a U.S. holder. Holders of initial notes that are considering the exchange of initial notes for exchange notes pursuant to the exchange offer that are partnerships or that would hold the exchange notes through a partnership or similar pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequences to them of holding exchange notes.

     HOLDERS OF INITIAL NOTES THAT ARE CONSIDERING THE EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.


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

U.S. HOLDERS

   THE EXCHANGE OFFER

     The exchange of initial notes for exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to U.S. holders. Consequently, (1) no gain or loss will be realized by a holder upon receipt of an exchange note, (2) the holding period of the exchange note will include the holding period of the initial note exchanged therefor and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the initial note exchanged therefor immediately before the exchange. Further, any market discount or bond premium (as discussed below) applicable to the initial notes should carry over to the exchange notes. The U.S. federal income tax consequences of holding and disposing of an exchange note generally should be the same as the U.S. federal income tax consequences of holding and disposing of an initial note.

   PAYMENTS OF INTEREST ON EXCHANGE NOTES

     Subject to the following paragraph, interest paid on an exchange note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

     In certain circumstances (see "Description of the Notes -- Redemption -- Terms of Optional Redemption" and "Description of the Notes -- Change of Control"), we may be obligated to pay a holder additional amounts in excess of stated interest or principal on the exchange notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income to be currently recognized by a holder if there is only a remote chance as of the date such notes were issued that any of the circumstances that would give rise to the payment of such additional amounts (considered individually and in the aggregate) will occur. Because we believe the likelihood that we will be obligated to make any such payments is remote, we do not intend to treat the potential payment of any such amounts as part of the yield to maturity of any exchange notes. In the event such a contingency occurs, it would affect the amount and timing of the income that a holder must recognize. Our determination that these contingencies are remote is binding on a holder unless such holder discloses a contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a holder might be required to accrue income on the exchange notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of an exchange note before the resolution of the contingencies. The remainder of this disclosure assumes that our determination is correct.

   MARKET DISCOUNT AND BOND PREMIUM

     If a U.S. holder purchased an initial note prior to this exchange offer for an amount that is less than its principal amount, then, subject to a statutory de minimis rule, the difference generally will be treated as market discount. If a U.S. holder exchanges an initial note, with respect to which there is market discount, for an exchange note pursuant to the exchange offer, the market discount applicable to the initial note should carry over to the exchange note so received. In that case, any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of (including dispositions which are nonrecognition transactions under certain provisions of the Code), the exchange note will be included in gross income and characterized as ordinary income to the extent of the market discount that (1) has not previously been included in income and (2) is treated as having accrued on the exchange note prior to the payment or disposition. Market discount generally accrues on a straight-line basis over the remaining term of the exchange note. Upon an irrevocable election, however, market discount will accrue on a constant yield basis. A U.S. holder might be required to defer all or a portion of the interest expense on indebtedness incurred or continued to purchase or carry an exchange note. If a U.S. holder elects to include market discount in gross income currently as it accrues, the preceding rules relating to the recognition of market discount and deferral of interest expense will not apply. An election made to include market discount in gross income as it accrues will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

     If a U.S. holder purchased an initial note prior to this exchange offer for an amount that is in excess of all amounts payable on the initial note after the purchase date, other than payments of qualified stated interest, the


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

excess will be treated as bond premium. If a U.S. holder exchanges an initial note, with respect to which there is a bond premium, for an exchange note pursuant to the exchange offer, the bond premium applicable to the initial note should carry over to the exchange note so received. In general, a U.S. holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the qualified stated interest allocable to the accrual period. If, following the offset determination described in the immediately preceding sentence, there is an excess allocable bond premium remaining, that excess may, in some circumstances, be deducted. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

   SALE, EXCHANGE OR DISPOSITION OF THE EXCHANGE NOTES

     Upon the sale, exchange or other disposition of an exchange note, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between:

     o the amount of cash plus the fair market value of any property received (other than any amount received attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income); and

     o    such holder's adjusted tax basis in the exchange note.

     A U.S. holder's tax basis in an exchange note will generally be such holder's cost for the initial note, increased by any accrued market discount previously included in income, and decreased by any amortized bond premium and any payments that are not payments of stated interest. Subject to the discussion of market discount above, such gain or loss will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition of the exchange note, the holder held such note for more than one year. The deductibility of capital losses is subject to limitations.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments of principal and interest on, and the proceeds of disposition of, an exchange note to U.S. holders other than certain exempt recipients such as corporations. In general, backup withholding at the then applicable rate (currently at a rate of 28%) will be applicable to a U.S. holder that is not an exempt recipient, such as a corporation, if such U.S. holder:

     o fails to provide a correct taxpayer identification number (which, for an individual, would generally be his or her Social Security Number);

     o is notified by the IRS that it has failed to properly report payments of interest or dividends;

     o    fails to certify that the holder is exempt from withholding; or

     o otherwise fails to comply with applicable requirements of the backup withholding rules.

     Any amount withheld from payment to a holder under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS. Holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

NON-U.S. HOLDERS

     The rules governing U.S. federal income taxation of non-U.S. holders are complex. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to the exchange of initial notes for exchange notes pursuant to the exchange offer as well as the ownership and disposition of exchange notes by such holders, including any reporting requirements.

   THE EXCHANGE OFFER

     The exchange of initial notes for exchange notes pursuant to the exchange offer by a non-U.S. holder will not be treated as an exchange or otherwise as a taxable event.

   PAYMENTS OF INTEREST ON EXCHANGE NOTES

     Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes by us or our paying agent to a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax, if:

     o such interest is not effectively connected with the conduct of a U.S. trade or business by such non-U.S. holder;

     o the non-U.S. holder does not own, actually or constructively, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of our voting stock;

     o the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership under applicable rules of the Code;

     o    the non-U.S. holder is not a bank receiving interest described in
          Section 881(c)(3)(A) of the Code; and

     o the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

     The certification requirement referred to above will be fulfilled if either
(A) the non-U.S. holder provides to us or our paying agent an IRS Form W-8BEN (or successor form), signed under penalties of perjury, that includes such holder's name and address and a certification as to its non-U.S. status, or (B) the non-U.S. holder or its intermediary has otherwise established its non-U.S. status.

     The gross amount of payments of interest that do not qualify for the exception from withholding described above (the "portfolio interest exemption") will be subject to U.S. withholding tax at a rate of 30% unless (A) the non-U.S. holder provides a properly completed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with the conduct of a U.S. trade or business by such non-U.S. holder and such holder provides a properly completed IRS Form W-8ECI (or successor form).

     If a non-U.S. holder is engaged in a trade or business in the U.S. and if interest on an exchange note or gain realized on the disposition of an exchange note is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% on its earnings and profits for the taxable year, subject to certain adjustments, unless reduced or eliminated by an applicable tax treaty. Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder satisfies the certification requirements described above.

     As more fully described above under "Description of the Notes -- Redemption -- Terms of Optional Redemption" and "Description of the Notes -- Change of Control" upon the occurrence of certain enumerated events, we may be required to make additional payments to holders of the exchange notes. Such payments may be treated as interest, subject to the rules described above, or as other income subject to U.S. federal withholding tax. Non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments that provide for one or more contingent payments, in particular as to the availability of the portfolio interest exemption, and the ability of non-U.S. holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of any such additional payments.

   SALE, EXCHANGE OR DISPOSITION OF THE EXCHANGE NOTES

     Subject to the discussion below concerning backup withholding, a non-U.S. holder of an exchange note generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of such note unless:

     o such holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met;

     o such gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply; or

     o such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the U.S.

   FEDERAL ESTATE TAX

     An exchange note held (or treated as held) by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax, provided the interest on the exchange note is exempt from withholding of U.S. federal income tax under the "portfolio interest exemption" described above (without regard to the certification requirement). If you are an individual, you should consult with your tax advisor regarding the possible application of the U.S. federal estate tax to your particular circumstances, including the effect of any applicable treaty.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     Unless certain exceptions apply, we must report annually to the IRS and to each non-U.S. holder any interest paid to the non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

     Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on an exchange note if the certifications described above under "-- Payments of Interest" are received, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person.

     Payments on the sale, exchange or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for U.S. federal income tax purposes:

     o    a U.S. person;

     o    a controlled foreign corporation;

     o a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

     o    or a foreign partnership with certain connections to the U.S.;

then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S.

office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

     Backup withholding is not an additional tax: any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders of exchange notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF EXCHANGING INITIAL NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER, AS WELL AS THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY TAX TREATY AND ANY RECENT OR PROSPECTIVE CHANGES IN ANY APPLICABLE TAX LAWS OR TREATIES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2003, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the expiration date, or until all broker-dealers who exchange initial notes which were acquired as a result of market making activities for exchange notes have sold all exchange notes held by them, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes, but excluding fees and expenses of counsel to any underwriters in connection with a shelf registration statement, other than reasonable fees and expenses related to blue sky qualification of exchange notes covered by such underwritten shelf registration; PROVIDED, HOWEVER, that notwithstanding the foregoing, we shall not be responsible for underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of notes by a holder). We will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, has passed upon the validity of the exchange notes.

                                     EXPERTS

     The consolidated financial statements of SpectraSite, Inc. and its subsidiaries as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002, included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy the registration statement and any other document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Securities and Exchange Commission. The address of this web site is http://www.sec.gov.

     Anyone who receives a copy of this prospectus may obtain a copy of the indenture relating to the notes and the letter of transmittal relating to the exchange offer without charge by contacting us in writing or by telephone at our principal executive office: SpectraSite, Inc., Secretary, 400 Regency Forest Drive, Cary, North Carolina 27511, Telephone: (919) 468-0112. TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED, PLEASE WRITE OR TELEPHONE NO LATER THAN ____________, 2003, FIVE DAYS PRIOR TO THE TERMINATION OF THIS EXCHANGE OFFER.

                           [SPECTRASITE LOGO OMITTED]






     No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of SpectraSite since the date of this prospectus. We will update the information contained in this prospectus to the extent required by law during such time as this prospectus is required to be in use.

     Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          INDEX TO FINANCIAL STATEMENTS

I. SPECTRASITE, INC. ANNUAL FINANCIAL STATEMENTS
                                                                            PAGE
                                                                            ----
Report of Independent Auditors.........................................      F-2
Consolidated Balance Sheets as of December 31, 2001 and 2002...........      F-3
Consolidated Statements of Operations for the years ended
     December 31, 2000, 2001 and 2002..................................      F-4
Consolidated Statements of Convertible Preferred Stock and
     Shareholders' Equity (Deficit) for the years ended
     December 31, 2000, 2001 and 2002..................................      F-5
Consolidated Statements of Cash Flows for the years ended
     December 31, 2000, 2001 and 2002..................................      F-6
Notes to Consolidated Financial Statements.............................      F-8


II. SPECTRASITE, INC. INTERIM FINANCIAL STATEMENTS
                                                                            PAGE
                                                                            ----
Condensed Consolidated Balance Sheets as of March 31, 2003
     (unaudited; reorganized company) and December 31, 2002
     (predecessor company).............................................     F-35
Unaudited Condensed Consolidated Statements of Operations for the
     two months ended March 31, 2003 (reorganized company),
     the month ended January 31, 2003 (predecessor company) and
     the three months ended March 31, 2002 (predecessor company).......     F-36
Unaudited Condensed Consolidated Statements of Cash Flows for the
     two months ended March 31, 2003 (reorganized company),
     the month ended January 31, 2003 (predecessor company) and
     the three months ended March 31, 2002 (predecessor company).......     F-37
Notes to the Unaudited Condensed Consolidated Financial Statements.....     F-39

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SpectraSite, Inc. and Subsidiaries

         We have audited the accompanying consolidated balance sheets of SpectraSite, Inc. (formerly known as SpectraSite Holdings, Inc.) and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, convertible preferred stock and shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SpectraSite, Inc. and subsidiaries at December 31, 2001 and 2002 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, the Company emerged from Chapter 11 bankruptcy on February 10, 2003. Effective February 1, 2003, the Company will change its basis of financial statement presentation to reflect the adoption of fresh start accounting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code".

         As discussed in Note 3 to the consolidated financial statements, in 2002 the Company adopted Statement of Financial Accounting Standard No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS and changed its method of accounting for goodwill.

                                        /s/ ERNST & YOUNG LLP

February 11, 2003
Raleigh, North Carolina

                       SPECTRASITE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                           AS OF DECEMBER 31,
                                                                                          2001             2002
                                                                                    ------------     ------------
                                                                                        (DOLLARS IN THOUSANDS)
                                                      ASSETS
Current assets:
   Cash and cash equivalents..................................................      $     31,547     $     80,961
   Accounts receivable, net of allowance of $4,982 and $11,431, respectively..            22,375           15,180
   Costs and estimated earnings in excess of billings.........................             1,940            2,169
   Inventories................................................................             8,355            7,878
   Prepaid expenses and other.................................................            11,505           16,696
   Assets held for sale.......................................................           113,015               --
                                                                                    ------------     ------------
      Total current assets....................................................           188,737          122,884
Property and equipment, net...................................................         2,443,046        2,292,945
Goodwill, net.................................................................           437,350           60,626
Other assets..................................................................           134,292          102,001
                                                                                    ------------     ------------
      Total assets............................................................      $  3,203,425     $  2,578,456
                                                                                    ============     ============

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable...........................................................      $     36,608     $     13,029
   Accrued and other expenses.................................................            69,067           66,280
   Billings in excess of costs and estimated earnings.........................             2,763              703
   Current portion of credit facility.........................................                --            2,244
   Liabilities held for sale..................................................            36,102               --
                                                                                    ------------     ------------
      Total current liabilities...............................................           144,540           82,256
Long-term portion of credit facility..........................................           695,000          780,711
Senior notes..................................................................           400,000               --
Senior convertible notes......................................................           200,000               --
Senior discount notes.........................................................         1,020,332               --
Other long-term liabilities...................................................            24,208           27,330
                                                                                    ------------     ------------
      Total long-term liabilities.............................................         2,339,540          808,041
                                                                                    ------------     ------------
Liabilities subject to compromise (Note 2)....................................                --        1,763,286
                                                                                    ------------     ------------
Commitments and Contingencies
Shareholders' equity (deficit):
Common stock, $0.001 par value, 300,000,000 shares authorized, 153,424,509                   153              154
   and 154,013,917 issued and outstanding, respectively.......................
   Additional paid-in-capital.................................................         1,622,089        1,624,939
   Accumulated other comprehensive income (loss)..............................            21,984             (355)
   Accumulated deficit........................................................          (924,881)      (1,699,865)
                                                                                    ------------     ------------
      Total shareholders' equity (deficit)....................................           719,345          (75,127)
                                                                                    ------------     ------------
      Total liabilities and shareholders' equity (deficit)....................      $  3,203,425     $  2,578,456
                                                                                    ============     ============


                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED        YEAR ENDED       YEAR ENDED
                                                                   DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                                                        2000              2001             2002
                                                                   ------------      ------------     ------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Site leasing.............................................        $  116,476       $  221,614        $  282,525
   Broadcast services.......................................            38,593           38,211            26,809
                                                                   ------------      ------------     ------------
        Total revenues......................................           155,069          259,825           309,334
                                                                   ------------      ------------     ------------
Operating expenses:
   Cost of operations, excluding depreciation and
      amortization expense:
      Site leasing..........................................            46,667           91,689           108,540
      Broadcast services....................................            26,245           29,538            21,158
   Selling, general and administrative expenses.............            51,825           72,431            58,037
   Depreciation and amortization expense....................            78,103          165,267           189,936
   Restructuring and non-recurring charges..................                --          142,599            28,570
                                                                   ------------      ------------     ------------
        Total operating expenses............................           202,840          501,524           406,241
                                                                   ------------      ------------     ------------
Operating loss..............................................           (47,771)        (241,699)          (96,907)
                                                                   ------------      ------------     ------------
Other income (expense):
   Interest income..........................................            28,391           17,037               855
   Interest expense.........................................          (134,664)        (212,174)         (226,536)
   Reorganization expense...................................                --               --            (4,329)
   Other income (expense)...................................            (8,571)        (223,236)          (10,929)
                                                                   ------------      ------------     ------------
        Total other income (expense)........................          (114,844)        (418,373)         (240,939)
                                                                   ------------      ------------     ------------
Loss from continuing operations before income taxes.........          (162,615)        (660,072)         (337,846)
Income tax expense..........................................               444              555             1,133
                                                                   ------------      ------------     ------------
Loss from continuing operations.............................          (163,059)        (660,627)         (338,979)
Discontinued operations:
   Income (loss) from operations of discontinued segment,                5,443            5,858           (12,268)
      net of income tax expense.............................
   Loss on disposal of discontinued segment.................                --               --           (46,984)
                                                                   ------------      ------------     ------------
Loss before cumulative effect of change in accounting                 (157,616)        (654,769)         (398,231)
   principle................................................
Cumulative effect of change in accounting for goodwill......                --               --          (376,753)
                                                                   ------------      ------------     ------------
Net loss....................................................        $ (157,616)      $ (654,769)       $ (774,984)
                                                                   ============      ============     ============
Basic and diluted earnings per share:
   Loss from continuing operations..........................        $    (1.35)      $    (4.40)       $    (2.20)
   Discontinued operations..................................              0.04             0.04             (0.38)
   Cumulative effect of change in accounting for goodwill...                --               --             (2.45)
                                                                   ------------      ------------     ------------
   Net loss.................................................        $    (1.31)      $    (4.36)       $    (5.03)
                                                                   ============      ============     ============
Weighted average common shares outstanding:
   Basic and diluted........................................           120,731          150,223           153,924
                                                                   ============      ============     ============


                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF
         CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                             SHAREHOLDERS' EQUITY (DEFICIT)
                                    ------------------------------------------------------------------------------
                                     CONVERTIBLE  CONVERTIBLE  CONVERTIBLE
                                      PREFERRED    PREFERRED    PREFERRED         COMMON STOCK          ADDITIONAL
                                        STOCK        STOCK        STOCK     ------------------------     PAID-IN
                                       SERIES A     SERIES B     SERIES C      SHARES       AMOUNT       CAPITAL
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 1999          $  10,000   $  28,000    $ 301,494     20,191,604    $      20   $  230,546
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding gains arising             --          --           --             --           --           --
   during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --     53,973,255           54      906,584
   stock issuance costs of
   $37,150
Issuance of warrants                         --          --           --             --           --       13,720
Non-cash compensation charges                --          --           --             --           --        2,572
Conversion of preferred stock to
   common stock                         (10,000)    (28,000)    (301,494)    70,749,625           71      339,423
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 2000                 --          --           --    144,914,484          145    1,492,845
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding gains arising             --          --           --             --           --           --
   during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --      8,510,025            8      127,119
   stock issuance costs of $296
Non-cash compensation charges                --          --           --             --           --        2,125
Balance at December 31, 2001                 --          --           --    153,424,509          153    1,622,089
                                     -----------  -----------  -----------  -------------  ---------  ------------
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding losses                    --          --           --             --           --           --
   arising during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --        589,408            1        2,155
   stock issuance costs of $6
Non-cash compensation charges                --          --           --             --           --          695
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 2002          $      --   $      --    $      --    154,013,917    $     154   $1,624,939
                                     ===========  ===========  ===========  =============  =========  ============

                                                    SHAREHOLDERS' EQUITY (DEFICIT)
                                     ---------------------------------------------------------
                                                     ACCUMULATED
                                                        OTHER
                                     COMPREHENSIVE  COMPREHENSIVE    ACCUMULATED
                                     INCOME (LOSS)   INCOME (LOSS)      DEFICIT       TOTAL
                                     -------------  -------------    -----------   -----------
Balance at December 31, 1999                           $     192     $  (112,496)   $ 457,756
Net loss                              $(157,616)              --        (157,616)    (157,616)
Foreign currency translation            (14,946)         (14,946)             --      (14,946)
   adjustment
Unrealized holding gains arising         16,676           16,676              --       16,676
   during period                     -------------
Total comprehensive loss              $(155,886)
                                     =============
Issuance of common stock, net of                              --              --      906,638
   stock issuance costs of
   $37,150
Issuance of warrants                                          --              --       13,720
Non-cash compensation charges                                                           2,572
Conversion of preferred stock to                              --              --           --
   common stock                                     -------------    -----------   -----------
Balance at December 31, 2000                               1,922        (270,112)   1,224,800
Net loss                              $(654,769)              --        (654,769)    (654,769)
Foreign currency translation             13,558           13,558              --       13,558
   adjustment
Unrealized holding gains arising          6,504            6,504              --        6,504
   during period                     -------------
Total comprehensive loss              $(634,707)
                                     =============
Issuance of common stock, net of                              --              --      127,127
   stock issuance costs of $296
Non-cash compensation charges                                 --              --        2,125
Balance at December 31, 2001                              21,984        (924,881)     719,345
                                                    -------------    -----------   -----------
Net loss                              $(774,984)              --        (774,984)    (774,984)
Foreign currency translation              1,173            1,173              --        1,173
   adjustment
Unrealized holding losses               (23,512)         (23,512)             --      (23,512)
   arising during period             -------------
Total comprehensive loss              $(797,323)
                                     =============
Issuance of common stock, net of                              --              --        2,156
   stock issuance costs of $6
Non-cash compensation charges                                 --              --          695
                                                    -------------    -----------   -----------
Balance at December 31, 2002                           $    (355)    $(1,699,865)   $ (75,127)
                                                    =============    ===========   ===========


                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                        2000             2001             2002
                                                                   -------------    -------------    -------------
                                                                               (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
Net loss.....................................................      $   (157,616)    $   (654,769)    $   (774,984)
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:

   Depreciation..............................................            65,368          149,371          186,706
   Amortization of goodwill and other intangibles............            31,366           36,853            3,218
   Amortization of debt issuance costs.......................             5,507           10,113           14,321
   Amortization of senior discount notes.....................            92,018          112,089          109,371
   Non-cash compensation charges.............................             2,572            2,125              695
   Write-off of goodwill.....................................                --           44,476          376,753
   Loss on disposal of assets................................                --           53,379           83,683
   Gain on sale of affiliate.................................                --               --           (1,364)
   Write-off of loan to and investments in affiliates........                --          156,433               --
   Equity in net loss of an affiliate........................             8,748           62,402               59
   Changes in operating assets and liabilities, net of
      acquisitions:
      Accounts receivable....................................           (57,738)             665           47,345
      Costs and estimated earnings in excess of billings, net           (13,608)             408              325
      Inventories............................................            (3,759)          (5,396)             241
      Prepaid expenses and other.............................            (8,179)          (8,316)          (8,370)
      Accounts payable.......................................            27,721               21          (32,017)
      Other liabilities......................................            18,965           28,013           30,304
                                                                   -------------    -------------    -------------
        Net cash provided by (used in) operating activities..            11,365          (12,133)          36,286
                                                                   -------------    -------------    -------------
INVESTING ACTIVITIES
Purchases of property and equipment..........................          (658,283)        (958,945)         (71,248)
Acquisitions, net of cash acquired...........................          (224,518)          (7,600)              --
Disposal of discontinued segment, net of cash sold...........                --               --           (6,751)
Proceeds from the sale of assets.............................                --               --            1,283
Investment in affiliates.....................................          (198,039)          (6,626)              --
Loans to affiliates..........................................            (4,850)         (27,400)            (750)
Proceeds from repayment of loan to affiliate.................                --            5,000               --
Proceeds from sale of investment in affiliate................                --            4,000            7,500
Refunds of (deposits on) acquisitions........................           (23,000)           6,847               --
                                                                   -------------    -------------    -------------
        Net cash used in investing activities................        (1,108,690)        (984,724)         (69,966)
                                                                   -------------    -------------    -------------
FINANCING ACTIVITIES
Proceeds from issuance of common stock.......................           790,397            4,617              483
Stock issuance costs.........................................           (37,150)            (296)              (6)
Proceeds from issuance of long-term debt and credit facility.           895,900          495,000           90,000
Debt issuance costs..........................................           (35,526)         (23,065)          (2,648)
Repayment of debt............................................            (1,421)            (505)          (4,735)
                                                                   -------------    -------------    -------------
        Net cash provided by financing activities............         1,612,200          475,751           83,094
                                                                   -------------    -------------    -------------
Net increase (decrease) in cash and cash equivalents.........           514,875         (521,106)          49,414
Cash and cash equivalents at beginning of period.............            37,778          552,653           31,547
                                                                   -------------    -------------    -------------
Cash and cash equivalents at end of period...................      $    552,653     $     31,547     $     80,961
                                                                   =============    =============    =============


                             See accompanying notes.

                                                                    YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                        2000             2001             2002
                                                                   -------------    -------------    -------------
                                                                               (DOLLARS IN THOUSANDS)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest.......................................      $     35,372     $     99,908     $     85,536
Cash paid for income taxes...................................             1,106            2,207            1,661
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
Common stock issued for acquisitions and property and
   equipment.................................................      $    167,004     $    122,806     $      1,679
Capital lease obligations incurred for the purchase of
   property and equipment....................................                --           16,893            1,304


                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     SpectraSite, Inc. ("SpectraSite"), formerly known as SpectraSite Holdings, Inc., and its wholly owned subsidiaries (collectively referred to as the "Company") are principally engaged in providing services to companies operating in the telecommunications and broadcast industries, including leasing antenna sites on multi-tenant towers, managing rooftop and in-building telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers in the United States.

   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of SpectraSite and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     The consolidated financial statements have been prepared assuming SpectraSite, Inc. will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. SpectraSite, Inc. has incurred recurring operating losses, and it has working capital and shareholders' deficits as of December 31, 2002. On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date, (the "Plan of Reorganization") was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy. From the Petition Date until the Effective Date, SpectraSite operated as a debtor-in-possession under the Bankruptcy Code. The restructuring plan involves SpectraSite, Inc. and not SpectraSite Communications, Inc. ("Communications") or any of Communications' subsidiaries. The restructuring plan also did not constitute an event of default under or otherwise adversely affect Communications' credit facility, which will continue to be serviced from operating cash flow by Communications.

     The consolidated financial statements are presented on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should SpectraSite, Inc. be unable to continue as a going concern. See Note 2 Plan of Reorganization for a presentation of the unaudited pro forma balance sheet illustrating the effect of the Company's Plan of Reorganization and the effect of implementing certain fresh start accounting adjustments.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   REVENUE RECOGNITION

     Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease. Broadcast service revenues related to construction activities are derived from service contracts with customers

                       SPECTRASITE, INC. AND SUBSIDIARIES
that provide for billing on a time and materials or fixed price basis. For the time and materials contracts, revenues are recognized as services are performed. For fixed price contracts, revenues are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date compared to estimated total contract costs. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

     The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where a specific customer's ability to meet its financial obligations to us is in question, the Company records a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount it reasonably believes will be collected. For all other customers, the Company reserves a percentage of the remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. Activity in the allowance for uncollectible accounts consisted of the following.

                                                           YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                       2000         2001         2002
                                                   --------    ---------    ---------
                                                               (IN THOUSANDS)
     Beginning allowance.......................    $  1,053    $   1,674    $   4,982
     Charges to revenues.......................       1,310        6,111       12,100
     Write-offs of uncollectible accounts......        (689)      (2,803)      (5,651)
                                                   --------    ---------    ---------
     Ending allowance..........................    $  1,674    $   4,982    $  11,431
                                                   ========    =========    =========

   INVENTORIES

     Inventories are stated at the lower of cost or market using the first-in, first-out method and consist primarily of materials purchased for future construction not associated with specific jobs.

   INVESTMENTS IN AFFILIATES

     An investment in an entity of which the Company owns more than 20% and up to 50% and on which the Company has the ability to exercise significant influence is accounted for using the equity method. Under the equity method, the investment is stated at cost adjusted for the Company's equity in net income
(loss) of the entity since acquisition. The equity in net income (loss) of such entity is recorded in "Other income (expense)" in the accompanying consolidated statements of operations. An investment in an entity in which the Company owns less than 20% and on which the Company does not have the ability to exercise significant influence is accounted for using the cost method. Other-than-temporary impairments of investments in affiliates are recognized if the fair value of the investment is below its cost basis for an extended period.

   AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities are classified as "Other assets" and are stated at fair value, with the unrealized gains and losses reported in other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in "Other income (expense)." Unrealized holding gains (losses) related to these securities were $6.5 million and $(23.5 million) for the years ended December 31, 2001 and 2002, respectively. The fair value of the Company's available-for-sale securities was $24.8 million and $1.3 million at December 31, 2001 and 2002, respectively.

                       SPECTRASITE, INC. AND SUBSIDIARIES

   PROPERTY AND EQUIPMENT

     Towers built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. The Company capitalizes costs incurred in bringing towers to an operational state. Costs clearly associated with the acquisition, development and construction of towers are capitalized as a cost of the towers. Indirect costs that relate to several towers are capitalized and allocated to the towers to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Approximately $16.9 million and $1.2 million of interest was capitalized into the cost of property and equipment for the years ended December 31, 2001 and 2002, respectively. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

   GOODWILL

     The Company has classified as goodwill the excess of purchase price over the fair value of net assets acquired in business combinations. Through December 31, 2001, goodwill was amortized on a straight-line basis over fifteen years for purchase business combinations consummated prior to June 30, 2001. For purchase business combinations consummated subsequent to June 30, 2001, goodwill is not amortized but is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. For each entity acquired, the Company is able to monitor cash flows at the entity level, which is the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of the other groups of assets. On an ongoing basis, the Company assesses the recoverability of its goodwill by determining the ability of the specific entity acquired to generate future cash flows sufficient to recover the unamortized cost of the assets and related goodwill. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.

   DEBT ISSUANCE COSTS

     The Company capitalized costs relating to the issuance of long-term debt, senior notes, senior convertible notes and senior discount notes. The costs are amortized using the straight-line method over the term of the related debt.

   IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets, such as property and equipment, goodwill and purchased intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Effective January 1, 2002, potential impairment of long-lived assets other than goodwill and purchased intangible assets with indefinite useful lives is evaluated using the guidance provided by Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

   ACCOUNTING FOR INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

     As part of the process of preparing our consolidated financial statements the Company is required to estimate income taxes in each of the jurisdictions in which it operates. This process involves estimating the actual current tax

                       SPECTRASITE, INC. AND SUBSIDIARIES
liability together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities. The Company must then assess the likelihood that its deferred tax assets will be recovered from future taxable income. To the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. The Company has recorded a valuation allowance of $464.7 million as of December 31, 2002, due to uncertainties related to utilization of deferred tax assets, primarily consisting of net operating losses carryforwards, before they expire.

   DISCONTINUED OPERATIONS

     On December 31, 2002, the Company sold its network services division. Network services revenues for the years ended December 31, 2000, 2001 and 2002 were $191.8 million, $213.1 million and $136.2 million, respectively. Network services income (loss) before taxes for the years ended December 31, 2000, 2001 and 2002 were $7.2 million, $7.9 million and $(11.0) million, respectively. The Company recorded a loss on disposal of the network services division of $47.0 million in 2002. The results of the network services division's operations have been reported separately as discontinued operations in the Statements of Operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

     Assets and liabilities held for sale consist of the following:

                                                                    DECEMBER 31,
                                                                        2001
                                                                   -------------
                                                                  (IN THOUSANDS)
Accounts receivable..........................................      $     68,401
Costs and estimated earnings in excess of billings...........            18,464
Inventories..................................................             6,036
Prepaid expenses and other...................................               264
Property and equipment, net..................................            19,057
Other assets.................................................               793
                                                                   -------------
   Assets held for sale......................................      $    113,015
                                                                   =============
Accounts payable.............................................      $     17,977
Accrued and other expenses...................................             7,575
Billings in excess of costs and estimated earnings...........             7,737
Other long-term liabilities..................................             2,813
                                                                   -------------
  Liabilities held for sale..................................      $     36,102
                                                                   =============

     As permitted under Statement of Financial Accounting Standards No. 95, STATEMENT OF CASH FLOWS, the statements of cash flows do not separately disclose the cash flows related to discontinued operations.

   FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents approximates fair value for these instruments. The estimated fair values of the credit facility, senior notes, senior convertible notes and senior discount notes are based on the quoted market prices. The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                 DECEMBER 31, 2001             DECEMBER 31, 2002
                                            ---------------------------   --------------------------
                                              CARRYING                      CARRYING
                                               AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                            -----------     -----------   -----------    -----------
                                                                (IN THOUSANDS)
Cash and cash equivalents.............      $   31,547      $   31,547    $   80,961     $   80,961
Credit Facility.......................        (695,000)       (695,000)     (782,955)      (665,512)
Senior Notes..........................        (400,000)       (200,000)     (400,000)      (147,750)
Senior Convertible Notes..............        (200,000)        (83,250)     (200,000)       (44,000)
Senior Discount Notes.................      (1,020,332)       (351,416)   (1,129,703)      (392,807)

   LOSS PER SHARE

     Basic and diluted loss per share are calculated in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE. The Company has potential common stock equivalents related to its convertible notes, warrants and outstanding stock options and had potential common stock equivalents related to its convertible preferred stock until all such preferred stock converted into common stock in February 2000. These potential common stock equivalents were not included in diluted loss per share for all periods because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same for all periods presented.

   COSTS OF OPERATIONS

     Costs of operations for site leasing consist of direct costs incurred to provide the related services including ground lease cost, tower maintenance and related real estate taxes. Costs of operations for site leasing does not include depreciation and amortization expense on the related assets. Costs of operations for broadcast services consist of direct costs incurred to provide the related services excluding depreciation and amortization expense.

   SIGNIFICANT CUSTOMERS

     The Company's customer base consists of businesses operating in the wireless telecommunications and broadcast industries, primarily in the United States. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers.

     For the years ended December 31, 2000, 2001 and 2002, one wireless customer, which is a significant stockholder of the Company, accounted for 48%, 30% and 28% of the Company's revenues, respectively. This customer also accounted for 13% of accounts receivable at December 31, 2001. In addition, another wireless customer, which is an affiliate of a significant stockholder of the Company, accounted for 13% and 20% of the Company's revenues in 2001 and 2002, respectively. This customer also accounted for 12% and 21% of accounts receivable at December 31, 2001 and 2002, respectively.

                       SPECTRASITE, INC. AND SUBSIDIARIES

   OTHER INCOME (EXPENSE)

     Other income (expense) consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                             2000            2001           2002
                                                        ----------     -----------     ----------
Write-down of investments in affiliates............     $       --     $  (129,404)    $       --
Expenses related to proposed tender offers.........             --              --        (10,905)
Equity in net loss of affiliates...................         (8,748)        (62,402)           (59)
Write-off of loans to affiliates...................             --         (26,980)            --
Other..............................................            177          (4,450)            35
                                                        ----------     -----------     ----------
                                                        $   (8,571)    $  (223,236)    $  (10,929)
                                                        ==========     ===========     ==========

   STOCK OPTIONS

     The Company has elected under the provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS 123"), as amended by SFAS 148, to account for its employee stock options under the intrinsic value method in accordance with Accounting Principle Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Companies that account for stock based compensation arrangements for their employees under APB 25 are required by SFAS 123 to disclose the pro forma effect on net income
(loss) as if the fair value based method prescribed by SFAS 123 had been applied. The Company plans to continue to account for stock based compensation using the provisions of APB 25 and has adopted the disclosure requirements of SFAS 123 and SFAS 148.

   EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of all its employees meeting specified eligibility requirements. The Company's contributions to the plan are discretionary and totaled approximately $0.9 million, $2.1 million and $1.1 million for the years ended December 31, 2000, 2001 and 2002, respectively.

   COMMITMENTS AND CONTINGENCIES

     The Company is subject to various lawsuits and other legal proceedings, including regulatory, judicial and administrative matters, all of which have arisen in the ordinary course of business. Management accrues an estimate of expense for any matters that are considered probable of occurring based on the facts and circumstances. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

   RECLASSIFICATIONS

     Certain reclassifications have been made to the 2000 and 2001 consolidated financial statements to conform to the 2002 presentation. These reclassifications had no effect on net loss or shareholders' equity as previously reported.

2.   PLAN OF REORGANIZATION

     On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan"), was confirmed by

                       SPECTRASITE, INC. AND SUBSIDIARIES
the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy.

     The Plan provides that, among other things, (i) in exchange for their notes, the holders of the 12 1/2% Senior Notes due 2010, the 6 3/4% Senior Convertible Notes due 2010, the 10 3/4% Senior Notes due 2010, the 11 1/4% Senior Discount Notes due 2009, the 12 7/8% Senior Discount Notes due 2010 and the 12% Senior Discount Notes due 2008 will receive their pro rata share of
23.75 million shares of common stock, par value $0.01 per share ("New Common Stock"); (ii) the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of the Effective Date (the "Old Common Stock") will receive warrants immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share; and (iii) all other equity interests at the Effective Date, including outstanding warrants and options, will be cancelled.

     The consolidated financial statements include adjustments and reclassifications to reflect affected liabilities as "Liabilities Subject to Compromise." These liabilities will be settled in accordance with the Plan. The liabilities subject to compromise as of December 31, 2002 were as follows:


10 3/4% Senior Notes Due 2010.................................     $     200,000
12 1/2% Senior Notes Due 2010.................................           200,000
6 3/4% Senior Convertible Notes Due 2010......................           200,000
12% Senior Discount Notes Due 2008, net of discount...........           208,479
11 1/4% Senior Discount Notes Due 2009, net of discount.......           502,644
12 7/8% Senior Discount Notes Due 2010, net of discount.......           418,580
Accrued interest..............................................            33,583
Total liabilities subject to compromise.......................     $   1,763,286

     SpectraSite incurred costs directly associated with the chapter 11 proceedings of $4.3 million in the year ended December 31, 2002. These costs are included in reorganization expense in the statement of operations.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company will adopt "fresh start accounting" as of February 1, 2003 and the Company's emergence from chapter 11 will result in a new reporting entity. The financial statements prepared as of December 31, 2002 do not give effect to any adjustments to the carrying value of assets or amounts and classifications of liabilities that will be necessary when adopting fresh start accounting. Upon the adoption of fresh start accounting, all assets and liabilities will be recorded at their estimated fair values and the Company's accumulated deficit will be eliminated.

     The following unaudited pro forma balance sheet illustrates the effect of the Company's Plan and the effect of implementing certain fresh start accounting adjustments as if the Plan had been effective on December 31, 2002. The adjustments are limited to presenting (i) the Company's reorganized capital structure; (ii) the effect of discharging the Senior Notes, Senior Discount Notes and Senior Convertible Notes; (iii) the reduction in property and equipment due to the net assets of the Company exceeding the reorganization value; (iv) the elimination of rent receivables recognized on leases with fixed rental increases; (v) the adoption of SFAS 143; (vi) the reduction of goodwill, other assets and the credit facility to fair market value and (vii) the elimination of the Company's accumulated deficit. The reorganization value used in preparing the unaudited pro forma balance sheet was $690.4 million based on the fair market value of the senior notes, senior discount notes and senior convertible notes at the Effective Date, the date these instruments were exchanged for New Common Stock and the value of warrants issued on that date based on the Black-Scholes option pricing model.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                                CONFIRMATION
                                                                 ACTUAL          ADJUSTMENTS           REF        PRO FORMA
                                                              -------------     --------------      --------     -----------
                                                                                 (UNAUDITED)                     (UNAUDITED)
                                                                                (IN THOUSANDS)
                                     ASSETS
Current assets:
   Cash and cash equivalents.........................         $      80,961      $    (16,802)           (2)     $    64,159
   Accounts receivable...............................                15,180                --                         15,180
   Costs and estimated earnings in excess of billings                 2,169                --                          2,169
   Inventories.......................................                 7,878                --                          7,878
   Prepaid expenses and other........................                16,696                --                         16,696
                                                              -------------     --------------                   -----------
      Total current assets...........................               122,884           (16,802)                       106,082
Property and equipment, net..........................             2,292,945        (1,035,143)           (3)       1,257,802
Goodwill, net........................................                60,626           (60,626)           (4)              --
Other assets.........................................               102,001           122,182        (1),(4)        224,183
                                                              -------------     --------------                   -----------
      Total assets...................................         $   2,578,456      $   (990,389)                   $1,588,067
                                                              =============     ==============                   ===========

            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable..................................         $      13,029      $                               $    13,029
   Accrued and other expenses........................                66,280            38,456           (5)          104,736
   Billings in excess of costs and estimated earnings                   703                --                            703
   Current portion of credit facility................                 2,244                --                          2,244
                                                              -------------     --------------                   -----------
      Total current liabilities......................                82,256            38,456                        120,712
                                                              =============     ==============                   ===========
Long-term portion of credit facility.................               780,711           (96,772)          (4)          683,939
Other long-term liabilities..........................                27,330            65,694        (5),(6)         93,024
                                                              -------------     --------------                   -----------
      Total long-term liabilities....................               808,041           (31,078)                      776,963
                                                              =============     ==============                   ===========
Liabilities subject to compromise....................             1,763,286        (1,763,286)           (1)             --
                                                              -------------     --------------                   -----------
Shareholders' equity (deficit):
   Common stock, $0.001 par value, 300,000,000
      shares authorized 154,013,917 issued and
      outstanding actual at December 31, 2002;
      $0.01 par value, 250,000,000 shares
      authorized 23,500,000 issued and
      outstanding pro forma at December 31, 2002.....                   154                84           (1)              238
   Additional paid-in-capital and warrants...........             1,624,939          (934,785)          (1)          690,154
   Accumulated other comprehensive income............                  (355)              355           (7)               --
   Accumulated deficit...............................            (1,699,865)        1,699,865            (7)
                                                              -------------     --------------                   -----------
      Total shareholders' equity (deficit)...........               (75,127)          765,519                        690,392
                                                              -------------     --------------                   -----------
      Total liabilities and shareholders' equity              $   2,578,456      $   (990,389)                   $ 1,588,067
          (deficit)..................................         =============     ==============                   ===========


     References:

(1) To reflect the discharge of the Senior Notes, Senior Discount Notes and Senior Convertible Notes including the related debt issuance costs included in other assets; the cancellation of Old Common Stock and warrants; and the issuance of the New Common Stock and warrants.

                       SPECTRASITE, INC. AND SUBSIDIARIES

(2)  To reflect estimated cash requirements for reorganization costs.

(3)  To record property and equipment at fair value.

(4)  To record goodwill, other assets and the credit facility at fair value.

(5)  To record liabilities associated with unfavorable contracts at fair value.

(6)  To record an asset retirement obligation upon adoption of SFAS 143.

(7) To reflect the elimination of the accumulated other comprehensive income and accumulated deficit as of December 31, 2002.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS ("SFAS 141") and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"). SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. SFAS 141 also includes new criteria to recognize intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. The application of SFAS 141 did not affect any of our previously reported amounts included in goodwill or other intangible assets.

     Effective January 1, 2002, the Company adopted SFAS 142 that establishes new accounting and reporting requirements for goodwill and other intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their estimated useful lives. The nonamortization provisions of SFAS 142 apply to goodwill and indefinite lived intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we ceased amortization on January 1, 2002.

     The Company performed the first of the required impairment tests of goodwill by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, the Company recorded a charge of $376.8 million, or $2.45 per share, to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied fair value. In accordance with SFAS 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter 2002 statement of operations. Impairment adjustments recognized after adoption, if any, generally are required to be recognized as an operating expense.

     Actual results of operations and pro forma results of operations for the years ended December 31, 2000, 2001 and 2002 had we applied the nonamortization provisions of SFAS 142 in that period are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                              ---------------------------------------
                                                  2000           2001           2002
                                                             (IN THOUSANDS)
Reported net loss..........................   $ (157,616)   $ (654,769)    $ (774,984)
Goodwill amortization......................       30,883        35,515             --
                                              -----------   -----------    -----------
Adjusted net loss..........................   $ (126,733)   $ (619,254)    $ (774,984)
                                              ===========   ===========    ===========

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                        YEAR ENDED DECEMBER 31,
                                              ---------------------------------------
                                                  2000           2001           2002
                                                             (IN THOUSANDS)
Basic and diluted loss per share:
Reported net loss..........................   $    (1.31)   $    (4.36)    $    (5.03)
Goodwill amortization......................         0.26          0.24             --
                                              -----------   -----------    -----------
Adjusted net loss..........................   $    (1.05)   $    (4.12)    $    (5.03)
                                              ===========   ===========    ===========


     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143") which is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on January 1, 2003. Application of the new rules is expected to result in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of adoption that will reduce net income and stockholders' equity (deficit) by $12.2 million.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on the Company's consolidated statement of operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002. The Company will adopt the provisions of SFAS 145 on January 1, 2003. The Company does not expect the impact of adopting this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit or disposal activities to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. The Company will adopt the provisions of SFAS 145 on January 1, 2003. The Company does not expect the impact of adopting this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 are effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. The Company does not expect SFAS 148 to have a material effect on its financial condition, results of operations or cash flows.

                       SPECTRASITE, INC. AND SUBSIDIARIES

4.   LONG-LIVED ASSETS

     Property and equipment consist of the following:

                                                                           DECEMBER 31,
                                                                -----------------------------------
                                                                    2001                  2002
                                                                --------------       --------------
                                                                          (IN THOUSANDS)
Towers..................................................        $    2,483,049       $    2,548,712
Equipment...............................................                30,261               39,181
Land....................................................                16,378               18,081
Buildings...............................................                32,792               32,219
Other...................................................                38,572               38,217
                                                                --------------       --------------
                                                                     2,601,052            2,676,410
Less accumulated depreciation...........................              (220,209)            (401,467)
                                                                --------------       --------------
                                                                     2,380,843            2,274,943
Construction in progress................................                62,203               18,002
Property and equipment, net.............................        $    2,443,046       $    2,292,945
                                                                ==============       ==============

     Other assets consist of the following:

                                                                           DECEMBER 31,
                                                                -----------------------------------
                                                                    2001                  2002
                                                                --------------       --------------
                                                                          (IN THOUSANDS)
Debt issuance costs.....................................        $       77,865       $       66,192
Other...................................................                56,427               35,809
                                                                --------------       --------------
                                                                $      134,292       $      102,001
                                                                ==============       ==============

5.   DEBT

     Debt not classified as subject to compromise consists of the following:

                                                                          DECEMBER 31,
                                                               -----------------------------------
                                                                    2001                  2002
                                                               --------------       --------------
                                                                          (IN THOUSANDS)
Credit facility.........................................       $      695,000       $      782,955
10 3/4% Senior Notes Due 2010...........................              200,000                   --
12 1/2% Senior Notes Due 2010...........................              200,000                   --
6 3/4% Senior Convertible Notes Due 2010................              200,000                   --
12% Senior Discount Notes Due 2008, net of discount.....              188,222                   --
11 1/4% Senior Discount Notes Due 2009, net of discount.              456,810                   --
12 7/8% Senior Discount Notes Due 2010, net of discount.              375,300                   --
Total debt..............................................            2,315,332              782,955
Less current portion....................................                   --                2,244
Long-term debt..........................................       $    2,315,332       $      780,711
                                                               ==============       ==============

   CREDIT FACILITY

     SpectraSite Communications, Inc. ("Communications"), a wholly-owned subsidiary of SpectraSite, is party to an amended and restated credit facility. In August 2002, Communications amended its credit facility to provide, among other things, for a reduction in the aggregate borrowing capacity from $1.3 billion to $1.085 billion. The August 2002

                       SPECTRASITE, INC. AND SUBSIDIARIES
amendment also provided for an overall loosening of certain of the credit facility's financial covenants and an increase in the interest rates under the credit facility by 50 basis points per annum until the completion of SpectraSite's restructuring of its high yield indebtedness on February 10, 2003. The credit facility includes a $300.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent (including the absence of a materially adverse effect, as defined in the credit agreement, and the absence of any defaults). The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $335.0 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on June 30, 2005 and ending on June 30, 2007 and a $450.0 million term loan that is fully drawn and which will, from September 30, 2003 through June 30, 2007, amortize at a rate of 0.25% per quarter and be payable in quarterly installments and, from July 1, 2007 through December 31, 2007, amortize at a rate of 48% per quarter and be payable on September 30, 2007 and December 31, 2007. Communications repaid $0.9 million of the multiple draw term loan and $1.1 million of the term loan on December 31, 2002. Communications has $783.0 million outstanding under the credit facility at December 31, 2002. The remaining $300.0 million under the credit facility was undrawn. Under the terms of the credit facility, the Company could borrow approximately $230 million of available funds under the revolving credit facility as of December 31, 2002 while remaining in compliance with the credit agreement's covenants. With the proceeds of the sale of towers to Cingular discussed in Note 11, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003 leaving a total of $709.5 million outstanding under the credit facility. In addition, the overall loosening of covenants under the August 2002 amendment to the credit facility terminated when SpectraSite emerged from chapter 11 on February 10, 2003. As a result, Communications could borrow approximately $33 million of available funds under the revolving credit facility as of February 11, 2003 while remaining in compliance with the credit agreement's covenants.

     At December 31, 2002, amounts due under the credit facility are as follows:

                                                               Maturities
                                 (In thousands)

2003...................................................    $            2,244
2004...................................................                 4,488
2005...................................................                89,052
2006...................................................               129,270
2007...................................................               557,901
Total..................................................    $          782,955
                                                           ==================


     Prior to February 10, 2003, the revolving credit loans and the multiple draw term loan bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin of 2.50% per annum or the Eurodollar rate plus an applicable margin of 3.75% per annum. After February 10, 2003, the revolving credit loans and the multiple draw term loans bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin ranging from 2.00% to 1.00% per annum or the Eurodollar rate plus an applicable margin ranging from 3.25% to 2.25% per annum, depending on Communications' leverage ratio at the end of the preceding fiscal quarter.

     The weighted average interest rate on outstanding borrowings under the credit facility as of December 31, 2002 was 5.94%. Prior to February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 3.25% per annum or the Eurodollar rate plus 4.50% per annum. After February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum.

     Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required

                       SPECTRASITE, INC. AND SUBSIDIARIES
to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

     SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

12 7/8% SENIOR DISCOUNT NOTES DUE 2010 (THE "12 7/8% DISCOUNT NOTES") AND 10 3/4% SENIOR NOTES DUE 2010 (THE "10 3/4% SENIOR NOTES")

     On March 15, 2000, SpectraSite issued $559.8 million aggregate principal amount at maturity of its 12 7/8% Discount Notes for gross proceeds of $300.0 million and $200.0 million aggregate principal amount of its 10 3/4% Senior Notes. The 12 7/8% Discount Notes will not pay any interest until March 15, 2005, at which time semi-annual interest payments will commence and become due on each March 15 and September 15 thereafter. Semi-annual interest payments for the 10 3/4% Senior Notes are due on each March 15 and September 15. The Company is required to comply with certain covenants under the terms of the 12 7/8% Discount Notes and the 10 3/4% Senior Notes that restrict the Company's ability to incur additional indebtedness, make certain payments and issue preferred stock, among other things.

12 1/2% SENIOR NOTES DUE 2010 (THE "12 1/2% SENIOR NOTES")

     On December 20, 2000, SpectraSite issued $200.0 million aggregate principal amount at maturity of 12 1/2% Senior Notes for proceeds of $195.9 million, net of original issue discount of $4.1 million. Semi-annual interest payments for the 12 1/2% Senior Notes are due on each May 15 and November 15. The Company is required to comply with certain covenants under the terms of the 12 1/2% Senior Notes that restrict the Company's ability to incur additional indebtedness, make certain payments, and issue preferred stock, among other things.

6 3/4% SENIOR CONVERTIBLE NOTES DUE 2010 (THE "6 3/4% CONVERTIBLE NOTES")

     On November 20, 2000, SpectraSite issued $200.0 million aggregate principal amount of 6 3/4% Convertible Notes. Semi-annual interest payments for these notes are due on each May 15 and November 15. The 6 3/4% Convertible Notes may be converted into common stock at any time on or before November 15, 2010 at a conversion price of $21.5625 per share, subject to adjustment. The trading price of the Company's common stock on the commitment date was $15.00 per share.

12% SENIOR DISCOUNT NOTES DUE 2008 (THE "12% DISCOUNT NOTES")

     On June 26, 1998, the Company issued $225.2 million aggregate principal amount at maturity of 12% Discount Notes for gross proceeds of $125.0 million. The 12% Discount Notes will not pay any interest until July 15, 2003, at which time semi-annual interest payments will commence and become due on each January 15 and July 15 thereafter. The Company is required to comply with certain covenants under the terms of the 12% Discount Notes that restrict the Company's ability to incur indebtedness, make certain payments and issue preferred stock, among other things.

                       SPECTRASITE, INC. AND SUBSIDIARIES

11 1/4% SENIOR DISCOUNT NOTES DUE 2009 (THE "11 1/4% DISCOUNT NOTES")

     On April 20, 1999, the Company issued $586.8 million aggregate principal amount at maturity of 11 1/4% Discount Notes for gross proceeds of $340.0 million. The 11 1/4% Discount Notes will not pay any interest until April 15, 2004, at which time semi-annual interest payments will commence and become due on each April 15 and October 15 thereafter. The Company is required to comply with certain covenants under the terms of the 11 1/4% Discount Notes that restrict the Company's ability to incur additional indebtedness, make certain payments and issue preferred stock, among other things.

     SpectraSite did not pay $10.8 million of interest due September 15, 2002 on its 10 3/4% senior notes. On October 15, 2002, the 30-day grace period for such non-payment expired, creating an event of default that is continuing. On November 15, 2002, SpectraSite did not pay $12.5 million of interest due on its 12 1/2% senior notes and $6.75 million due on its 6 3/4% senior convertible notes. On December 14, 2002, the 30-day grace period for such non-payment expired, creating an event of default that is continuing. In addition, SpectraSite announced that it has reached agreements with beneficial holders of approximately 66% of the SpectraSite Notes to support a restructuring plan as discussed in Note 2. As a result, $400 million principal amount of Senior Notes, $1.1 billion accreted value of Senior Discount Notes, $200 million of Senior Convertible Notes and accrued interest of $33.6 million have been classified as liabilities subject to compromise in the balance sheet as of December 31, 2002.

     In addition, we had standby letters of credit of $6.3 million and performance bonds of $14.6 million outstanding at December 31, 2002, most of which expire within one year.

6.   CONVERTIBLE VOTING PREFERRED STOCK AND SHAREHOLDERS' EQUITY

CONVERTIBLE VOTING PREFERRED STOCK

     At December 31, 1998, SpectraSite had mandatorily redeemable convertible preferred stock consisting of Series A and Series B cumulative redeemable preferred stock, each with a $0.001 par value, 10.5 million shares authorized in the aggregate and 3.5 million and 7.0 million shares issued and outstanding, respectively. In connection with closing the Nextel tower acquisition in April 1999, provisions for dividends and redemption were eliminated with respect to the Series A and Series B preferred stock. Previously accrued dividends have been eliminated, and the outstanding balances have been reclassified as convertible preferred stock in shareholders' equity in the balance sheet as of December 31, 1999. In connection with closing the Nextel tower acquisition, SpectraSite sold 46.3 million shares of Series C preferred stock at a price of $5.00 per share. In addition, Nextel received 14.0 million shares of Series C preferred stock. At December 31, 1999, SpectraSite had 60.3 million of $0.001 par value Series C shares authorized, issued and outstanding. Each share of Series A, B and C preferred stock was convertible into one share of common stock and entitled the holder to vote on an as-converted basis with holders of common stock. Contemporaneously with the closing of an underwritten public offering of common stock, the outstanding shares of Series A, B and C preferred stock automatically converted to common stock on February 4, 2000.

     On November 16, 2000, SpectraSite's shareholders authorized the issuance of
40.0 million shares of preferred stock for such times, for such purposes and for such consideration as the Board of Directors may determine. No preferred stock had been issued at December 31, 2002.

   COMMON STOCK AND WARRANTS

     On February 4, 2000, SpectraSite completed an underwritten public offering of 25.6 million shares of common stock for net proceeds of approximately $411.3 million. As a result of the offering, all outstanding shares of Series A, B and C preferred stock automatically converted to common stock on a share-for-share basis.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     On July 28, 2000, SpectraSite completed an underwritten public offering of
11.0 million shares of common stock for net proceeds of approximately $220.2 million. On August 2, 2000, the underwriters purchased an additional 1.65 million shares of common stock pursuant to the exercise of their overallotment option for net proceeds of $33.2 million.

     On November 20, 2000, SpectraSite completed a private placement of 4.0 million shares of common stock for proceeds of $75.0 million. In addition, the purchasing shareholders received warrants to purchase an additional 1.5 million shares of common stock. The warrants were immediately exercisable; the exercise price for 0.6 million shares was $21.56 per share, the exercise price for 0.45 million shares was $23.86 per share and the exercise price for the remaining
0.45 million shares was $28.00 per share. All outstanding warrants were cancelled without consideration upon emergence from chapter 11 on February 10, 2003.

   STOCK OPTIONS

     During 1997, the Company adopted a stock option plan that provides for the purchase of common stock by key employees, directors, advisors and consultants of the Company. The maximum number of shares, which may be issued under the plan, as amended, may not exceed 20.0 million shares. Stock options are granted under various stock option agreements. Each stock option agreement contains specific terms.

     The options without a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and options granted under the terms of the non-qualified stock option agreement vest and become exercisable ratably over a four or five-year period, commencing one year after date of grant. The options with a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and the non-qualified stock option agreement vest and become exercisable upon the seventh anniversary of the grant date. Vesting, however, can be accelerated upon the achievement of certain milestones defined in each agreement.

     In accordance with SFAS 123, the fair value of each option grant was determined using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2000, 2001 and 2002: dividend yield of 0.0%; volatility of .70; risk free interest rate of 5.0%; and expected option lives of 7 years. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have been as follows.

                                                                              YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------
                                                                         2000             2001            2002
                                                                    ------------     ------------     ------------
                                                                                   (IN THOUSANDS)
Reported net loss...........................................        $  (157,616)     $  (654,769)     $  (774,984)
Non-cash compensation charges included in net loss..........              2,572            2,125              695
Stock-based employee compensation cost that would have been
   included in net loss under the fair value method.........            (14,119)         (19,412)         (11,113)
                                                                    ------------     ------------     ------------
Adjusted net loss...........................................        $  (169,163)     $  (672,056)     $  (785,402)
                                                                    ============     ============     ============
Basic and diluted loss per share:
Reported net loss...........................................        $     (1.31)     $     (4.36)     $     (5.03)
Non-cash compensation charges included in net loss..........               0.02             0.02               --
Stock-based employee compensation cost that would have been
   included in net loss under the fair value method.........              (0.11)           (0.13)           (0.07)
                                                                    ------------     ------------     ------------
Adjusted net loss...........................................        $     (1.40)     $     (4.47)     $     (5.10)
                                                                    ============     ============     ============

     Option activity under the Company's plans is summarized below:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                    WEIGHTED
                                                                    AVERAGE
                                                                  EXERCISE PRICE
                                                     SHARES         PER SHARE
                                                 --------------   --------------
Outstanding at December 31, 1999.............       5,723,791       $    6.02
Granted......................................       7,962,616           12.56
Exercised....................................      (2,182,968)           5.74
Canceled.....................................        (791,227)          10.35
Options assumed in Apex acquisition..........         191,359            3.58
                                                 --------------   --------------
Outstanding at December 31, 2000.............      10,903,571           10.48
Granted......................................       4,011,485            4.86
Exercised....................................        (379,927)           9.85
Canceled.....................................      (1,411,894)          12.61
                                                 --------------   --------------
Outstanding at December 31, 2001.............      13,123,235            8.56
Granted......................................         553,680            0.35
Exercised....................................              --              --
Canceled.....................................      (4,035,801)           9.37
                                                 --------------   --------------
Outstanding at December 31, 2002.............       9,641,114       $    7.74
                                                 ==============   ==============

     There were 1.7 million, 4.0 million, and 6.1 million options exercisable under the stock option plan at December 31, 2000, 2001 and 2002, respectively.

                                                        OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                            ------------------------------------------   ------------------------
EXERCISE PRICES                                                WEIGHTED      WEIGHTED                    WEIGHTED
---------------                                                AVERAGE        AVERAGE       NUMBER       AVERAGE
                                                NUMBER        REMAINING      EXERCISE    EXERCISABLE     EXERCISE
                                             OUTSTANDING     CONTRACTUAL       PRICE        AS OF         PRICE
                                            AS OF 12/31/02       LIFE        PER SHARE     12/31/02     PER SHARE
                                            --------------   -----------     ----------  -----------    ----------
$  0.17 --  4.00........................      2,885,881            6.86       $   2.51    1,573,802      $   2.16
$  4.10 --  7.37........................      2,168,385            6.42           5.07    1,558,938          4.96
$  7.40 -- 11.51........................      2,339,942            7.10          10.33    1,657,990         10.38
$ 11.81 -- 22.22.........................     2,246,906            7.61          14.35    1,344,147         14.37
                                            --------------                               -----------
$  0.42 -- 22.22........................      9,641,114            6.99           7.74    6,134,877          7.77
                                            ==============                               ===========

     The weighted average remaining contractual life of the stock options outstanding was 8.97 years, 8.41 years and 6.99 years at December 31, 2000, 2001 and 2002, respectively. All outstanding options were cancelled without consideration upon emergence from chapter 11 bankruptcy on February 10, 2003, and the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. The Company plans to issue approximately 2.7 million options to purchase New Common Stock under this plan in March 2003.

EMPLOYEE STOCK PURCHASE PLAN

     In August 1999, SpectraSite adopted the SpectraSite, Inc. Employee Stock Purchase Plan. The Board of Directors reserved and authorized one million shares of common stock for issuance under the plan. Eligible employees may purchase a number of shares of common stock equal to the total dollar amount contributed by the employee to a payroll deduction account during each six-month offering period divided by the purchase price per share. The price of the shares offered to employees under the plan will be 85% of the lesser of the fair market value at the beginning or end of each six-month offering period. SpectraSite initiated the first offering period on September 1, 2000 and issued 0.3 million shares under the plan in 2001 and 0.4 million shares under the plan in 2002. The Employee Stock Purchase Plan was terminated upon the Company's emergence from chapter 11 bankruptcy on February 10, 2003.

                       SPECTRASITE, INC. AND SUBSIDIARIES

STOCK RESERVED FOR FUTURE ISSUANCE

     The Company has reserved shares of its authorized shares of Old Common Stock for future issuance as follows:

                                                                     AS OF
                                                                 DECEMBER 31,
                                                                     2002
                                                                 ------------
Reserved for issuance in SBC transaction...................       15,198,049
Outstanding stock options..................................        9,641,114
Outstanding senior convertible notes.......................        9,275,362
Possible future issuance under stock option plans..........        7,345,985
Outstanding warrants.......................................        1,500,000
Employee stock purchase plan...............................          293,567
                                                                 ------------
   Total...................................................       43,254,077
                                                                 ============

7.   LEASES

AS LESSEE

     The Company leases communications towers, land ("ground leases"), office space and equipment under noncancelable operating and capital leases. Ground leases are generally for terms of five years and are renewable at the option of the Company. Rent expense was approximately $33.0 million, $65.1 million and $75.5 million for the years ended December 31, 2000, 2001 and 2002 respectively. Lease payments for the Company's tower capital lease assets are made upon inception of the lease, and, accordingly, no capital lease obligation exists for those assets as of December 31, 2002. Obligations related to other capital leases total $12.3 million and are included in accrued and other expenses and other long-term liabilities in the accompanying balance sheets. As of December 31, 2002, the future minimum lease payments for these leases are as follows:

                                                                               CAPITAL          OPERATING
                                                                               LEASES            LEASES
                                                                           -------------     --------------
                                                                           (IN THOUSANDS)    (IN THOUSANDS)
2003..................................................................     $       2,001     $       66,320
2004..................................................................             1,881             62,753
2005..................................................................             1,571             46,427
2006..................................................................             1,568             31,372
2007..................................................................             1,615             19,443
Thereafter............................................................            10,600             92,007
                                                                           -------------     --------------
   Total..............................................................            19,236     $      318,322
                                                                           =============     ==============
Less amount representing imputed interest.............................            (6,937)
                                                                           -------------
Present value of net minimum lease payments under capital leases......     $      12,299
                                                                           =============

     Assets recorded under capital leases, which are included in property and equipment in the accompanying balance sheets, consist of:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                         2001           2002
                                                   ------------    ------------
                                                            (IN THOUSANDS)
Towers..........................................   $  1,001,161    $  1,024,934
Other...........................................         12,888          13,674
                                                   ------------    ------------
                                                      1,014,049       1,038,608
Less accumulated depreciation...................        (51,226)       (121,193)
                                                   ------------    ------------
                                                   $    962,823    $    917,415
                                                   ============    ============

AS LESSOR

     The Company currently leases antenna space on multi-tenant towers to a variety of wireless service providers and broadcasters under non-cancelable operating leases. The tenant leases are generally for initial terms of five to ten years and include options for renewal. The approximate future minimum rental receipts under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

                                                            AS OF
                                                        DECEMBER 31,
                                                            2002
                                                      ---------------
                                                       (IN THOUSANDS)
2003.............................................     $      283,309
2004.............................................            274,125
2005.............................................            232,453
2006.............................................            182,701
2007.............................................            137,165
Thereafter.......................................            478,098
                                                      ---------------
   Total.........................................     $    1,587,851
                                                      ===============

     Approximately 53% of these future minimum rental receipts are due from two significant stockholders and their affiliates.

8.   INCOME TAXES

     The provision for income taxes is comprised of the following:

                                                             YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                           2000       2001         2002
                                                        -------    -------     --------
                                                                       (IN THOUSANDS)
Current:
  State.............................................    $   444    $   555     $  1,133
  Federal...........................................         --         --           --
                                                        -------    -------     --------
     Total provision for income taxes...............    $   444    $   555     $  1,133
                                                        =======    =======     ========

     The reconciliation of income taxes computed at the U.S. federal statutory rate to income tax expense is as follows:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                              YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------
                                                                       2000             2001              2002
                                                                      -------          -------           -------
Federal income tax benefit at statutory rate................          (35.0)%          (35.0)%           (35.0)%
Non-deductible reorganization expenses......................             --               --               0.4
Non-deductible goodwill amortization........................            3.4              2.1                --
Non-deductible interest expense.............................            0.1              0.1                --
State taxes.................................................            0.3              0.1               0.3
Non-cash compensation charges...............................            0.6              0.1               0.1
Change in valuation allowance...............................           30.9             32.7              34.5
                                                                      -------          -------           -------
Effective income tax rate...................................            0.3%             0.1%              0.3%
                                                                      =======          =======           =======

     The components of net deferred taxes are as follows:

                                                                                 AS OF DECEMBER 31,
                                                                    ----------------------------------------------
                                                                       2000              2001             2002
                                                                    ----------       ----------        ----------
                                                                                   (IN THOUSANDS)
Deferred tax assets:
Tax loss carryforwards......................................        $   39,326       $  188,031        $  205,276
Accreted interest on senior discount notes..................            56,077           92,486           162,959
Capital loss carryforwards..................................                --           71,890            75,302
Accrued liabilities.........................................             1,920              179            23,856
Goodwill....................................................                --               --            10,065
Bad debt reserves...........................................             1,416            3,417             4,886
                                                                    ----------       ----------        ----------
Total deferred tax assets...................................            98,739          356,003           482,344
                                                                    ----------       ----------        ----------
Deferred tax liabilities:
Tax deferred revenue........................................                --           (5,570)           (4,225)
Depreciation................................................                --          (13,068)          (13,435)
                                                                    ----------       ----------        ----------
Total deferred tax liabilities..............................                --          (18,638)          (17,660)
                                                                    ----------       ----------        ----------
   Net deferred tax assets before valuation allowance.....              98,739          337,365           464,684
Valuation allowance.........................................           (98,739)        (337,365)         (464,684)
                                                                    ----------       ----------        ----------
   Net deferred tax assets................................          $       --       $       --        $       --
                                                                    ==========       ==========        ==========

     The Company has a federal net operating loss carryforward of approximately $521 million that begins to expire in 2012. Also, the Company has state tax loss carryforwards of approximately $515 million that expire beginning in 2003. The Internal Revenue Code places limitations upon the future availability of net operating losses based upon the changes in the equity in the Company. If these changes occur, the ability for the Company to offset future income with existing net operating losses may be limited. In addition, the Company anticipates that its emergence from bankruptcy will reduce the net operating loss carryforwards by approximately $159 million. Based on the Company's history of losses to date, management has provided a valuation allowance to fully offset the Company's deferred tax assets.

     The Company receives an income tax deduction related to stock options calculated as the difference between the fair market value of the stock issued at the time of exercise and the option price, tax effected. The amount of these benefits generated during 2001 was approximately $0.7 million. There was no benefit generated in 2002. The Company has provided a 100% valuation reserve against this asset as of December 31, 2002. The benefits resulting from these deductions will be credited directly to shareholders' equity if and when realized.

9.   OTHER RELATED PARTY TRANSACTIONS

     Affiliates of a financial institution that owns 7% of the Company's common stock, have provided, and may continue to provide, investment banking services to the Company. One affiliate of the financial institution is acting as agent and

                       SPECTRASITE, INC. AND SUBSIDIARIES
lender under the Company's credit facility and receives customary fees for the performance of these activities. In addition, the affiliate was an initial purchaser of the 12% Discount Notes, the 11 1/4% Discount Notes, the 10 3/4% Senior Notes, the 12 7/8% Discount Notes and the 12 1/2% Senior Notes and was an underwriter of the Company's public offerings of common stock in February and July 2000. The Company has $783.0 million outstanding under the credit facility at December 31, 2002.

     Certain investors participating in an investment group are also affiliates of the financial institution discussed above. In November 2000, this investment group purchased 4.0 million shares of the Company's common stock in a private placement at a purchase price of $18.75 per share and received warrants to purchase 1.5 million shares of common stock at exercise prices ranging from $21.56 per share to $28.00 per share.

     The Company has loans to officers totaling $1.9 million at December 31, 2001 and 2002. Of these amounts, $0.5 million was loaned to an officer to purchase a home as a relocation incentive. The remaining loans were made to officers in connection with the exercise of stock options. These loans have been recorded as a reduction of shareholders' equity. The loans bear interest at the applicable federal rate under the Internal Revenue Code ranging from 5.36% to 5.82% and have maturities ranging from August 2004 to December 2004. The Company had interest income of $0.1 million from amounts outstanding under the loans in 2000, 2001 and 2002.

10.  INVESTMENTS IN AFFILIATES

     On April 7, 2000, the Company acquired Ample Design, Ltd. for approximately $20.2 million. Ample Design provides wireless network development services in the United Kingdom. On June 8, 2000, the Company completed a joint venture with Lattice Group, the former arm of BG Group plc, which runs Britain's natural gas network. The Company and Lattice Group each owned 50% of the joint venture. Lattice Group transferred existing operational communications towers and industrial land suitable for construction of new towers into the joint venture, and the Company provided intellectual property and wireless network development skills. The Company contributed $164.1 million in cash to be used for future developments and possible acquisitions. The Company also contributed Ample Design to the joint venture. In May 2001, the Company loaned the joint venture $25.0 million to fund acquisitions. In October 2001, the Company sold its ownership interest in the joint venture to Lattice Group for $4.0 million and agreed to accept $5.0 million as payment in full for the loan. As a result, the Company recorded a loss on the investment in the joint venture of $121.9 million and a loss in the loan to the joint venture of $20.0 million in other expense in 2001. In addition, the Company recorded $7.7 million and $61.1 million in other expense related to its equity in the net loss of the joint venture in 2000 and 2001, respectively. As of December 31, 2002, the Company had no remaining investment in the joint venture and no remaining outstanding loan balance.

     The Company had a revolving loan arrangement with an affiliate under which the affiliate may borrow up to $14.4 million. The loan accrues interest at 12% and is collateralized by property, equipment, investments, contracts and other assets of the affiliate. The affiliate owed $12.0 million, including accrued interest, to the Company under the loan at December 31, 2001. The Company had interest income of $0.6 million and $1.2 million from amounts outstanding under the loan in 2000 and 2001, respectively. The affiliate primarily provides wireless communications access to facilities owned by the New York Port Authority. The affiliate's business plan was negatively impacted by the attack on the World Trade Center in September 2001. As a result, the Company recorded a $7.0 million charge in other income (expense) to reduce the book value of the loan to its estimated net realizable value in the year ended December 31, 2001. In July 2002, the Company sold all its interests in the affiliate and recorded a gain of $1.4 million. As of December 31, 2002, the Company had no remaining investment in the affiliate and no remaining outstanding loan balance or commitment.

11.  ACQUISITION ACTIVITY

     GENERAL -- Acquisition activity, asset acquisitions and business combinations were accounted for using the purchase method of accounting. For business combinations, the purchase prices have been allocated to the net assets acquired, principally tangible and intangible assets, and the liabilities assumed based on their estimated fair values at the

                       SPECTRASITE, INC. AND SUBSIDIARIES
date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill and other intangible assets and, prior to the adoption of SFAS 142 as discussed in Note 2, was being amortized on a straight-line basis over 15 years. The operating results of these acquisitions have been included in the Company's consolidated results of operations from the date of acquisition. For asset acquisitions, the cost was assigned to the assets acquired.

     2002 ACQUISITIONS -- SBC TRANSACTION -- On August 25, 2000, the Company entered into an agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications (collectively, "SBC") in exchange for $982.7 million in cash and $325.0 million in common stock. Under the agreement, and assuming the sublease of all 3,900 towers, the stock portion of the consideration was initially approximately 14.3 million shares valued at $22.74 per share. The stock consideration was subject to an adjustment payment to the extent the average closing price of SpectraSite's common stock during the 60-day period immediately preceding December 14, 2003 (the third anniversary of the initial closing) decreased from $22.74 down to a floor of $12.96. The adjustment payment would be accelerated if there were a change of control of SpectraSite or upon the occurrence of certain specified liquidity events. In any case, the adjustment payment was payable, at the Company's option, in the form of cash or shares of common stock. The maximum amount potentially payable to satisfy the adjustment payment was approximately 10.8 million shares of common stock or $139.8 million in cash. The Company and SBC entered into a Lease and Sublease Agreement pursuant to which the Company manages, maintains and leases available space on the SBC towers and has the right to co-locate tenants on the towers. The average term of the sublease for all sites at the inception of the agreement was approximately 27 years, assuming renewals or extensions of the underlying ground leases for the sites. SBC is an anchor tenant on all of the towers and pays a monthly fee per tower of $1,544, subject to an annual adjustment. In addition, the Company had agreed to build towers for Cingular, an affiliate of SBC, through 2005 under an exclusive build-to-suit agreement, but this agreement was terminated on May 15, 2002.

     Subject to the conditions described in the sublease, SBC also has the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space that the Company intends to sublease to a third party. For the first 300 times SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the rent that would have been charged to the third-party.

     The Company will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount stated in the sublease for that site plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for the towers subleased to date was approximately $219.3 million as of December 31, 2002 and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that the Company purchases such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     On November 14, 2001, the Company completed an amendment to the SBC acquisition agreements. This amendment reduced the maximum number of towers that the Company is committed to lease or sublease by 300 towers, from 3,900 in the original agreement to 3,600 towers in the agreement as amended. In addition, pursuant to the amendment, the Company receives all new co-location revenue on the towers remaining to be subleased after February 25, 2002. As consideration for entering into the amendment, the Company paid SBC a fee of $35.0 million that was expensed as part of the related restructuring charge. On November 14, 2002, the Company completed a further amendment to the SBC acquisition agreements. This amendment further reduced the maximum number of towers that the Company is committed to lease or sublease by 294 towers, from 3,600 in the amended agreement to 3,306 towers in the agreement as further amended. In addition, on February 10, 2003, the Company sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the 294 reduction in the maximum number of towers that it is committed to lease or sublease.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     From the initial closing on December 14, 2000 through a closing on February 25, 2002, the Company leased or subleased a total of 2,706 towers under the terms of the amended agreement. The parties agreed to complete the lease or sublease of the remaining 600 towers during the period beginning May 2003 and ending August 2004. The total purchase price for the 600 towers is expected to be approximately $156 million.

     In 2002, the Company subleased 41 towers, for which it paid $10.1 million in cash and issued 146,569 shares of common stock valued at $1.7 million.

     As of December 31, 2002, the Company had issued approximately 9.9 million shares of common stock to SBC pursuant to the SBC acquisition agreements. As part of the Plan of Reorganization discussed in Note 2, on February 10, 2003 the Company issued to SBC 12.1 million shares of Old Common Stock in full satisfaction of any obligation to issue SBC further stock or make any further adjustment payment. Of the 12.1 million shares, the Company issued 7.5 million shares of Old Common Stock in connection with the adjustment payment described above and 4.7 million shares of Old Common Stock as an advance payment on the purchase of the remaining 600 towers. All of these shares of Old Common Stock were exchanged for new warrants under the Plan of Reorganization. As a result, at all future closings with SBC, the stock portion of the payment for each site has been paid in full.

     2001 ACQUISITIONS -- During the year ended December 31, 2001, the Company consummated transactions involving the acquisition of various communications sites and two service providers for an aggregate purchase price of $722.8 million, including the issuance of approximately 7.9 million shares of common stock valued at $122.8 million. The principal transactions were as follows:

     AIRTOUCH TRANSACTION -- On February 16, 2000, the Company entered into an agreement with AirTouch Communications (now Verizon Wireless) and several of its affiliates, under which the Company agreed to lease or sublease up to 430 communications towers located throughout southern California for $155.0 million. As partial security for obligations under the agreement to sublease, the Company deposited $23.0 million into escrow. Under the terms of the agreement, the Company will manage, maintain and lease the available space on the AirTouch towers covered by the agreement. AirTouch will pay a monthly fee per site for its cellular, microwave and paging facilities. The Company also has the right to lease available tower space to co-location tenant in specified situations. In addition, the Company entered into a three-year exclusive build-to-suit agreement with AirTouch in southern California. Under the terms of the build-to-suit agreement, the Company will develop and construct locations for wireless communications towers on real property designated by AirTouch.

     The AirTouch transaction closed in stages with the initial closing occurring on August 15, 2000 and the final closing under the original agreement occurring on February 15, 2001. At each respective closing, the Company made its lease or sublease payments for towers included in that closing according to a formula contained in the master sublease. The final closing of 69 towers occurred on February 15, 2001 for aggregate cash consideration of $24.8 million, including $3.7 million released from the deposit escrow. The leases for the remaining 128 towers contemplated in the original agreement were not closed. As a result, the remaining $6.8 million escrow deposit was returned to the Company. In March 2001, the Company agreed to amend the agreement with AirTouch and extend the opportunity to sublease the remaining 128 towers through the second quarter of 2001. On June 29, 2001, the Company subleased 6 towers for aggregate consideration of $2.0 million.

     SBC TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to acquire lease or sublease interests in communications towers from SBC and several of its affiliates. In the year ended December 31, 2001, the Company subleased 1,926 towers, for which it paid $493.9 million in cash and issued 7.2 million shares of common stock valued at $121.2 million.

     PAXSON -- On December 19, 2001 the Company acquired 21 broadcast towers and management rights to 15 broadcast towers from Paxson for $34.0 million in cash.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     NEXTEL ACQUISITIONS -- During 1999, the Company acquired 2,000 communications towers from affiliates of Nextel and also entered into a master site commitment agreement with these affiliates. Under the terms of this agreement, Nextel offered SpectraSite exclusive opportunities relating to the purchase or construction of up to 2,111 communications sites. During 2001, the Company acquired 192 wireless communications towers from Nextel and its affiliates under this agreement for a total purchase price of $33.7 million in cash. In 2002, the number of sites purchased or constructed or made available for co-location under the master site commitment agreement reached 2,111, and the agreement terminated.

     Pursuant to the tower acquisitions and entering into the master site commitment agreement in 1999, SpectraSite and Nextel and SpectraSite and Nextel Partners entered into master site lease agreements. Under these agreements, SpectraSite has agreed to lease to Nextel and Nextel Partners space on wireless communications towers or other transmission space. These lease agreements provide for a monthly rental payment of $1,600 per month. On each annual anniversary of a given lease's commencement, the rent owed under the lease will increase by 3%.

     The term of each lease contracted under the agreement is at least five years, with a right to extend for five successive five-year periods. In some cases, the initial lease term will be six, seven or eight years. The lease is automatically renewed unless the tenant submits notification of its intent to terminate the lease, when its current term expires, prior to such expiration.

     SpectraSite and Nextel also entered into a security and subordination agreement under which SpectraSite granted to Nextel a continuing security interest in the assets acquired in the Nextel tower acquisition or acquired or constructed under the master site commitment agreement. This interest secures SpectraSite's obligations under the Nextel master site lease agreement and the Nextel Partners master site lease agreement. The terms of an intercreditor agreement render Nextel's lien and the other rights and remedies of Nextel under the security and subordination agreement subordinate and subject to the rights and remedies of the lenders under Communications' credit facility.

     2000 ACQUISITIONS -- During the year ended December 31, 2000, the Company consummated transactions involving the acquisition of various communications sites and service providers for an estimated purchase price of $765.1 million, including the issuance of approximately 9.2 million shares of the Company's common stock valued at $165.0 million. The purchase price also includes the issuance of 191,465 options to purchase the Company's common stock at a price of $3.58 per share. These options were valued at $2.0 million using the Black-Scholes option-pricing model. The principal transactions were as follows:

     APEX TRANSACTION -- On January 5, 2000, the Company acquired Apex Site Management Holdings, Inc. in a merger transaction for 4.5 million shares of SpectraSite's common stock valued at $55.8 million and 191,465 options to purchase common stock at an exercise price of $3.58 per share. SpectraSite also used approximately $6.2 million in cash to repay outstanding indebtedness and other obligations of Apex in connection with the merger. Apex provides rooftop and in-building access to wireless carriers.

     ITI TRANSACTION -- On January 28, 2000, the Company acquired substantially all of the assets of International Towers Inc. and its subsidiaries ("ITI"), including S&W Communications Inc. ITI owned a broadcast tower manufacturing facility and, through S&W Communications, provided integrated services for the erection of broadcast towers, foundations and multi-tenant transmitter buildings. The Company paid $5.4 million and issued 350,000 shares of SpectraSite's common stock, valued at $7.1 million, in connection with this acquisition.

     AIRTOUCH TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to lease or sublease communications towers from AirTouch and several of its affiliates. During 2000, the Company subleased 233 towers for aggregate cash consideration of $83.9 million, including $12.5 million released from the deposit escrow.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     LODESTAR TRANSACTION -- On May 18, 2000, the Company acquired Lodestar Towers, Inc. for approximately $178.6 million in cash. As of May 18, 2000, Lodestar owned 110 wireless towers and 11 broadcast towers, and managed an additional 120 wireless towers and 10 broadcast towers.

     PEGASUS ACQUISITION -- On July 17, 2000, the Company acquired 11 broadcast towers from Pegasus Communications for approximately 1.4 million shares of common stock valued at $37.5 million.

     GOCOM ACQUISITION -- On August 24, 2000, the Company acquired 12 broadcast towers and 14 other communications towers from GOCOM Holdings, LLC and its subsidiaries for $28.2 million in cash.

     SBC TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to acquire leasehold and sub-leasehold interests in communications towers from affiliates of SBC. The initial closing occurred on December 14, 2000 and involved 739 towers, for which the company paid $175.0 million in cash and issued 2.5 million shares of common stock valued at $57.9 million.

     NEXTEL ACQUISITIONS -- During 1999, the Company entered into a master site commitment agreement with certain of Nextel's subsidiaries. During 2000, the Company acquired 479 wireless communications towers from Nextel and its affiliates under this agreement for a total purchase price of $86.9 million in cash.

     U.S. REALTEL TRANSACTION -- On December 8, 2000, the Company purchased substantially all of the United States assets and operations of U.S. RealTel, Inc. for a purchase price of $16.5 million in cash. U.S. RealTel is an international provider of rooftop and in-building telecommunications access.

12.  RESTRUCTURING AND NON-RECURRING CHARGES

     In May 2002, the Company announced that it would terminate its build-to-suit programs with Cingular and other carriers and implement other cost-cutting measures as a part of the curtailment of tower development activities. As a result of these actions, the Company recorded restructuring charges of $24.3 million. Of this amount, $16.4 million was related to the write-off of work in progress related to sites in development that were terminated, $3.2 million was related to the costs of closing offices and $4.7 million was related to the costs of severance for 155 employees. In addition, we recorded a non-recurring impairment charge of $4.3 million to write-down the carrying value of 21 towers that are not marketable. The charge was based on the estimated discounted cash flows of the towers.

     In May 2001, the Company announced that it would consolidate its rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, determined using the present value of estimated cash flows, $5.1 million related to the write-down of long-term assets and $1.1 million related to the costs of severance of 80 employees and other costs related to the consolidation of these operations.

     In June 2001, the Company announced that it would divest its site leasing operations in Mexico. As a result, the Company recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs severance of 21 employees and other costs related to the divestiture. Also in June 2001, the Company announced that it would close operations from the purchase of Vertical Properties. As a result, the Company recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of severance of 2 employees and other costs related to the closing.

     In November 2001, the Company announced that it would reduce its planned new tower acquisition and construction programs for 2002. As a result of the reduced new tower activity, the Company recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that the Company terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of severance of 201 employees. The Company also completed an amendment to modify its agreement to

                       SPECTRASITE, INC. AND SUBSIDIARIES
acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provides for the number of towers to be subleased to be reduced by 300 and for the sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, the Company paid a contract amendment fee of $35.0 million that has been included in the restructuring charge in 2001.

     The following table displays activity related to the accrued restructuring liability. Such liability is reflected in accrued and other expenses in the accompanying condensed consolidated balance sheets.

                                                           LIABILITY                                    LIABILITY
                                                              AS OF         ADDITIONAL                     AS OF
                                                          DECEMBER 31,    RESTRUCTURING      CASH      DECEMBER 31,
                                                              2001           CHARGES       PAYMENTS        2002
                                                          ------------    --------------  ----------   ------------
                                                                              (IN THOUSANDS)
Accrued restructuring liabilities:
Employee severance.................................       $    2,431      $    4,667      $ (3,882)    $    3,216
Lease termination and office closing costs.........            2,419           3,245        (2,103)         3,561
                                                          ------------    --------------  ----------   ------------
   Total...........................................       $    4,850      $    7,912      $ (5,985)    $    6,777
                                                          ============    ==============  ==========   ============

13.  BUSINESS SEGMENTS

     Prior to its decision to sell its network services division, the Company operated in two business segments: site leasing and network services. As a result of the decision to sell network services, the Company has changed its internal organization so that it now operates in two different business segments: wireless and broadcast. Prior period information has been restated to conform to the current organization. The wireless segment provides for leasing and subleasing of antenna sites on multi-tenant towers for a diverse range of wireless communication services. The broadcast segment offers leasing and subleasing of antenna sites for broadcast communication services and a broad range of broadcast development services, including broadcast tower design and construction and antenna installation.

     In evaluating financial performance, management focuses on operating profit
(loss), excluding depreciation and amortization and restructuring and non-recurring charges. This measure of operating profit (loss) is also before interest income, interest expense, other income (expense) and income taxes. All reported segment revenues are generated from external customers, as intersegment revenues are not significant.

     Summarized financial information concerning each reportable segment is shown in the following table. The "Other" column represents amounts excluded from specific segments, such as income taxes, corporate general and administrative expenses, depreciation and amortization, restructuring and non-recurring charges and interest. In addition, "Other" also includes corporate assets such as cash and cash equivalents, certain tangible and intangible assets and income tax accounts that have not been allocated to a specific segment.

                                                            WIRELESS      BROADCAST        OTHER          TOTAL
                                                           ----------    ----------     ----------     ----------
                                                                               (IN THOUSANDS)
Year ended December 31, 2002 Revenues...............       $  261,189    $   48,145     $       --     $  309,334
Loss from continuing operations before income taxes.          132,890        17,147       (487,883)      (337,846)
Assets..............................................        2,195,775       174,902        207,779      2,578,456
Goodwill............................................           60,626            --             --         60,626
Additions to property and equipment.................           52,020        14,395          7,816         74,231
Year ended December 31, 2001 Revenues...............       $  210,187    $   49,638     $       --     $  259,825
Loss from continuing operations before income taxes.           87,820        10,215       (758,107)      (660,072)
Assets..............................................        2,195,775       174,902        207,779      2,578,456

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                WIRELESS      BROADCAST        OTHER          TOTAL
                                                               ----------    ----------     ----------     ----------
                                                                                     (IN THOUSANDS)
Goodwill................................................          102,976       122,445        211,929        437,350
Additions to property and equipment.....................          966,087        54,775         77,782      1,098,644
Year ended December 31, 2000 Revenues...................       $  112,730    $   42,339     $       --     $  155,069
Loss from continuing operations before income taxes.....           44,414         5,972       (213,001)      (162,615)
Assets..................................................        2,195,775       174,902        207,779      2,578,456
Goodwill................................................          150,855       132,925        221,821        505,601
Additions to property and equipment.....................          700,877        97,180         27,230        825,287

     Net revenues were located in geographic areas as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                         2000             2001             2002
                                                                     ----------       ----------       ----------
                                                                                   (IN THOUSANDS)
United States................................................        $  154,246       $  258,549       $  308,675
Canada.......................................................               823            1,139              659
Mexico.......................................................                --              137               --
                                                                     ----------       ----------       ----------
Consolidated net revenues....................................        $  155,069       $  259,825       $  309,334
                                                                     ==========       ==========       ==========

     Long-lived assets were located in geographic areas as follows:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                     2001                 2002
                                                                              -------------        -------------
                                                                                        (IN THOUSANDS)
United States.........................................................        $   3,011,744        $   2,452,569
Canada................................................................                2,944                3,003
                                                                              -------------        -------------
Consolidated long-lived assets........................................        $   3,014,688        $   2,455,572
                                                                              =============        =============

14.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the years ended December 31, 2001 and 2002 is as follows:

                                                                           THREE MONTHS ENDED
                                                         ----------------------------------------------------------
                                                           MARCH 31       JUNE 30      SEPTEMBER 30     DECEMBER 31
                                                         ----------     ----------     ------------    ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
2002
Revenues..........................................       $   72,404     $   75,869     $   79,340      $   81,721
Operating loss before restructuring and                     (18,629)       (21,922)       (16,167)        (11,619)
   non-recurring charges(1).......................
Restructuring and non-recurring charges...........               --        (28,570)            --              --
Income (loss) from discontinued operations........            2,012         (4,797)       (51,147)         (5,320)
Net loss(2).......................................         (452,531)      (127,568)      (134,592)        (60,293)
Net loss per common share, basic and diluted......       $   (3.03)     $   (0.83)     $   (0.87)      $   (0.39)
2001
Revenues..........................................       $   55,312     $   65,199     $   66,590      $   72,724
Operating loss before restructuring and                     (19,745)       (24,169)       (25,914)        (29,272)
   non-recurring charges(1).......................
Restructuring and non-recurring charges...........               --        (72,323)            --         (70,276)
Income from discontinued operations...............            1,216            499          3,073           1,070
Net loss..........................................          (63,898)      (187,033)      (241,140)       (162,698)
Net loss per common share, basic and diluted......       $    (0.44)    $    (1.24)    $    (1.59)     $    (1.06)

                       SPECTRASITE, INC. AND SUBSIDIARIES

---------------
(1) Represents revenues less operating expenses excluding restructuring and non-recurring charges.

(2) Includes a charge in the quarter ended March 31, 2002 of $376,753, or $2.45 per share, for the cumulative effect of a change in accounting for goodwill related to the adoption of SFAS 142.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     AT MARCH 31, 2003 AND DECEMBER 31, 2002

                                                                              REORGANIZED          PREDECESSOR
                                                                                COMPANY              COMPANY
                                                                            MARCH 31, 2003      DECEMBER 31, 2002
                                                                            --------------      -----------------
                                                                                   (DOLLARS IN THOUSANDS)
                                                                                         (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents.......................................          $      87,904        $      80,961
   Accounts receivable, net of allowance of $10,109 and $11,431,                     8,647               15,180
        respectively...............................................
   Costs and estimated earnings in excess of billings..............                  3,184                2,169
   Inventories.....................................................                  7,696                7,878
   Prepaid expenses and other......................................                 15,468               16,696
                                                                            --------------      -----------------
      Total current assets.........................................                122,899              122,884
Property and equipment, net..........................................            1,252,260            2,292,945
Goodwill, net........................................................                   --               60,626
Other assets.........................................................              222,328              102,001
                                                                            --------------      -----------------
      Total assets.................................................          $   1,597,487        $   2,578,456
                                                                            ==============      =================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable................................................          $      20,420        $      13,029
   Accrued and other expenses......................................                103,556               66,280
   Billings in excess of costs and estimated earnings..............                    502                  703
   Current portion of credit facility..............................                     --                2,244
                                                                            --------------      -----------------
   Total current liabilities.......................................                124,478               82,256
                                                                            --------------      -----------------
   Long-term portion of credit facility............................                706,955              780,711
   Other long-term liabilities.....................................                 81,888               27,330
                                                                            --------------      -----------------
      Total long-term liabilities..................................                788,843              808,041
                                                                            --------------      -----------------
Liabilities subject to compromise (Note 2)...........................                   --            1,763,286
                                                                            --------------      -----------------
Shareholders' equity (deficit):
   Common stock, $0.001 par value, 300,000,000 shares authorized,                       --                  154
        154,013,917 issued and outstanding at December 31, 2002....
   Common stock, $0.01 par value, 250,000,000 shares authorized,                       236                   --
        23,587,085 issued and outstanding at March 31, 2003........
   Additional paid-in-capital......................................                685,494            1,624,939
   Accumulated other comprehensive income (loss)...................                    128                 (355)
   Accumulated deficit.............................................                 (1,692)          (1,699,865)
                                                                            --------------      -----------------
      Total shareholders' equity (deficit).........................                684,166              (75,127)
                                                                            --------------      -----------------
      Total liabilities and shareholders' equity (deficit).........          $   1,597,487        $   2,578,456
                                                                            ==============      =================



                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Site leasing................................................         $   51,069     $   25,556      $   65,952
   Broadcast services..........................................              3,575          1,237           6,452
                                                                     --------------    -----------   --------------
      Total revenues...........................................             54,644         26,793          72,404
                                                                     --------------    -----------   --------------
Operating Expenses:
   Costs of operations, excluding depreciation, amortization
        and accretion expense:
      Site leasing.............................................             17,060          8,840          25,505
      Broadcast services.......................................              2,889          1,492           5,370
   Selling, general and administrative expenses................              8,686          4,280          15,520
   Depreciation, amortization and accretion expenses...........             16,826         16,075          44,638
                                                                     --------------    -----------   --------------
         Total operating expenses..............................             45,461         30,687          91,033
                                                                     --------------    -----------   --------------
Operating income (loss)........................................              9,183         (3,894)        (18,629)
                                                                     --------------    -----------   --------------
Other income (expense):
   Interest income.............................................                217            137              84
   Interest expense............................................             (9,261)        (4,721)        (58,697)
   Gain on debt discharge......................................                 --      1,034,764              --
   Other expense...............................................             (1,229)          (493)           (387)
                                                                     --------------    -----------   --------------
         Total other income (expense)..........................            (10,273)     1,029,687         (59,000)
                                                                     --------------    -----------   --------------
Income (loss) from continuing operations before income taxes...             (1,090)     1,025,793         (77,629)
Income tax expense.............................................                602              5             161
                                                                     --------------    -----------   --------------
Income (loss) from continuing operations.......................             (1,692)     1,025,788         (77,790)
Reorganization items:
   Adjust accounts to fair value...............................                 --       (644,688)             --
   Professional and other fees.................................                 --        (23,894)             --
                                                                     --------------    -----------   --------------
         Total reorganization items............................                 --       (668,582)             --
                                                                     --------------    -----------   --------------
Income (loss) before discontinued operations...................             (1,692)       357,206         (77,790)
Discontinued operations:
Income from operations of discontinued segment, net of income                   --             --           2,012
   tax expense.................................................      --------------    -----------   --------------
Income (loss) before cumulative effect of change in accounting              (1,692)       357,206         (75,778)
   principle...................................................
Cumulative effect of change in accounting principle............                 --        (12,236)       (376,753)
                                                                     --------------    -----------   --------------
Net income (loss)..............................................         $   (1,692)    $  344,970      $ (452,531)
                                                                     ==============    ===========   ==============
Basic and diluted earnings per share:
   Income (loss) from continuing operations....................         $    (0.07)    $     6.66      $    (0.51)
   Reorganization items........................................                 --          (4.34)          --
   Discontinued operations.....................................                 --          --               0.01
   Cumulative effect of change in accounting...................                 --          (0.08)          (2.45)
                                                                     --------------    -----------   --------------
   Net income (loss)...........................................         $    (0.07)    $     2.24      $    (2.95)
                                                                     ==============    ===========   ==============
Weighted average common shares outstanding (basic and diluted).             23,587        154,014         153,654
                                                                     ==============    ===========   ==============



                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                                 (DOLLARS IN THOUSANDS)
Operating activities
Net income (loss)................................................       $   (1,692)    $  344,970      $ (452,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation................................................             13,889         15,609          45,559
   Cumulative effect of change in accounting principle.........                 --         12,236         376,753
   Amortization of intangible assets...........................              2,509            252             516
   Amortization of debt issuance costs.........................                790            425           2,633
   Amortization of asset retirement obligation.................                429            214
   Amortization of senior discount notes.......................                 --             --          29,941
   Writeoff of debt issuance costs.............................              1,614             --              --
   Non-cash compensation charges...............................                 --             --             289
   (Gain) loss on disposal of assets...........................              1,203            (84)             70
   Gain on debt discharge......................................                 --     (1,034,764)             --
   Adjust accounts to fair value...............................                 --        644,688              --
   Equity in net loss of affiliates............................                 --             --             459
   Changes in operating assets and liabilities, net of
        acquisitions:
      Accounts receivable......................................              1,488          5,045          31,003
      Costs and estimated earnings in excess of billings, net..               (944)          (272)         (8,245)
      Inventories..............................................                184             (2)         (1,158)
      Prepaid expenses and other...............................             (1,003)        (2,238)         (1,289)
      Accounts payable.........................................             (6,170)        13,549         (15,177)
      Other liabilities........................................               (370)         6,264          (4,621)
                                                                     --------------    -----------   --------------
        Net cash provided by operating activities................           11,927          5,892           4,202
                                                                     --------------    -----------   --------------
Investing activities
Purchases of property and equipment..............................           (2,255)        (2,737)        (39,018)
Loans to affiliates..............................................               --             --            (750)
Proceeds from the sale of assets.................................           81,128             --              --
                                                                     --------------    -----------   --------------
        Net cash provided by (used in) investing activities......           78,873         (2,737)        (39,768)
                                                                     --------------    -----------   --------------
Financing activities
Proceeds from issuance of common stock, net of issuance costs....               --             --             478
Proceeds from issuance of long-term debt.........................               --             --          90,000
Repayments of debt...............................................          (76,128)       (10,884)           (867)
Debt issuance costs..............................................               --             --             (25)
                                                                     --------------    -----------   --------------
        Net cash provided by (used in) financing activities......          (76,128)       (10,884)         89,586
                                                                     --------------    -----------   --------------
        Net increase (decrease) in cash and cash equivalents.....           14,672         (7,729)         54,020
Cash and cash equivalents at beginning of period.................           73,232         80,961          31,547
                                                                     --------------    -----------   --------------
Cash and cash equivalents at end of period.......................       $   87,904     $   73,232      $   85,567
                                                                     ==============    ===========   ==============



                             See accompanying notes.

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                                 (DOLLARS IN THOUSANDS)
Supplemental disclosures of cash flow information:
Cash paid during the period for interest.........................       $    3,263     $    4,265      $   23,718
Cash paid during the period for income taxes.....................              602              5             685
Supplemental disclosures of noncash investing and financing
   activities:

Common stock issued for deposits.................................       $       --     $      408      $       --
Common stock issued for property and equipment...................               --             --           1,678
Capital lease obligations incurred for the purchase of property
   and equipment.................................................               68             --           4,357





                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

       NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     SpectraSite, Inc. ("SpectraSite"), formerly known as SpectraSite Holdings, Inc., and its wholly owned subsidiaries (collectively referred to as the "Company") are principally engaged in providing services to companies operating in the telecommunications and broadcast industries, including leasing antenna sites on multi-tenant towers, the leasing of distributed antenna systems within buildings, managing rooftop telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers in the United States.

   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of SpectraSite and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company adopted "fresh start" accounting as of January 31, 2003 and the Company's emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "Predecessor Company" and the periods subsequent to January 31, 2003 have been designated "Reorganized Company." As a result of the implementation of fresh start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

   REVENUE RECOGNITION

     Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease. Broadcast service revenues related to construction activities are derived from service contracts with customers that provide for billing on a time and materials or fixed price basis. For the time and materials contracts, revenues are recognized as services are performed. For fixed price contracts, revenues are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date compared to estimated total contract costs. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

     The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where a specific customer's ability to meet its financial obligations to us is in question, the Company records a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount it reasonably believes will be collected. For all other customers, the Company reserves a percentage of the

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. The allowance for uncollectible accounts, computed based on the above methodology, was $11.4 million and $10.1 million as of December 31, 2002 and March 31, 2003, respectively.

   SIGNIFICANT CUSTOMERS

     The Company's customer base consists of businesses operating in the wireless telecommunications and broadcast industries, primarily in the United States. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers.

     One customer, which was a significant shareholder of the Predecessor Company's common stock, accounted for 31%, 28% and 29% of revenues in the three months ended March 31, 2002, the one month ended January 31, 2003 and the two months ended March 31, 2003, respectively. In addition, another customer, which is an affiliate of a former significant shareholder of the Predecessor Company's common stock, accounted for 20%, 22% and 19% of the Company's revenues in the three months ended March 31, 2002, the one month ended January 31, 2003 and the two months ended March 31, 2003, respectively. This customer also accounted for 21% and 14% of accounts receivable at December 31, 2002 and March 31, 2003, respectively.

   PROPERTY AND EQUIPMENT

     Property and equipment built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. The Company capitalizes costs incurred in bringing property and equipment to an operational state. Costs clearly associated with the acquisition, development and construction of property and equipment are capitalized as a cost of the assets. Indirect costs that relate to several assets are capitalized and allocated to the assets to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

   GOODWILL

     The excess of the purchase price over the fair value of net assets acquired in purchase business combinations has been recorded as goodwill. Goodwill is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. On an ongoing basis, the Company assesses the recoverability of goodwill by determining the ability of the specific assets acquired to generate future cash flows sufficient to recover the unamortized goodwill over the remaining useful life. The Company estimates future cash flows based on the current performance of the acquired assets and our business plan for those assets. Changes in business conditions, major customers or other factors could result in changes in those estimates. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.

     On January 1, 2002, the Company performed the first of the required impairment tests of goodwill by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, we recognized an adjustment of $376.8 million, or $2.45 per share, to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied value. In accordance with SFAS 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


2002 statement of operations. In connection with the Company's adoption of fresh start accounting on January 31, 2003, impairment tests of goodwill were performed. As a result, the remaining $60.6 million of goodwill related to our wireless tower unit was written off. This charge is included in Reorganization items in the consolidated financial statements.

   CUSTOMER CONTRACTS

     Upon completion of the Company's reorganization and the implementation of fresh start accounting, the Company recorded intangible assets relating to the fair value of customer contracts in the amount of $190.9 million as of January 31, 2003. These contracts are amortized over the lesser of the remaining life of the lease contract or the remaining life of the related tower asset, not to exceed 15 years for wireless towers and 30 years for broadcast towers. Customer contracts, less accumulated amortization, were $188.7 million as of March 31, 2003 and are classified as other assets in the unaudited condensed consolidated financial statements.

   DERIVATIVE FINANCIAL INSTRUMENTS

     The Company accounts for derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), as amended by Statement of Financial Accounting Standards No. 138, ACCOUNTING FOR CERTAIN INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES ("SFAS 138") and as further amended by Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The Company records derivative financial instruments in the consolidated financial statements at fair value. Changes in the fair values of derivative financial instruments are either recognized in earnings or in shareholders' equity as a component of other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting as defined by SFAS 133. Changes in fair values of derivatives not qualifying for hedge accounting are reported in earnings as they occur.

     In February 2003, the Company entered into an interest rate cap agreement in order to limit exposure to fluctuations in interest rates on its variable rate credit facility. This transaction is designated as a fair value hedge. Accordingly, gains and losses from the change in the fair value of this instrument are recognized in other income and expense. As of March 31, 2003, the carrying amount and fair value of this instrument was $0.8 million and is included in Other Assets in the unaudited condensed consolidated financial statements.

   RESTRUCTURING AND NON-RECURRING CHARGES

     The following table displays activity related to the accrued restructuring liability. Such liability is reflected in accrued and other expenses in the accompanying condensed consolidated balance sheets.

                                                  LIABILITY AS    CASH PAYMENTS     CASH PAYMENTS
                                                       OF          FOR THE ONE       FOR THE TWO     LIABILITY AS
                                                  DECEMBER 31,     MONTH ENDED      MONTHS ENDED     OF MARCH 31,
                                                      2002       JANUARY 31, 2003  MARCH 31, 2003        2003
                                                  ------------   ----------------  --------------    ------------
                                                                           (IN THOUSANDS)
Accrued restructuring liabilities:
Employee severance..........................      $     3,216     $      (182)      $      (375)     $     2,659
Lease termination and office closing costs..            3,561            (421)             (267)           2,873
                                                  ------------   ----------------  --------------    ------------
Total.......................................      $     6,777     $      (603)      $      (642)     $     5,532
                                                  ===========    ================  ==============    ============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


   INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

   EARNINGS PER SHARE

     Basic and diluted earnings (loss) per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share." During the three months ended March 31, 2002 and the one month ended January 31, 2003, the Company had potential common stock equivalents related to its convertible notes, warrants and outstanding stock options. Upon completion of the Company's reorganization, the convertible notes were exchanged for shares of common stock, par value $0.01 per share ("New Common Stock") and all outstanding warrants and stock options were cancelled. These potential common stock equivalents were not included in diluted earnings (loss) per share for the three months ended March 31, 2002 and the one month ended January 31, 2003 because the effect would have been antidilutive. Accordingly, basic and diluted net income
(loss) per share are the same for the three months ended March 31, 2002 and for the one month ended January 31, 2003.

     As discussed in Note 2, under the Plan of Reorganization, the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of February 10, 2003 (the "Old Common Stock") received new warrants which were immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share. In addition, on February 10, 2003, the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. Approximately 2.7 million options to purchase new common stock were granted under this plan in March 2003. During the two months ended March 31, 2003, the Company had potential common stock equivalents related to its new warrants and outstanding stock options on New Common Stock. These potential common stock equivalents were not included in diluted earnings (loss) per share for the two months ended March 31, 2003 because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same for the two months ended March 31, 2003.

   COMPREHENSIVE INCOME (LOSS)

     Other comprehensive income (loss) consists of foreign currency translation adjustments and unrealized holding gains (losses) as follows (in thousands):

                                                                   REORGANIZED
                                                                     COMPANY             PREDECESSOR COMPANY
                                                                 ---------------    ------------------------------
                                                                                     ONE MONTH
                                                                   TWO MONTHS          ENDED         THREE MONTHS
                                                                      ENDED         JANUARY 31,    ENDED MARCH 31,
                                                                 MARCH 31, 2003        2003              2002
                                                                 ---------------    -------------  ---------------
Reported net income (loss)..................................        $    (1,692)     $   344,970      $  (452,531)
Foreign currency translation adjustment.....................                 (5)            (129)               6
Unrealized holding gains (losses) arising during the period.                133             (200)         (16,675)
                                                                 ---------------    -------------  ---------------
Comprehensive income (loss).................................        $    (1,564)     $  (344,641)     $  (469,200)
                                                                 ===============    =============  ===============

   CONTINGENCIES

     The Company is involved in certain legal actions arising in the normal course of business. In the opinion of management, based on a review of such legal proceedings, the ultimate outcome of these actions will not have a material effect on the consolidated financial statements.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


   RECLASSIFICATIONS

     Certain reclassifications have been made to the 2002 condensed consolidated financial statements to conform to the 2003 presentation. These reclassifications had no effect on previously reported net loss or shareholders' equity (deficit).

   UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-K. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments for the Predecessor Company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the Predecessor and Reorganized Companies for the three months ended March 31,
2003), which are, in the opinion of management, necessary for a fair presentation of results for interim periods. As a result of the implementation of fresh start accounting as of January 31, 2003, the financial statements after that date are not comparable to the financial statements for prior periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year.

2.   PLAN OF REORGANIZATION

     On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan"), was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy.

     The Plan provided that, among other things, (i) in exchange for their notes, the holders of the 12 1/2% Senior Notes due 2010, the 6 3/4% Senior Convertible Notes due 2010, the 10 3/4% Senior Notes due 2010, the 11 1/4% Senior Discount Notes due 2009, the 12 7/8% Senior Discount Notes due 2010 and the 12% Senior Discount Notes due 2008 received their pro rata share of 23.75 million shares of common stock, par value $0.01 per share ("New Common Stock");
(ii) the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of the Effective Date (the "Old Common Stock") received warrants immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share; and (iii) all other equity interests at the Effective Date, including outstanding warrants and options, were cancelled.

     The consolidated financial statements as of December 31, 2002 include adjustments and reclassifications to reflect affected liabilities as "Liabilities Subject to Compromise." These liabilities were settled in accordance with the Plan. The liabilities subject to compromise as of December 31, 2002 were as follows (in thousands):

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


10 3/4% Senior Notes Due 2010...................................   $    200,000
12 1/2% Senior Notes Due 2010...................................        200,000
6 3/4% Senior Convertible Notes Due 2010........................        200,000
12% Senior Discount Notes Due 2008, net of discount.............        208,479
11 1/4% Senior Discount Notes Due 2009, net of discount.........        502,644
12 7/8% Senior Discount Notes Due 2010, net of discount.........        418,580
Accrued interest................................................         33,583
                                                                   ------------
Total liabilities subject to compromise.........................   $  1,763,286
                                                                   ============

     SpectraSite incurred costs directly associated with the chapter 11 proceedings of $23.9 million in the one month ended January 31, 2003. These costs are included in reorganization expense in the unaudited condensed consolidated statement of operations.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company adopted "fresh start" accounting as of January 31, 2003 and the Company's emergence from bankruptcy resulted in a new reporting entity. Under fresh start accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the unaudited condensed consolidated statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "Predecessor Company" and the periods subsequent to January 31, 2003 have been designated "Reorganized Company." As a result of the implementation of fresh start accounting, the financial statements of the Company after January 31, 2003 are not comparable to the Company's financial statements for prior periods.

     The reorganization value used in adopting fresh start accounting was $685.7 million based on the fair market value of the senior notes, senior discount notes and senior convertible notes at the Effective Date, the date these instruments were exchanged for New Common Stock and the value of warrants issued on that date based on the Black-Scholes option pricing model. The reorganization and the adoption of fresh start accounting resulted in the following adjustments to the Company's Unaudited Condensed Consolidated Balance Sheet as of January 31, 2003:

                                                      PREDECESSOR                                        REORGANIZED
                                                        COMPANY       REORGANIZATION                       COMPANY
                                                      JANUARY 31,    AND FRESH START                     JANUARY 31,
                                                         2003          ADJUSTMENTS         REF              2003
                                                      -----------    ----------------   -----------     -------------
                                                                            (IN THOUSANDS)
ASSETS
Current assets:
   Cash and cash equivalents....................       $   73,442      $        (210)        (1)        $     73,232
   Accounts receivable..........................           10,134                 --                          10,134
   Costs and estimated earnings in excess of
        billings................................            2,198                 --                           2,198
   Inventories..................................            7,880                 --                           7,880
   Prepaid expenses and other...................           17,903               (531)        (2)              17,372
      Total current assets......................          111,557               (741)                        110,816
Property and equipment, net.....................        2,303,368           (957,210)        (3)           1,346,158
Goodwill, net...................................           60,626            (60,626)        (2)                  --
Other assets....................................          102,024            122,181         (2),(4)         224,205
                                                      -----------    ----------------                   -------------
      Total assets..............................       $2,577,575      $    (896,396)                   $  1,681,179
                                                      ===========    ================                   =============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


                                                      PREDECESSOR                                     REORGANIZED
                                                        COMPANY       REORGANIZATION                    COMPANY
                                                      JANUARY 31,    AND FRESH START                  JANUARY 31,
                                                         2003          ADJUSTMENTS         REF           2003
                                                      -----------    ----------------   -----------  -------------
                                                                            (IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable.............................       $   10,407      $      16,184         (1)     $     26,591
   Accrued and other expenses...................           65,039             38,047         (5)          103,086
   Billings in excess of costs and estimated
        earnings................................              458                 --                          458
   Current portion of credit facility...........            2,244                 --                        2,244
                                                      -----------    ----------------                -------------
      Total current liabilities.................           78,148             54,231                      132,379
                                                      -----------    ----------------                -------------
Long-term portion of credit facility............          780,711                 --                      780,711
Other long-term liabilities.....................           52,108             30,251         (5)           82,359
                                                      -----------    ----------------                -------------
      Total long-term liabilities...............          832,819             30,251                      863,070
                                                      -----------    ----------------                -------------
Liabilities subject to compromise...............        1,763,286         (1,763,286)        (4)               --
                                                      -----------    ----------------                -------------
Shareholders' equity (deficit):
   Common stock, $0.001 par value,
        300,000,000 shares authorized
        154,013,917 issued and outstanding
        actual at January 31, 2003
        (Predecessor Company); $0.01 par
        value, 250,000,000 shares authorized
        23,587,085 issued and outstanding at
        January 31, 2003 (Reorganized Company)                154                 82         (4)              236
Additional paid-in-capital and warrants.........         1,624,93           (939,445)        (4)          685,494
Accumulated other comprehensive income..........             (684)               684         (6)               --
Accumulated deficit.............................       (1,721,087)         1,721,087         (6)               --
                                                      -----------    ----------------                -------------
      Total shareholders' equity (deficit)......          (96,678)           782,408                      685,730
                                                      -----------    ----------------                -------------
      Total liabilities and shareholders'
          equity (deficit)......................       $2,577,575      $    (896,396)                $  1,681,179
                                                      ===========    ================                =============

     References:

(1) To reflect cash requirements for reorganization costs paid in January 2003 and accrual for remaining reorganization costs.

(2) To record prepaid expenses and other, goodwill, and other assets at fair value.

(3)  To record property and equipment at fair value.

(4) To reflect the discharge of the Senior Notes, Senior Discount Notes and Senior Convertible Notes including the related debt issuance costs included in other assets; the cancellation of Old Common Stock and warrants; and the issuance of the New Common Stock and warrants.

(5)  To record liabilities associated with unfavorable contracts at fair value.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


(6) To reflect the elimination of the accumulated other comprehensive income and accumulated deficit as of January 31, 2003.

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                      REORGANIZED COMPANY    PREDECESSOR COMPANY
                                        MARCH 31, 2003        DECEMBER 31, 2002
                                      -------------------    -------------------
                                                    (IN THOUSANDS)
Towers..............................    $   1,195,977          $   2,548,712
Equipment...........................           15,027                 39,181
Land................................           16,200                 18,081
Buildings...........................           26,914                 32,219
Other...............................            4,625                 38,217
                                      -------------------    -------------------
                                            1,258,743              2,676,410
Less accumulated depreciation.......          (13,880)              (401,467)
                                      -------------------    -------------------
                                            1,244,863              2,274,943
Construction in progress............            7,397                 18,002
                                      -------------------    -------------------
Property and equipment, net.........    $   1,252,260          $   2,292,945
                                      ===================    ===================

4.   RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143"). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company adopted SFAS 143 on January 1, 2003 in connection with certain ground leases which require removal of the tower upon expiration. Application of the new rules resulted in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of change in accounting principle of $12.2 million. The following table displays activity related to the asset retirement obligation:

                                             LIABILITY AS                     REVISIONS IN     LIABILITY AS
                                             OF JANUARY 1,     ACCRETION     ESTIMATED CASH    OF MARCH 31,
                                                 2003           EXPENSE           FLOWS            2003
                                             -------------    -----------    --------------   -------------
                                                                     (IN THOUSANDS)
Asset retirement obligation..............      $  35,442        $     643       $      (8)       $  36,077
                                             =============    ===========    ==============   =============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


     Pro forma results of operations for the three months ended March 31, 2002 had we adopted SFAS 143 on January 1, 2002 are as follows:

                                                            PREDECESSOR COMPANY
                                                            THREE MONTHS ENDED
                                                              MARCH 31, 2002
                                                           ---------------------
                                                           (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
Reported net loss.......................................     $       (452,531)
Additional depreciation of property and equipment.......                 (462)
Accretion of asset retirement obligation................                 (590)
                                                           ---------------------
Adjusted net loss.......................................     $       (453,583)
                                                           =====================
Basic and diluted earnings per share:
Reported net loss per share.............................     $          (2.95)
Additional depreciation of property and equipment.......                   --
Accretion of asset retirement obligation................                   --
                                                           ---------------------
Adjusted net loss per share.............................     $          (2.95)
                                                           =====================

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on the Company's consolidated statement of operations. The Company adopted the provisions of SFAS 145 on January 1, 2003. The adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit or disposal activities to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. The Company adopted the provisions of SFAS 146 on January 1, 2003. The adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 were effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. The adoption of SFAS 148 did not have a material effect on the Company's financial condition, results of operations or cash flows.

     In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, as

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


previously amended by SFAS 138. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, with certain exceptions and for hedging relationships designated after June 30, 2003 and should be applied prospectively. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial condition, results of operations, or cash flows.

5.   ACQUISITION ACTIVITIES

     SBC TRANSACTION -- On August 25, 2000, the Company entered into an agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications (collectively, "SBC") in exchange for $982.7 million in cash and $325.0 million in common stock. Under the agreement, and assuming the sublease of all 3,900 towers, the stock portion of the consideration was initially approximately 14.3 million shares valued at $22.74 per share. The stock consideration was subject to an adjustment payment to the extent the average closing price of SpectraSite's common stock during the 60-day period immediately preceding December 14, 2003 (the third anniversary of the initial closing) decreased from $22.74 down to a floor of $12.96. The adjustment payment would be accelerated if there were a change of control of SpectraSite or upon the occurrence of certain specified liquidity events. In any case, the adjustment payment was payable, at the Company's option, in the form of cash or shares of common stock. The maximum amount potentially payable to satisfy the adjustment payment was approximately
10.8 million shares of common stock or $139.8 million in cash. The Company and SBC entered into a Lease and Sublease Agreement pursuant to which the Company manages, maintains and leases available space on the SBC towers and has the right to co-locate tenants on the towers. The average term of the sublease for all sites at the inception of the agreement was approximately 27 years, assuming renewals or extensions of the underlying ground leases for the sites. SBC is an anchor tenant on all of the towers and pays a monthly fee per tower of $1,544, subject to an annual adjustment. In addition, the Company had agreed to build towers for Cingular, an affiliate of SBC, through 2005 under an exclusive build-to-suit agreement, but this agreement was terminated on May 15, 2002.

     Subject to the conditions described in the sublease, SBC also has the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space that the Company intends to sublease to a third party. For the first 300 times SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the rent that would have been charged to the third-party.

     The Company will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount stated in the sublease for that site plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for the towers subleased to date was approximately $190.1 million as of March 31, 2003 and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that the Company purchases such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     On November 14, 2001, the Company completed an amendment to the SBC acquisition agreements. This amendment reduced the maximum number of towers that the Company is committed to lease or sublease by 300 towers, from 3,900 in the original agreement to 3,600 towers in the agreement as amended. In addition, pursuant to the amendment, the Company receives all new co-location revenue on the towers remaining to be subleased after February 25, 2002. As consideration for entering into the amendment, the Company paid SBC a fee of $35.0 million

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


that was expensed. On November 14, 2002, the Company completed a further amendment to the SBC acquisition agreements. This amendment further reduced the maximum number of towers that the Company is committed to lease or sublease by 294 towers, from 3,600 in the amended agreement to 3,306 towers in the agreement as further amended. In addition, on February 10, 2003, in connection with the Plan of Reorganization, the Company sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the 294 reduction in the maximum number of towers that it is committed to lease or sublease. This fee is included in Reorganization Items -- Professional and Other Fees in the Condensed Consolidated Financial Statements. Because these 545 towers were adjusted to fair value as part of fresh start accounting, no gain or loss was recognized on the sale. In the one month ended January 31, 2003, revenues and costs of site leasing operations, excluding depreciation, amortization and accretion expense, related to the 545 towers, were $1.2 million and $0.5 million, respectively. In the two months ended March 31, 2003, comparable revenues and costs of site leasing operations, excluding depreciation, amortization and accretion expense, related to the 545 towers, were $0.4 million and $0.2 million, respectively.

     From the initial closing on December 14, 2000 through a closing on February 25, 2002, the Company leased or subleased a total of 2,706 towers under the terms of the amended agreement. The parties agreed to complete the lease or sublease of the remaining 600 towers during the period beginning May 2003 and ending August 2004. The total purchase price for the 600 towers is expected to be approximately $156 million.

     In the quarter ended March 31, 2002, the Company subleased 41 towers, for which it paid $10.1 million in cash and issued 146,569 shares of common stock valued at $1.7 million. The Company did not sublease any towers in the quarter ended March 31, 2003.

     As of December 31, 2002, the Company had issued approximately 9.9 million shares of common stock to SBC pursuant to the SBC acquisition agreements. As part of the Plan of Reorganization discussed in Note 2, on February 10, 2003 the Company issued to SBC 12.1 million shares of Old Common Stock in full satisfaction of any obligation to issue SBC further stock or make any further adjustment payment. Of the 12.1 million shares, the Company issued 7.5 million shares of Old Common Stock in connection with the adjustment payment described above and 4.7 million shares of Old Common Stock as an advance payment on the purchase of the remaining 600 towers. All of these shares of Old Common Stock were exchanged for new warrants under the Plan of Reorganization. As a result, at all future closings with SBC, the stock portion of the payment for each site has been paid in full.

6.   FINANCING TRANSACTIONS

     CREDIT FACILITY

     SpectraSite Communications, Inc. ("Communications"), a wholly-owned subsidiary of SpectraSite, is party to an amended and restated credit facility totaling $1.0 billion. The credit facility includes a $300.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $301.7 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on June 30, 2005 and ending on June 30, 2007 and a $405.3 million term loan that is fully drawn and which must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007.

     With the proceeds of the sale of towers to Cingular discussed in Note 5, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003. In addition, Communications repaid $1.1 million of the multiple draw term loan and $1.4 million of the term loan on February 19, 2003. In connection with these repayments, Communications wrote off $1.6 million in debt issuance costs. This charge is included in interest expense in the unaudited condensed consolidated statement of operations.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


As of March 31, 2003, Communications has $707.0 million outstanding under the credit facility. The remaining $300.0 million under the credit facility was undrawn. Under the terms of the credit facility, the Company could borrow approximately $191 million under the revolving credit facility as of March 31, 2003 while remaining in compliance with the debt covenants.

     At March 31, 2003, amounts due under the credit facility are as follows:

                                                             MATURITIES
                                                          ----------------
                                                           (IN THOUSANDS)
2003...............................................       $             --
2004...............................................                     --
2005...............................................                 53,010
2006...............................................                124,342
2007...............................................                529,603
Total..............................................       $        706,955
                                                          ================

     Prior to February 10, 2003, the revolving credit loans and the multiple draw term loan bore interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin of 2.50% per annum or the Eurodollar rate plus an applicable margin of 3.75% per annum. After February 10, 2003, the revolving credit loans and the multiple draw term loans bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin ranging from 2.00% to 1.00% per annum or the Eurodollar rate plus an applicable margin ranging from 3.25% to 2.25% per annum, depending on Communications' leverage ratio at the end of the preceding fiscal quarter.

     The weighted average interest rate on outstanding borrowings under the credit facility as of December 31, 2002 was 5.94%. Prior to February 10, 2003, the term loan bore interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 3.25% per annum or the Eurodollar rate plus 4.50% per annum. After February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum.

     Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

     SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

     The agent banks under the Company's credit facility have advised the Company that they have approved a proposed amendment to the facility that will, among other things, reduce our unused $300 million commitment

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


under our revolving credit facility by $100 million in exchange for increasing the ratios in our leverage covenant in certain future periods.

7.   STOCK OPTIONS

     The Company accounts for stock based employee compensation under APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and has not adopted the fair value method of accounting for stock based employee compensation. During 1997, the Company adopted a stock option plan that provided for the purchase of common stock by key employees, directors, advisors and consultants of the Company. In connection with the Plan of Reorganization discussed in Note 2, all options issued under this plan were cancelled on February 10, 2003. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share for the one month ended January 31, 2003 and the three months ended March 31, 2002 would have been as follows (in thousands):

                                                                            PREDECESSOR ONE       COMPANY THREE
                                                                              MONTH ENDED          MONTHS ENDED
                                                                           JANUARY 31, 2003       MARCH 31, 2002
                                                                           ----------------       --------------
Reported net income (loss)...........................................        $     344,970        $    (452,531)
Non-cash compensation charges included in net income (loss)..........                   --                  289
Stock-based employee compensation cost that would have been included
   in net loss under the fair value method...........................                 (694)              (3,913)
                                                                           ----------------       --------------
Adjusted net income (loss)...........................................        $     344,276        $    (456,155)
                                                                           ================       ==============
Basic and diluted income (loss) per share:
Reported net income (loss)...........................................        $        2.24        $       (2.95)
Non-cash compensation charges included in net income (loss)..........                   --                   --
Stock-based employee compensation cost that would have been included
   in net loss under the fair value method...........................                   --                (0.02)
                                                                           ----------------       --------------
Adjusted net income (loss)...........................................        $        2.24        $       (2.97)
                                                                           ================       ==============

     Also on February 10, 2003, the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. In March 2003, the Company granted approximately 2.7 million options to purchase New Common Stock under this plan. Had compensation cost for the Company's stock options to purchase New Common Stock been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss and net loss per share for the two months ended March 31, 2003 would have been as follows (in thousands):

                                                                                              REORGANIZED COMPANY
                                                                                               TWO MONTHS ENDED
                                                                                                MARCH 31, 2003
                                                                                              -------------------
Reported net loss......................................................................        $        (1,692)
Stock-based employee compensation cost that would have been included in net loss under
   the fair value method...............................................................                   (343)
                                                                                              -------------------
Adjusted net loss......................................................................        $        (2,035)
                                                                                              ===================
Basic and diluted loss per share:
Reported net loss......................................................................        $         (0.07)
Stock-based employee compensation cost that would have been included in net loss under
   the fair value method...............................................................                  (0.02)
                                                                                              -------------------
Adjusted net loss......................................................................        $         (0.09)
                                                                                              ===================

8.   DISCONTINUED OPERATIONS

     On December 31, 2002, the Company sold its network services division. Network services revenues for the three months ended March 31, 2002 were $41.8 million. Network services income before taxes for the three months ended March 31, 2002 was $2.1 million. The Company recorded a loss on disposal of the network services division of $47.0 million in 2002. The results of the network services division's operations have been reported separately as discontinued operations in the Statements of Operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

9.   BUSINESS SEGMENTS

     The Company operates in two business segments: wireless and broadcast. The wireless segment provides for leasing and subleasing of antenna sites on multi-tenant towers and distributed antenna systems for a diverse range of wireless communication services. The broadcast segment offers leasing and subleasing of antenna sites for broadcast communication services and a broad range of broadcast development services, including broadcast tower design and construction and antenna installation.

     Summarized financial information concerning the reportable segments as of and for the two months ended March 31, 2003, the one month ended January 31, 2003 and the three months ended March 31, 2002 is shown in the following table. The "Other" column represents amounts excluded from specific segments, such as income taxes, corporate general and administrative expenses, depreciation and amortization, restructuring and other non-recurring charges and interest. In addition, "Other" also includes corporate assets such as cash and cash equivalents, tangible and intangible assets and income tax accounts that have not been allocated to a specific segment. All reported segment revenues are generated from external customers as intersegment revenues are not significant.

                                                                   WIRELESS    BROADCAST     OTHER        TOTAL
                                                                   ----------  ----------  ----------   ----------
                                                                                   (IN THOUSANDS)
TWO MONTHS ENDED MARCH 31, 2003
   (REORGANIZED COMPANY)
Revenues......................................................     $   47,417  $    7,227  $       --   $   54,644
Income (loss) from continuing operations before income taxes..         25,860       3,213     (30,163)      (1,090)
Assets........................................................      1,400,737      88,219     108,531    1,597,487
Additions to property and equipment...........................            972         908         443        2,323
ONE MONTH ENDED JANUARY 31, 2003
   (PREDECESSOR COMPANY)
Revenues......................................................     $   23,843  $    2,950  $       --   $   26,793
Income from continuing operations before income taxes.........         13,069         892   1,011,832    1,025,793
Assets........................................................      1,354,877     133,324      96,206    1,584,407
Additions to property and equipment...........................            124       1,003       1,610        2,737
THREE MONTHS ENDED MARCH 31, 2002
   (PREDECESSOR COMPANY)
Revenues......................................................     $   61,867  $   10,537  $       --   $   72,404
Income (loss) from continuing operations before income taxes..         30,115       2,718    (110,462)     (77,629)
Assets........................................................      2,320,724     177,089     336,219    2,834,032
Goodwill......................................................         60,626          --          --       60,626
Additions to property and equipment...........................         37,313       4,983       2,757       45,053

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

     Section 7 of our amended and restated certificate of incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time from and after the effective date of our plan of reorganization, a director or officer of the corporation or, while a director or officer of the corporation, is or was at any time from and after the effective date of our plan of reorganization, serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; PROVIDED, HOWEVER, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

     Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

     Section 6 of our amended and restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     We maintain directors' and officers' liability insurance for our officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

2.1 Agreement to Sublease, dated as of February 16, 2000, by and between AirTouch Communications, Inc. and the other parties named therein as Sublessors, California Tower, Inc. and the Registrant. Incorporated by reference to exhibit no. 2.9 to the Registrant's Form 10-K for the year ended December 31, 1999.

2.2           Amendment to the AirTouch Agreement, dated as of March 8, 2001.
              Incorporated by reference to exhibit no. 2.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

2.3 Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc. and certain of its affiliates, the Registrant, and Southern Towers, Inc. (the "SBC Agreement"). Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated August 25, 2000 and filed August 31, 2000.

2.4           Amendment No. 1 to the SBC Agreement, dated December 14, 2000.
              Incorporated by reference to exhibit no. 2.8 to the registration statement on Form S-3 of the Registrant, file no. 333-45728.

2.5           Amendment No. 2 to the SBC Agreement, dated November 14, 2001.
              Incorporated by reference to exhibit no. 2.5 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.6           Amendment No. 3 to the SBC Agreement, dated January 31, 2002.
              Incorporated by reference to exhibit no. 2.6 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.7           Amendment No. 4 to the SBC Agreement, dated February 25, 2002.
              Incorporated by reference to exhibit no. 2.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.8 SpectraSite Newco Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc., SpectraSite Communications, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated May 22, 2002.

2.9 November Agreement, dated as of November 14, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated November 19, 2002.

2.10 Amended and Restated Consent and Modification, dated as of November 14, 2002, by and among Southern Towers, Inc., CA/NV Tower Holdings, LLC, SBC Tower Holdings LLC, the Registrant and SBC Wireless LLC. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated November 19, 2002.

2.11 Amended and Restated Unwind Side Letter, dated as of November 14, 2002, by and among Cingular, SBC Wireless LLC, SBC Tower Holdings LLC, the Registrant, Southern Towers, Inc. and SpectraSite Communications, Inc. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated November 19, 2002.

2.12 Proposed Plan of Reorganization of the Registrant under chapter 11 of the Bankruptcy Code. Incorporated by reference to exhibit no.
              2.1 to the Registrant's Form 8-K dated November 19, 2002.

3.1 Third Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated February 11, 2003.

3.2           Second Amended and Restated By-laws of the Registrant.
              Incorporated by reference to exhibit no. 2.2 to the Registrant's Form 8-K dated February 11, 2003.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

4.1* Indenture, dated as of May 21, 2003, by and between the Registrant and The Bank of New York.

4.2* Registration Rights Agreement, dated as of May 21, 2003, by and among the Registrant, Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC, and TD Securities (USA) Inc.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.

8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

10.1 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Stephen H. Clark. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated February 11, 2003.

10.2 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and David P. Tomick. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated February 11, 2003.

10.4 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Timothy G. Biltz. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated February 11, 2003.

10.5 Credit Agreement, dated as of February 22, 2001, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank Of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties party thereto (the "Credit Agreement"). Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 10-K for the year ended December 31, 2000.

10.6          Amendment No. 1 to the Credit Agreement, dated October 31, 2001.
              Incorporated by reference to exhibit no. 10.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.7          Amendment No. 2 to the Credit Agreement, dated August 14, 2002.
              Incorporated by reference to exhibit no. 10.4 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002.

10.8 Amendment No. 3 to the Credit Agreement, dated May 15, 2003, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties thereto. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated May 21, 2003.

10.9 2003 Equity Incentive Plan of the Registrant. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated February 11, 2003.

10.10 Security & Subordination Agreement, dated as of April 20,1999, with Nextel Communications, Inc. ("Nextel"). Incorporated by reference to exhibit no. 10.32 to the Registrant's registration statement on Form S-4, file no. 333-67043.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

10.11 Master Site Commitment Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.33 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.12 Master Site Lease Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.34 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.13 Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as agent for certain affiliates of SBC, Southern Towers, Inc. and SBC Wireless, LLC and the Registrant, as guarantors. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

10.14 Executive Severance Plans of the Registrant. Incorporated by reference to exhibit no. 10.17 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.15 Amendment to Severance Plan B of the Registrant. Incorporated by reference to exhibit no. 10.14 to the Registrant's Form 10-K for the year ended December 31, 2002.

10.16 Registration Rights Agreement, dated as of February 10, 2003, by and among the Registrant and the Holders (as defined therein). Incorporated by reference to exhibit no. 10.5 to the Registrant's Form 8-K dated February 11, 2003.

12.1*         Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1 Subsidiaries of the Registrant. Incorporated by reference to exhibit no. 21.1 to the Registrant's Form 10-K for the year ended December 31, 2002.

23.1*         Consent of Ernst & Young LLP.

23.2* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

24*           Powers of Attorney (included on signature pages of this Part II).

25* Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

99.1*         Form of Letter of Transmittal.

99.2*         Form of Notice of Guaranteed Delivery.

---------------
*Filed herewith.


ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities begin registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on June 13, 2003.

                                    SPECTRASITE, INC.


                                    By: /s/ Stephen H. Clark
                                        ------------------------------------
                                        Stephen H. Clark
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Stephen H. Clark and David
P. Tomick, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 13, 2003, by the following persons in the capacities indicated.

                SIGNATURE                                       TITLE

      /s/ Stephen H. Clark               President, Chief Executive Officer and
      -----------------------------      Chairman of the Board of Directors
      Stephen H. Clark                   (Principal Executive Officer)


      /s/ David P. Tomick                Executive Vice President and Chief
      -----------------------------      Financial Officer (Principal Financial
      David P. Tomick                    Officer)


      /s/ Gabriela Gonzalez              Senior Vice President and Corporate
      -----------------------------      Controller (Principal Accounting
      Gabriela Gonzalez                  Officer)


      /s/ Paul M. Albert, Jr.            Director
      ----------------------------
      Paul M. Albert, Jr.


                                         Director
      ----------------------------
      Gary S. Howard


      /s/ Robert Katz                    Director
      ----------------------------
      Robert Katz


      /s/ Richard Masson                 Director
      ----------------------------
      Richard Masson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

2.1 Agreement to Sublease, dated as of February 16, 2000, by and between AirTouch Communications, Inc. and the other parties named therein as Sublessors, California Tower, Inc. and the Registrant. Incorporated by reference to exhibit no. 2.9 to the Registrant's Form 10-K for the year ended December 31, 1999.

2.2           Amendment to the AirTouch Agreement, dated as of March 8, 2001.
              Incorporated by reference to exhibit no. 2.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

2.3 Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc. and certain of its affiliates, the Registrant, and Southern Towers, Inc. (the "SBC Agreement"). Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated August 25, 2000 and filed August 31, 2000.

2.4           Amendment No. 1 to the SBC Agreement, dated December 14, 2000.
              Incorporated by reference to exhibit no. 2.8 to the registration statement on Form S-3 of the Registrant, file no. 333-45728. 2.5 Amendment No. 2 to the SBC Agreement, dated November 14, 2001. Incorporated by reference to exhibit no. 2.5 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.6           Amendment No. 3 to the SBC Agreement, dated January 31, 2002.
              Incorporated by reference to exhibit no. 2.6 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.7           Amendment No. 4 to the SBC Agreement, dated February 25, 2002.
              Incorporated by reference to exhibit no. 2.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.8 SpectraSite Newco Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc., SpectraSite Communications, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated May 22, 2002.

2.9 November Agreement, dated as of November 14, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated November 19, 2002.

2.10 Amended and Restated Consent and Modification, dated as of November 14, 2002, by and among Southern Towers, Inc., CA/NV Tower Holdings, LLC, SBC Tower Holdings LLC, the Registrant and SBC Wireless LLC. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated November 19, 2002.

2.11 Amended and Restated Unwind Side Letter, dated as of November 14, 2002, by and among Cingular, SBC Wireless LLC, SBC Tower Holdings LLC, the Registrant, Southern Towers, Inc. and SpectraSite Communications, Inc. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated November 19, 2002.

2.12 Proposed Plan of Reorganization of the Registrant under chapter 11 of the Bankruptcy Code. Incorporated by reference to exhibit no.
              2.1 to the Registrant's Form 8-K dated November 19, 2002.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

3.1 Third Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated February 11, 2003.

3.2           Second Amended and Restated By-laws of the Registrant.
              Incorporated by reference to exhibit no. 2.2 to the Registrant's Form 8-K dated February 11, 2003.

4.1* Indenture, dated as of May 21, 2003, by and between the Registrant, and The Bank of New York.

4.2* Registration Rights Agreement, dated as of May 21, 2003, by and among the Registrant, Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC, and TD Securities (USA) Inc.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.

8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

10.1 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Stephen H. Clark. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated February 11, 2003.

10.2 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and David P. Tomick. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated February 11, 2003.

10.4 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Timothy G. Biltz. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated February 11, 2003.

10.5 Credit Agreement, dated as of February 22, 2001, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank Of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties party thereto (the "Credit Agreement"). Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 10-K for the year ended December 31, 2000.

10.6          Amendment No. 1 to the Credit Agreement, dated October 31, 2001.
              Incorporated by reference to exhibit no. 10.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.7          Amendment No. 2 to the Credit Agreement, dated August 14, 2002.
              Incorporated by reference to exhibit no. 10.4 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002.

10.8 Amendment No. 3 to the Credit Agreement, dated May 15, 2003, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties thereto. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated May 21, 2003.

10.9 2003 Equity Incentive Plan of the Registrant. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated February 11, 2003.

10.10 Security & Subordination Agreement, dated as of April 20,1999, with Nextel Communications, Inc. ("Nextel"). Incorporated by reference to exhibit no. 10.32 to the Registrant's registration statement on Form S-4, file no. 333-67043.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

10.11 Master Site Commitment Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.33 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.12 Master Site Lease Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.34 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.13 Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as agent for certain affiliates of SBC, Southern Towers, Inc. and SBC Wireless, LLC and the Registrant, as guarantors. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

10.14 Executive Severance Plans of the Registrant. Incorporated by reference to exhibit no. 10.17 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.15 Amendment to Severance Plan B of the Registrant. Incorporated by reference to exhibit no. 10.14 to the Registrant's Form 10-K for the year ended December 31, 2002.

10.16 Registration Rights Agreement, dated as of February 10, 2003, by and among the Registrant and the Holders (as defined therein). Incorporated by reference to exhibit no. 10.5 to the Registrant's Form 8-K dated February 11, 2003.

12.1*         Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1 Subsidiaries of the Registrant. Incorporated by reference to exhibit no. 21.1 to the Registrant's Form 10-K for the year ended December 31, 2002.

23.1*         Consent of Ernst & Young LLP.

23.2* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

24*           Powers of Attorney (included on signature pages of this Part II).

25* Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

99.1*         Form of Letter of Transmittal.

99.2*         Form of Notice of Guaranteed Delivery.

---------------
*Filed herewith.